[LETTERHEAD OF LIBERTYBANCORP, INC. APPEARS HERE]

                                                               October 17, 1996

Dear Stockholder:

  You are cordially invited to attend a special meeting of stockholders of Liberty Bancorp, Inc. scheduled to be held on Tuesday, November 26, 1996, at the Chicago Marriott O'Hare, 8535 West Higgins Road, Chicago, Illinois, at 2:00 p.m., Chicago time (the "Special Meeting"). Notice of the Special Meeting, a Joint Proxy Statement/Prospectus and a form of proxy are enclosed.

  The Special Meeting has been called to approve a "merger of equals" of Liberty Bancorp and its principal subsidiary, Liberty Federal Savings Bank, with Hinsdale Financial Corporation and its principal subsidiary, Hinsdale Federal Bank for Savings (the "Merger"). The Merger will create a well-capitalized combined entity, to be named "Alliance Bancorp," with approximately $1.3 billion in assets and $1.0 billion in deposits operating through 14 offices in Cook and DuPage counties, Illinois. Under the Merger Agreement, stockholders of Liberty Bancorp will receive 1.054 shares of common stock of Alliance Bancorp for each share of stock they currently own in Liberty Bancorp. As a "merger of equals," members of Liberty Bancorp's Board of Directors will represent 50% of the combined company's Board of Directors. Your Board of Directors believes that the Merger presents an exceptional opportunity to enhance the operational and strategic value of your company. Liberty Bancorp's financial advisors, Chicago Capital, Inc. and Morgan Keegan & Company, Inc., have advised your Board of Directors that in their opinion the exchange ratio is fair to Liberty Bancorp's stockholders from a financial point of view.

  Consummation of the Merger is conditioned upon, among other things, receipt of all required stockholder and regulatory approvals. The Board of Directors has approved the Merger and believes that the Merger is in the best interest of Liberty Bancorp and its stockholders. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER.

  If any other matters are properly brought before the Special Meeting, the persons named in the accompanying White Proxy Card will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors. You are urged to read the accompanying Joint Proxy Statement/ Prospectus, which provides information regarding the merger and related matters.

  Your vote is important, regardless of the number of shares you own. ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE SPECIAL MEETING. This will not prevent you from voting in person but will assure that your vote is counted if you do not attend the Special Meeting.

                                      Sincerely,

                                      /s/ Edward J. Burns
                                      Chairman of the Board

PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME. YOU WILL RECEIVE INSTRUCTIONS FOLLOWING THE MERGER FOR THE EXCHANGE OF STOCK CERTIFICATES.

                             LIBERTY BANCORP, INC.
                            5700 N. LINCOLN AVENUE
                            CHICAGO, ILLINOIS 60659
                                (312) 334-1200

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 26, 1996

  Notice is Hereby Given that a Special Meeting of Stockholders (the "Special Meeting") of Liberty Bancorp, Inc. ("Liberty Bancorp") is scheduled to be held Tuesday, November 26, 1996, at the Chicago Marriott O'Hare, 8535 West Higgins Road, Chicago, Illinois, at 2:00 p.m., Chicago time.

  A White Proxy Card and a Joint Proxy Statement/Prospectus for the Special Meeting are enclosed. The Special Meeting is for the purpose of considering and voting upon the following matters:

    1. The approval of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 2, 1996, by and between Hinsdale Financial Corporation ("Hinsdale Financial") and Liberty Bancorp, a copy of which is attached to the accompanying Joint Proxy Statement/Prospectus as Appendix I, and the transactions contemplated thereby, including the merger of Liberty Bancorp into Hinsdale Financial, pursuant to which each outstanding share of Liberty Bancorp common stock would be converted into 1.054 shares of Hinsdale Financial (to be called "Alliance Bancorp" following the Merger) common stock (with cash paid in lieu of fractional share interests), and the merger of Liberty Federal Savings Bank into Hinsdale Federal Bank for Savings, to operate under the name "Liberty Federal Bank."

    2. Such other matters as may properly come before the Special Meeting or any adjournments thereof, including proposals to adjourn the Special Meeting to permit the further solicitation of proxies by the Board of Directors in the event that there are not sufficient votes to approve any proposal at the time of the Special Meeting; provided, however, that no proxy which is voted against the foregoing proposal will be voted in favor of an adjournment to solicit further proxies.

  The Board of Directors has established October 14, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and at any adjournments thereof. Only holders of the Common Stock of Liberty Bancorp as of the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any adjournments thereof. A list of stockholders entitled to vote at the Special Meeting will be available at 5700 N. Lincoln Avenue, Chicago, Illinois for a period of ten days prior to the Special Meeting and will also be available for inspection at the meeting itself.
                                     By Order of the Board of Directors,

                                     /s/ Cynthia M. Mallo

                                     Secretary

Chicago, Illinois
October 17, 1996

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE LIBERTY BANCORP THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME.

                        HINSDALE FINANCIAL CORPORATION
                             LIBERTY BANCORP, INC.

                             JOINT PROXY STATEMENT

                               ----------------

                        HINSDALE FINANCIAL CORPORATION

                                  PROSPECTUS

                                      FOR

                       2,610,781 SHARES OF COMMON STOCK
                          ($.01 PAR VALUE PER SHARE)

                               ----------------

  This Joint Proxy Statement/Prospectus relates to the proposed merger of Liberty Bancorp, Inc., a Delaware corporation ("Liberty Bancorp"), with and into Hinsdale Financial Corporation, a Delaware corporation ("Hinsdale Financial"), and the merger of Liberty Bancorp's principal subsidiary, Liberty Federal Savings Bank, into Hinsdale Financial's principal subsidiary, Hinsdale Federal Bank for Savings (collectively, the "Merger"), in a "merger of equals" transaction as contemplated by the Agreement and Plan of Merger, dated as of August 2, 1996 (the "Merger Agreement"), by and between Hinsdale Financial and Liberty Bancorp. Effective upon consummation of the Merger, the Certificate of Incorporation of Hinsdale Financial will be amended to change the name of the combined entity to Alliance Bancorp, and the Federal Charter of Hinsdale Federal Bank for Savings will be amended to change the name of the combined financial institution to Liberty Federal Bank. The Merger Agreement is attached as Appendix I to this Joint Proxy Statement/Prospectus and incorporated herein by reference.

  This Joint Proxy Statement/Prospectus is being furnished to the holders of shares of common stock, par value $.01 per share, of Hinsdale Financial ("Hinsdale Financial Common Stock") in connection with the solicitation of proxies by the Board of Directors of Hinsdale Financial for use at a Special Meeting of Stockholders of Hinsdale Financial (the "Hinsdale Financial Special Meeting") scheduled to be held Tuesday, November 26, 1996, at the Chicago Marriott O'Hare, 8535 West Higgins Road, Chicago, Illinois, at 3:30 p.m., Chicago time, and at any and all adjournments or postponements thereof.

  This Joint Proxy Statement/Prospectus also is being furnished to the holders of shares of common stock, par value $.01 per share, of Liberty Bancorp ("Liberty Bancorp Common Stock") in connection with the solicitation of proxies by the Board of Directors of Liberty Bancorp for use at a Special Meeting of Stockholders of Liberty Bancorp scheduled to be held on Tuesday, November 26, 1996, at the Chicago Marriott O'Hare, 8535 West Higgins Road, Chicago, Illinois, at 2:00 p.m., Chicago time, and at any and all adjournments thereof (the "Liberty Bancorp Special Meeting" and, together with the Hinsdale Financial Special Meeting, the "Special Meetings").

  At the Hinsdale Financial Special Meeting, the holders of Hinsdale Financial Common Stock will consider and vote upon a proposal to approve and adopt the Merger Agreement. Also at the Hinsdale Financial Special Meeting, and as provided in the Merger Agreement, holders of Hinsdale Financial Common Stock will consider and vote upon proposals to (i) amend Hinsdale Financial's Certificate of Incorporation (the "Hinsdale Financial Certificate") to increase the total number of authorized shares of Hinsdale Financial Common Stock to 11,000,000 (the "Shares Amendment"), and (ii) to amend the Hinsdale Financial Certificate to change the name of the corporation, effective upon consummation of the Merger, to "Alliance Bancorp" (the "Change of Name Amendment" and together with the Shares Amendment, the "Certificate Amendments"), as more fully described herein. The adoption of the Merger Agreement is conditioned upon stockholder approval of the Certificate Amendments, and the adoption of the Certificate Amendments is conditioned upon stockholder approval of the Merger Agreement.

  At the Liberty Bancorp Special Meeting, the holders of Liberty Bancorp Common Stock will consider and vote upon a proposal to approve the Merger Agreement and the transactions contemplated thereby.

  Subject to the terms, conditions and procedures set forth in the Merger Agreement, each share of Liberty Bancorp Common Stock issued and outstanding immediately prior to the Merger will be converted into the right to receive
1.054 shares of Alliance Bancorp Common Stock (the "Exchange Ratio"), with cash paid in lieu of fractional share interests. Based on the last reported sale price for Hinsdale Financial Common Stock on the Nasdaq National Market on October 16, 1996 ($23.375 per share), the value of 1.054 shares of Hinsdale Financial/Alliance Bancorp Common Stock as of that date would have been approximately $24.64. The last reported sale price for Liberty Bancorp Common Stock on the Nasdaq National Market on that date was $23.875 per share. As of August 1, 1996, the last trading day preceding public announcement of the proposed Merger, the last reported per share sale prices for Hinsdale Financial Common Stock and Liberty Bancorp Common Stock on the Nasdaq National Market were $23.25 and $24.125, respectively. Hinsdale Financial's and Liberty Bancorp's respective financial advisors have rendered opinions to the effect that as of August 2 and October 17, 1996, from a financial point of view, the Exchange Ratio was fair to the respective stockholders of Hinsdale Financial and Liberty Bancorp. The Merger is subject to certain conditions, including the approval of the stockholders of Hinsdale Financial and Liberty Bancorp and the approval of the Office of Thrift Supervision ("OTS"). For additional information regarding the Merger Agreement and the terms of the Merger, see "The Merger."

  This Joint Proxy Statement/Prospectus also constitutes a prospectus of Hinsdale Financial, filed as part of the Registration Statement (defined below) with respect to 2,610,781 shares of Hinsdale Financial/Alliance Bancorp Common Stock to be issued upon consummation of the Merger pursuant to the terms of the Merger Agreement.

  This Joint Proxy Statement/Prospectus does not cover any resales of the Alliance Bancorp Common Stock offered hereby to be received by the stockholders deemed to be affiliates of Hinsdale Financial or Liberty Bancorp upon consummation of the Merger. No person is authorized to make use of this Joint Proxy Statement/Prospectus in connection with such resales, although such securities may be traded without the use of this Joint Proxy Statement/Prospectus by those stockholders of Liberty Bancorp not deemed to be affiliates of Hinsdale Financial or Liberty Bancorp.

  This Joint Proxy Statement/Prospectus, and the accompanying notice and White Proxy Card, are first being mailed to stockholders of Hinsdale Financial and Liberty Bancorp on or about October 21, 1996.

  THE SHARES OF HINSDALE FINANCIAL/ALLIANCE BANCORP COMMON STOCK OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AGENCY, AND NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, ANY STATE SECURITIES COMMISSION NOR ANY OTHER AGENCY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  THE SHARES OF HINSDALE FINANCIAL/ALLIANCE BANCORP COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

                               ----------------

    THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS OCTOBER 17, 1996.

                             AVAILABLE INFORMATION

  Hinsdale Financial and Liberty Bancorp are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information filed by Hinsdale Financial and Liberty Bancorp can be obtained, upon payment of prescribed fees, from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549. In addition, such information can be inspected and copied at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the SEC's Regional Offices located at Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Hinsdale Financial and Liberty Bancorp file their reports, proxy statements and other information (including the registration statement referred to below) with the SEC electronically through the Electronic Data Gathering, Analysis, and Retrieval ("EDGAR") system, which filings are publicly available through the SEC's Web site at http://www.sec.gov.

  Hinsdale Financial has filed with the SEC a registration statement on Form S-4 (together with all amendments, schedules, and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Hinsdale Financial/Alliance Bancorp Common Stock to be issued pursuant to and as contemplated by the Merger Agreement. This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. The Registration Statement is available for inspection and copying as set forth above. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated by reference in this Joint Proxy Statement/Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (EXCLUDING EXHIBITS NOT SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED BY OR ON BEHALF OF HINSDALE FINANCIAL OR LIBERTY BANCORP, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, IN THE CASE OF DOCUMENTS RELATING TO HINSDALE FINANCIAL, TO RICHARD A. HOJNICKI, CORPORATE SECRETARY, HINSDALE FINANCIAL CORPORATION, ONE GRANT SQUARE, HINSDALE, ILLINOIS 60521, TELEPHONE (630) 323-1776; OR IN THE CASE OF DOCUMENTS RELATING TO LIBERTY BANCORP, TO CYNTHIA M. MALLO, SECRETARY, LIBERTY BANCORP, INC., 5700 N. LINCOLN AVENUE, CHICAGO, ILLINOIS 60659, TELEPHONE
(312) 334-1200. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETINGS, ANY REQUEST SHOULD BE MADE BY NOVEMBER 19, 1996. PERSONS REQUESTING COPIES OF EXHIBITS TO DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS MAY BE CHARGED THE COST OF REPRODUCTION AND MAILING.

  The following documents previously filed with the SEC by Hinsdale Financial (File No. 0-20082) are hereby incorporated by reference in this Joint Proxy Statement/Prospectus. Except as noted below, these documents are not presented or delivered herewith:

    1. The Annual Report on Form 10-K of Hinsdale Financial for the fiscal year ended September 30, 1995.

    2. The Quarterly Reports on Form 10-Q of Hinsdale Financial for the quarterly periods ended December 31, 1995, March 31 and June 30, 1996.

    3. The Current Report on Form 8-K of Hinsdale Financial dated August 19,
  1996.

                                      (i)

    4. The following portions of Hinsdale Financial's Annual Report to Stockholders for the fiscal year ended September 30, 1995: Five Year Financial Summary (pages 14 to 15); Management's Discussion and Analysis of Financial Condition and Results of Operations (pages 5 to 13); Corporate Information (page 38); and Quarterly Results of Operations (page 37).

  Accompanying this Joint Proxy Statement/Prospectus are Hinsdale Financial's Annual Report to Stockholders for the fiscal year ended September 30, 1995 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.

  The following documents previously filed with the SEC by Liberty Bancorp (File No. 0-19525) are hereby incorporated by reference in this Joint Proxy Statement/Prospectus. Except as noted below, these documents are not presented or delivered herewith:

    1. The Annual Report on Form 10-K of Liberty Bancorp for the year ended December 31, 1995.

    2. The Quarterly Reports on Form 10-Q of Liberty Bancorp for the quarterly periods ended March 31 and June 30, 1996.

    3. The Current Report on Form 8-K of Liberty Bancorp dated August 19,
  1996.

    4. The following portions of Liberty Bancorp's Annual Report to Stockholders for the year ended December 31, 1995: Selected Financial Data (page 8); Selected Financial Ratios and Other Data (page 9); Management's Discussion and Analysis of Financial Condition and Results of Operations (pages 10 to 20); Shareholder Information (page 42); and Quarterly Results of Operations (page 41).

  Accompanying this Joint Proxy Statement/Prospectus are Liberty Bancorp's Annual Report to Stockholders for the year ended December 31, 1995 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.

  All documents filed by Hinsdale Financial or Liberty Bancorp, respectively, with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus and prior to the date of the Special Meetings shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

                               ----------------

  All information contained in this Joint Proxy Statement/Prospectus with respect to Hinsdale Financial and its subsidiaries has been supplied by Hinsdale Financial, and all information with respect to Liberty Bancorp and its subsidiaries has been supplied by Liberty Bancorp.

  No person is authorized to give any information or to make any representation other than those contained or incorporated by reference in this Joint Proxy Statement/Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized. This Joint Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Joint Proxy Statement/Prospectus, or the solicitation of a proxy, in any jurisdiction, to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction.

                               ----------------

                                     (ii)

                               TABLE OF CONTENTS

AVAILABLE INFORMATION....................................................    (i)
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..........................    (i)
TABLE OF CONTENTS........................................................  (iii)
SUMMARY..................................................................     1
  THE PARTIES TO THE MERGER..............................................     1
    Hinsdale Financial Corporation and Hinsdale Federal Bank for
     Savings.............................................................     1
    Liberty Bancorp, Inc. and Liberty Federal Savings Bank...............     1
  THE SPECIAL MEETINGS...................................................     2
    Hinsdale Financial Special Meeting...................................     2
    Liberty Bancorp Special Meeting......................................     3
  THE MERGER.............................................................     4
    General..............................................................     4
    Reasons for the Merger; Recommendations of the Boards of Directors...     4
    Merger Consideration.................................................     5
    Treatment of Liberty Bancorp Stock Options...........................     5
    Opinions of Financial Advisors.......................................     6
    Effective Time and Closing Date......................................     6
    No Appraisal Rights..................................................     6
    Interests of Certain Persons in the Merger...........................     6
    Conditions to the Merger.............................................     7
    Regulatory Approvals.................................................     7
    Waiver and Amendment; Termination....................................     7
    Covenants Pending Closing............................................     8
    Expenses.............................................................     8
    Accounting Treatment.................................................     8
    Federal Income Tax Consequences of the Merger........................     8
    Effects of the Merger on Stockholders................................     8
    Nasdaq Listing.......................................................     9
  MANAGEMENT AND OPERATIONS AFTER THE MERGER.............................     9
  CERTAIN RELATED TRANSACTIONS...........................................     9
    Stock Option Agreements..............................................     9
    The Bank Merger Agreement............................................    10
  UNAUDITED COMPARATIVE PER COMMON SHARE DATA............................    10
  COMPARATIVE STOCK PRICES AND DIVIDEND INFORMATION......................    12
  RECENT DEVELOPMENTS....................................................    13
SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF HINSDALE FINANCIAL
 CORPORATION.............................................................    14
SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF LIBERTY BANCORP, INC...    16
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS........................    17
  Pro Forma Combined Condensed Statement of Financial Condition as of
   June 30, 1996.........................................................    17
  Pro Forma Combined Condensed Statements of Income......................    18
  Pro Forma Capital Ratios...............................................    19
HINSDALE FINANCIAL CORPORATION AND HINSDALE FEDERAL BANK FOR SAVINGS.....    20
  Hinsdale Financial Corporation.........................................    20
  Hinsdale Federal Bank for Savings......................................    20

                                     (iii)

LIBERTY BANCORP, INC. AND LIBERTY FEDERAL SAVINGS BANK.....................  21
  Liberty Bancorp, Inc.....................................................  21
  Liberty Federal Savings Bank.............................................  21
THE SPECIAL MEETINGS.......................................................  22
  Hinsdale Financial Special Meeting.......................................  22
  Liberty Bancorp Special Meeting..........................................  24
THE MERGER.................................................................  27
  General..................................................................  27
  Background of and Reasons for the Merger.................................  27
  Recommendations of the Boards of Directors...............................  31
  Merger Consideration.....................................................  32
  Treatment of Liberty Bancorp Stock Options...............................  32
  Opinion of Financial Advisor to Hinsdale Financial.......................  33
  Opinions of Liberty Bancorp's Financial Advisors.........................  36
  Effective Time and Closing Date..........................................  43
  No Appraisal Rights......................................................  43
  Fractional Shares........................................................  44
  Exchange of Certificates.................................................  44
  Interests of Certain Persons in the Merger...............................  45
  Effect on Employees and Employee Benefit Plans of Liberty Bancorp and
   Hinsdale Financial......................................................  46
  Representations and Warranties...........................................  47
  Conditions to the Merger.................................................  47
  Regulatory Approvals.....................................................  49
  Waiver and Amendment; Termination........................................  49
  Covenants Pending Closing................................................  50
  Expenses.................................................................  51
  Accounting Treatment.....................................................  51
  Resales of Hinsdale Financial Common Stock by Affiliates.................  52
  Federal Income Tax Consequences of the Merger............................  52
  Nasdaq Listing...........................................................  53
  Change of Fiscal Year....................................................  53
MANAGEMENT AND OPERATIONS AFTER THE MERGER.................................  54
  Post-Merger Dividend Policy..............................................  55
CERTAIN RELATED TRANSACTIONS...............................................  56
  Stock Option Agreements..................................................  56
  The Bank Merger Agreement................................................  58
DESCRIPTION OF HINSDALE FINANCIAL/ALLIANCE BANCORP CAPITAL STOCK...........  59
  General..................................................................  59
  Common Stock.............................................................  59
  Preferred Stock..........................................................  60
  Certain Provisions of Delaware Corporate Law and Hinsdale
   Financial/Alliance Bancorp's Certificate of Incorporation...............  60
COMPARISON OF RIGHTS OF STOCKHOLDERS OF HINSDALE FINANCIAL CORPORATION AND
 LIBERTY BANCORP, INC......................................................  61
AMENDMENTS TO CERTIFICATE OF INCORPORATION OF HINSDALE FINANCIAL
 CORPORATION...............................................................  62
  General..................................................................  62
  Increase in Authorized Shares of Capital Stock...........................  62
  Change of Name to Alliance Bancorp.......................................  63


                                      (iv)

LEGAL MATTERS...............................................................  63
EXPERTS.....................................................................  64
STOCKHOLDER PROPOSALS.......................................................  64
INDEPENDENT ACCOUNTANTS.....................................................  64
OTHER MATTERS...............................................................  65

APPENDICES

   I   Agreement and Plan of Merger dated as of August 2, 1996 (including the
       Stock Option Agreements and the Bank Merger Agreement but omitting other schedules and exhibits)
   II  Text of proposed amendments to Certificate of Incorporation of Hinsdale
       Financial/Alliance Bancorp
   III Fairness Opinion of Robert W. Baird & Co. Incorporated
   IV  Fairness Opinion of Chicago Capital, Inc.
   V   Fairness Opinion of Morgan Keegan & Company, Inc.

                                      (v)

                                    SUMMARY

  The following is a brief summary of certain information contained elsewhere or incorporated by reference in this Joint Proxy Statement/Prospectus. Certain capitalized terms used in this summary are defined elsewhere in this Joint Proxy Statement/Prospectus. This summary is not intended to be a complete description of all material facts regarding Hinsdale Financial, Liberty Bancorp and the matters to be considered at the Special Meetings and is qualified in its entirety by, and reference is made to, the more detailed information contained elsewhere in this Joint Proxy Statement/Prospectus, the accompanying Appendices and the documents referred to and incorporated by reference herein.

                           THE PARTIES TO THE MERGER

HINSDALE FINANCIAL CORPORATION AND HINSDALE FEDERAL BANK FOR SAVINGS

  Hinsdale Financial, a Delaware corporation, is the holding company for Hinsdale Federal Bank for Savings ("Hinsdale Federal"), a federally chartered savings bank headquartered in Hinsdale, Illinois. As of June 30, 1996, Hinsdale Financial had total consolidated assets of $662.5 million, deposits of $466.1 million and stockholders' equity of $55.5 million. Hinsdale Financial's business has consisted primarily of the business of Hinsdale Federal and its subsidiaries. The executive offices of Hinsdale Financial are located at One Grant Square, Hinsdale, Illinois 60521, and the telephone number is (630) 323-1776.

  Hinsdale Federal is a community-oriented institution providing financial services through ten retail banking facilities in DuPage and western Cook counties in Illinois. Hinsdale Federal offers a variety of deposit products in an attempt to attract funds from the general public in highly competitive market areas surrounding its offices. In addition to deposit products, Hinsdale Federal also offers its customers financial advice and security brokerage services through INVEST Financial Corporation ("INVEST"). Hinsdale Federal invests its retail deposits in mortgage and consumer loans, investment securities and mortgage-backed securities, secured primarily by one-to four-family residential loans. Hinsdale Federal also owns Preferred Mortgage Associates, Ltd. ("Preferred"), which is one of the largest mortgage brokers in the Chicago metropolitan area and which has four mortgage origination offices, including its headquarters in Downers Grove, Illinois. See "Selected Consolidated Financial and Other Data of Hinsdale Financial Corporation," "Hinsdale Financial Corporation and Hinsdale Federal Bank for Savings" and "Unaudited Pro Forma Combined Financial Statements."

  Additional information concerning Hinsdale Financial and Hinsdale Federal is included in the Hinsdale Financial documents incorporated by reference herein. See "Incorporation of Certain Documents by Reference."

LIBERTY BANCORP, INC. AND LIBERTY FEDERAL SAVINGS BANK

  Liberty Bancorp is a Delaware corporation incorporated in August, 1991 as a savings and loan holding company. As of June 30, 1996, Liberty Bancorp had total consolidated assets of $651.2 million, deposits of $508.6 million and stockholders' equity of $64.0 million. Liberty Bancorp's executive offices are located at 5700 N. Lincoln Avenue, Chicago, Illinois 60659, and its telephone number is (312) 334-1200. Liberty Bancorp's business has consisted primarily of the business of Liberty Federal Savings Bank ("Liberty Federal Savings"), its wholly-owned subsidiary.

  Liberty Federal Savings is a community-oriented financial institution offering a variety of traditional financial services to meet the financial needs of the communities it serves. Liberty Federal Savings operates out of its main office located in Chicago and its branch offices located in Glenview, Morton Grove and Norridge, Illinois. Its deposit base is concentrated in the communities surrounding its offices, while its lending base extends throughout the northwestern portion of Chicago, suburban Cook and DuPage counties, Illinois. Liberty Federal Savings also purchases loans that meet the institution's underwriting standards, which are secured by automobiles and real estate located primarily in Chicago and the contiguous counties. It also purchases commercial leases secured by assets throughout the United States. See "Selected Consolidated Financial and Other Data of Liberty Bancorp, Inc.," "Liberty Bancorp, Inc. and Liberty Federal Savings Bank" and "Unaudited Pro Forma Combined Financial Statements."

  Additional information concerning Liberty Bancorp and Liberty Federal Savings is included in the Liberty Bancorp documents incorporated by reference herein. See "Incorporation of Certain Documents by Reference."

                              THE SPECIAL MEETINGS

HINSDALE FINANCIAL SPECIAL MEETING

  Meeting Date. The Hinsdale Financial Special Meeting will be held on Tuesday, November 26, 1996, at the Chicago Marriott O'Hare, 8535 West Higgins Road, Chicago, Illinois, at 3:30 p.m., Chicago time, and any and all adjournments or postponements thereof.

  Record Date. Only holders of record of Hinsdale Financial Common Stock at the close of business on October 14, 1996 (the "Hinsdale Financial Record Date") are entitled to notice of and to vote at the Hinsdale Financial Special Meeting.

  Matters to be Considered. At the Hinsdale Financial Special Meeting, holders of shares of Hinsdale Financial Common Stock will vote on the following proposals (the "Hinsdale Financial Proposals"): the approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger of Liberty Bancorp with and into Hinsdale Financial and the issuance by Hinsdale Financial/Alliance Bancorp of up to 2,610,781 shares of Hinsdale Financial/Alliance Bancorp Common Stock in connection with the Merger; and the approval and adoption of amendments to the Hinsdale Financial Certificate to
(i) increase the total number of authorized shares of Hinsdale Financial common stock to 11,000,000 (the "Shares Amendment"), and (ii) change the name of the corporation, effective upon consummation of the Merger, to "Alliance Bancorp" (the "Change of Name Amendment" and together with the Shares Amendment, the "Certificate Amendments"). See "The Merger" and "Amendments to Certificate of Incorporation of Hinsdale Financial Corporation." HINSDALE FINANCIAL'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HINSDALE FINANCIAL STOCKHOLDERS VOTE FOR EACH OF THE HINSDALE FINANCIAL PROPOSALS. Hinsdale Financial stockholders may also consider and vote upon such other matters as are properly brought before the Hinsdale Financial Special Meeting, including proposals to adjourn the Hinsdale Financial Special Meeting to permit the further solicitation of proxies by Hinsdale Financial's Board of Directors in the event that there are not sufficient votes to approve any proposal at the time of the Hinsdale Financial Special Meeting; provided, however, that any proxy which is voted against any of the Hinsdale Financial Proposals will not be voted in favor of adjournment to solicit further proxies for such proposal.

  Votes Required. The affirmative vote of the holders of a majority of the outstanding shares of Hinsdale Financial Common Stock is required for approval and adoption of the Merger Agreement and the Certificate Amendments. As of the Hinsdale Financial Record Date, there were 2,695,085 shares of Hinsdale Financial Common Stock entitled to be voted at the Hinsdale Financial Special Meeting.

  With a quorum, or in the absence of such, the affirmative vote of a majority of the shares represented at the Hinsdale Financial Special Meeting may authorize the adjournment of the meeting.

  Approval of the Merger Agreement by the stockholders of Hinsdale Financial is a condition to, and required for, consummation of the Merger. The adoption of the Merger Agreement is also conditioned upon stockholder approval of the Certificate Amendments, and the adoption of the Certificate Amendments is conditioned upon stockholder approval of the Merger Agreement. See "The Merger--Conditions to the Merger."

  Proxies. Any proxy given pursuant to this solicitation or otherwise may be revoked by the person giving it at any time before it is voted either by delivering to the Secretary of Hinsdale Financial at One Grant Square, Hinsdale, Illinois 60521 on or before the taking of the vote at the Hinsdale Financial Special Meeting, a written notice of revocation bearing a later date than the date of the proxy or a later dated proxy relating to the same shares, or by attending the Hinsdale Financial Special Meeting and voting in person. Attendance at the Hinsdale Financial Special Meeting will not in itself constitute the revocation of a proxy. Moreover, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Special Meeting.

  Security Ownership. As of the Hinsdale Financial Record Date, directors and executive officers of Hinsdale Financial and their affiliates were beneficial owners of 173,993 shares (excluding shares underlying stock options), or 6.5% of the then outstanding shares, of Hinsdale Financial Common Stock. The directors of Hinsdale Financial have entered into voting agreements with Liberty Bancorp (the "Liberty Bancorp Voting Agreements") whereby such directors have agreed to vote or cause to be voted the shares of Hinsdale Financial Common Stock owned by them (109,183 shares in the aggregate) for approval and adoption of the Merger Agreement at the Hinsdale Financial Special Meeting. As of the Hinsdale Financial Record Date, directors and executive officers of Liberty Bancorp and their affiliates owned 5,125 shares of Hinsdale Financial Common Stock. It is expected that such shares will be voted in favor of the Hinsdale Financial Proposals.

  For additional information, see "The Special Meetings--Hinsdale Financial Special Meeting."

LIBERTY BANCORP SPECIAL MEETING

  Meeting Date. The Liberty Bancorp Special Meeting is scheduled to be held on Tuesday, November 26, 1996, at the Chicago Marriott O'Hare, 8535 West Higgins Road, Chicago, Illinois, at 2:00 p.m., Chicago time, and any and all adjournments or postponements thereof.

  Record Date. Only holders of record of Liberty Bancorp Common Stock at the close of business on October 14, 1996 (the "Liberty Bancorp Record Date") are entitled to notice of and to vote at the Liberty Bancorp Special Meeting.

  Matters to be Considered. At the Liberty Bancorp Special Meeting, holders of shares of Liberty Bancorp Common Stock will vote on a proposal (the "Liberty Bancorp Proposal") to approve the Merger Agreement and the transactions contemplated thereby. LIBERTY BANCORP'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT LIBERTY BANCORP'S STOCKHOLDERS VOTE FOR THE LIBERTY BANCORP PROPOSAL. Liberty Bancorp stockholders also may consider and vote upon such other matters as are properly brought before the Liberty Bancorp Special Meeting, including proposals to adjourn the Liberty Bancorp Special Meeting to permit the further solicitation of proxies by Liberty Bancorp's Board of Directors in the event that there are not sufficient votes to approve the proposal at the time of the Liberty Bancorp Special Meeting; provided, however, that no proxy which is voted against the Liberty Bancorp Proposal will be voted in favor of adjournment to solicit further proxies for such proposal.

  Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Liberty Bancorp Common Stock entitled to vote at the Liberty Bancorp Special Meeting is required for approval of the Liberty Bancorp Proposal. As of the Liberty Bancorp Record Date, there were 2,477,022 shares of Liberty Bancorp Common Stock entitled to be voted at the Liberty Bancorp Special Meeting.

  With a quorum, or in the absence of such, the affirmative vote of a majority of the shares of Liberty Bancorp Common Stock represented at the Liberty Bancorp Special Meeting may authorize the adjournment of the meeting.

  Approval of the Liberty Bancorp Proposal by the stockholders of Liberty Bancorp is a condition to, and required for, consummation of the Merger. See "The Merger--Conditions to the Merger."

  Proxies. Any proxy given pursuant to this solicitation or otherwise may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of Liberty Bancorp at 5700 N. Lincoln Avenue, Chicago, Illinois 60659 on or before the taking of the vote at the Liberty Bancorp Special Meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of Liberty Bancorp Common Stock, or by attending the Liberty Bancorp Special Meeting and voting in person. Attendance at the Liberty Bancorp Special Meeting will not in itself constitute the revocation of a proxy. Moreover, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Special Meeting.

  Security Ownership. As of the Liberty Bancorp Record Date, directors and executive officers of Liberty Bancorp and their affiliates beneficially owned 401,894 shares (excluding shares underlying stock options), or 16.2% of the then outstanding shares, of Liberty Bancorp Common Stock. The directors of Liberty Bancorp have entered into voting agreements with Hinsdale Financial (the "Hinsdale Financial Voting Agreements") whereby such directors have agreed to vote the shares of Liberty Bancorp Common Stock owned by them (344,173 shares in the aggregate) for approval of the Merger Agreement. As of the Liberty Bancorp Record Date, directors and executive officers of Hinsdale Financial and their affiliates did not beneficially own any shares of Liberty Bancorp Common Stock.

  For additional information, see "The Special Meetings--Liberty Bancorp Special Meeting."

                                   THE MERGER

  The following summary is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto in Appendix I and incorporated by reference herein.

GENERAL

  The stockholders of Hinsdale Financial and Liberty Bancorp, respectively, are each being asked to consider and vote upon, among other things, a proposal to approve the Merger Agreement, pursuant to which Liberty Bancorp will be merged with and into Hinsdale Financial in a "merger of equals" transaction, pursuant to which: the combined entity will operate under the name "Alliance Bancorp;" each share of Liberty Bancorp Common Stock issued and outstanding immediately prior to the Merger will be converted into the right to receive 1.054 shares of Alliance Bancorp Common Stock; Hinsdale Financial stockholders will maintain one share of Alliance Bancorp common stock for each share of Hinsdale Financial common stock they own; and Liberty Federal Savings will be merged with and into Hinsdale Federal and will operate under the name Liberty Federal Bank. See "The Merger--General."

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

  General. The Boards of Directors of Hinsdale Financial and Liberty Bancorp believe that the terms of the Merger are fair to and in the best interest of their respective companies and stockholders and that the Merger will enhance the operational and strategic value of each company's franchise. See "The Merger--Background of and Reasons for the Merger."

  Hinsdale Financial. The Hinsdale Financial Board of Directors has unanimously adopted the Merger Agreement and approved the transactions contemplated thereby and has determined that the Merger and the issuance of the shares of Hinsdale Financial/Alliance Bancorp Common Stock pursuant thereto are fair to, and in the best interests of, Hinsdale Financial and its stockholders. THE HINSDALE FINANCIAL BOARD OF DIRECTORS THEREFORE RECOMMENDS A VOTE FOR APPROVAL OF THE HINSDALE FINANCIAL PROPOSALS AT THE HINSDALE FINANCIAL SPECIAL MEETING.

  For a discussion of the factors considered by the Hinsdale Financial Board of Directors in reaching its decision to adopt the Merger Agreement and approve the transactions contemplated thereby, see "The Merger--Background of and Reasons for the Merger."

  Liberty Bancorp. The Liberty Bancorp Board of Directors has unanimously adopted the Merger Agreement and approved the transactions contemplated thereby and has determined that the Merger is fair to, and in the best interests of, Liberty Bancorp and its stockholders. THE LIBERTY BANCORP BOARD OF DIRECTORS THEREFORE RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE LIBERTY BANCORP PROPOSAL AT THE LIBERTY BANCORP SPECIAL MEETING.

  For a discussion of the factors considered by the Liberty Bancorp Board of Directors in reaching its decision to adopt the Merger Agreement and approve the transactions contemplated thereby, see "The Merger--Background of and Reasons for the Merger."

MERGER CONSIDERATION

  Subject to the terms, conditions and procedures set forth in the Merger Agreement, each share of Liberty Bancorp Common Stock issued and outstanding immediately prior to the Merger will be converted into the right to receive
1.054 shares (the "Exchange Ratio") of Hinsdale Financial/Alliance Bancorp Common Stock (the "Merger Consideration"). See "The Merger--Merger Consideration." Each share of Hinsdale Financial Common Stock issued and outstanding at the Effective Time (as hereinafter defined) will remain outstanding and unchanged as a share of Alliance Bancorp as a result of the Merger, and without any action on behalf of a Hinsdale Financial stockholder.

  The number of shares of Hinsdale Financial/Alliance Bancorp Common Stock to be received for each share of Liberty Bancorp Common Stock has been fixed at
1.054. Based on the last reported sale price for Hinsdale Financial Common Stock on the Nasdaq National Market on October 16, 1996 ($23.375 per share), the value of 1.054 shares of Hinsdale Financial Common Stock as of that date would have been approximately $24.64 per share. The last reported sale price for Liberty Bancorp Common Stock on the Nasdaq National Market on that date was $23.875 per share. The market value of Hinsdale Financial/Alliance Bancorp Common Stock to be received in the Merger, however, is subject to fluctuation. Fluctuations in the market price of Hinsdale Financial Common Stock would result in an increase or decrease in the value of the Merger Consideration to be received by Liberty Bancorp stockholders in the Merger. An increase in the market value of Hinsdale Financial Common Stock would increase the market value of the Merger Consideration to be received in the Merger. A decrease in the market value of Hinsdale Financial Common Stock would have the opposite effect. See "The Merger--Merger Consideration."

  Following the Effective Time (as hereinafter defined), the former stockholders of Liberty Bancorp would own approximately 2,610,781 shares, or 49.2%, of the shares of Alliance Bancorp Common Stock outstanding.

TREATMENT OF LIBERTY BANCORP STOCK OPTIONS

  At the Liberty Bancorp Record Date, there were options ("Liberty Bancorp Stock Options") outstanding with respect to 396,774 shares of Liberty Bancorp Common Stock under the stock option plans of Liberty Bancorp (the "Liberty Bancorp Option Plans"). Except as described below, at the Effective Time, each Liberty Bancorp Stock Option shall become an option to purchase the number of shares of Alliance Bancorp Common Stock that would have been received by the holder of such option in the Merger had the option been exercised in full for shares of Liberty Bancorp Common Stock immediately prior to the Effective Time, upon the same terms and conditions under the relevant option as were applicable immediately prior to the Effective Time, except the exercise price per share will be proratably adjusted by the Exchange Ratio and any fractional shares. See "The Merger--Treatment of Liberty Bancorp Stock Options."

OPINIONS OF FINANCIAL ADVISORS

  Hinsdale Financial. Hinsdale Financial has retained Robert W. Baird & Co. Incorporated ("Baird") as its financial advisor in connection with the transactions contemplated by the Merger Agreement and to evaluate the financial terms of the Merger. See "The Merger--Background of and Reasons for the Merger."

  On August 2, 1996, Baird delivered to the Board of Directors of Hinsdale Financial its oral opinion, confirmed by its written opinion as of October 17, 1996, that as of the dates of such opinions and based on the matters stated therein, the Exchange Ratio is fair, from a financial point of view, to the holders of the outstanding shares of Hinsdale Financial Common Stock. A copy of Baird's opinion dated October 17, 1996, is attached to this Joint Proxy Statement/Prospectus as Appendix III and is incorporated by reference herein. See "The Merger--Opinion of Financial Advisor to Hinsdale Financial."

  Liberty Bancorp. Liberty Bancorp has retained Chicago Capital, Inc. ("Chicago Capital") as its financial advisor in connection with the transactions contemplated by the Merger Agreement and to evaluate the financial terms of the Merger. Additionally, Liberty Bancorp retained Morgan Keegan & Company, Inc. ("Morgan Keegan") to render an opinion as to the fairness to Liberty Bancorp's shareholders, from a financial point of view, of the Exchange Ratio. See "The Merger--Background of and Reasons for the Merger."

  On August 2, 1996, Chicago Capital and Morgan Keegan delivered to the Board of Directors of Liberty Bancorp their oral opinion, confirmed by their written opinions as of October 17, 1996, that as of the dates of such opinions and based on the matters stated therein, the Exchange Ratio is fair, from a financial point of view, to the holders of Liberty Bancorp Common Stock. A copy of the opinion of Chicago Capital and Morgan Keegan, each dated October 17, 1996, are attached to this Joint Proxy Statement/Prospectus as Appendix IV and Appendix V, respectively, and are incorporated by reference herein. See "The Merger--Opinions of Liberty Bancorp's Financial Advisors."

EFFECTIVE TIME AND CLOSING DATE

  The Merger shall become effective at the time and on the date (the "Effective Time") of the filing of a certificate of merger with the Secretary of State of Delaware. Such filing will occur only after the receipt of all requisite regulatory approvals, approval of the Merger Agreement by the requisite vote of Hinsdale Financial's and Liberty Bancorp's respective stockholders and the satisfaction or waiver of all other conditions to the Merger. The closing of the Merger shall occur within 30 days after the satisfaction or waiver of all conditions and obligations precedent of Hinsdale Financial and Liberty Bancorp to consummate the Merger, or at another time agreed to by Hinsdale Financial and Liberty Bancorp (the "Closing Date"). Unless the parties otherwise agree, the Merger Agreement shall terminate if the Effective Time does not occur by June 30, 1997.

NO APPRAISAL RIGHTS

  Stockholders of Hinsdale Financial and Liberty Bancorp will not have appraisal rights under the Delaware General Corporation Law (the "DGCL") in connection with the Merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Certain members of Hinsdale Financial's management and the Hinsdale Financial Board of Directors, and Liberty Bancorp's management and the Liberty Bancorp Board of Directors, respectively, may be deemed to have certain interests in the Merger in addition to their interests as stockholders of Hinsdale Financial and Liberty Bancorp, as the case may be, generally. These interests include, among others, provisions in the Merger Agreement relating to indemnification of Liberty Bancorp directors and officers, directors' and officers' liability insurance, the election or appointment of seven members from each of the Hinsdale Financial and Liberty Bancorp Board to the Board of Alliance Bancorp, and the appointment of Mr. Novy as Chairman of the Board and Mr. Bristol as President and Chief Executive Officer of Alliance Bancorp, as described below. The Merger Agreement also provides that following the Merger, Alliance Bancorp will adopt an option plan allowing for the grant of options for up to 300,000 shares of Alliance Bancorp Common Stock. See "The Merger--Interests of Certain Persons in the Merger."

CONDITIONS TO THE MERGER

  The respective obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of certain conditions specified in the Merger Agreement, including, among other things, the receipt of the requisite regulatory and stockholder approvals, the accuracy of the representations and warranties contained therein, the performance of all obligations imposed thereby, the receipt by Hinsdale Financial and Liberty Bancorp of certain tax opinions and the satisfaction of certain other conditions. See "The Merger-- Conditions to the Merger."

REGULATORY APPROVALS

  The Merger is subject to the approval of the OTS. On September 27, 1996, Hinsdale Financial filed an application for approval of the Merger with the OTS. Hinsdale Financial expects OTS approval of the Merger in late December, 1996, or January, 1997. No assurance can be given, however, as to the ultimate timing of OTS approval. Under federal law, a period of 15 days must expire following approval by the OTS within which period the United States Department of Justice (the "Department of Justice") may file objections to the Merger under the federal antitrust laws. The parties do not expect the Department of Justice to file any such objection to the proposed Merger.

  It is a condition to the consummation of the Merger that all requisite regulatory approvals be obtained without any condition or restriction that would have or result in a material adverse effect on Alliance Bancorp as the surviving corporation. See "The Merger--Regulatory Approvals."

WAIVER AND AMENDMENT; TERMINATION

  Prior to the Effective Time, the Hinsdale Financial and Liberty Bancorp Boards of Directors may extend the time for performance of any obligations under the Merger Agreement, waive any inaccuracies in the representations and warranties contained in the Merger Agreement and waive compliance with any agreements or conditions of the Merger Agreement.

  Subject to applicable law, the Merger Agreement may be amended by action of the Hinsdale Financial and Liberty Bancorp Boards of Directors at any time before or after approval of the Merger Agreement by the stockholders of Hinsdale Financial and Liberty Bancorp; provided that, after approval of the Merger Agreement by the stockholders of Hinsdale Financial and Liberty Bancorp, no amendment may change the amount or form of the Merger Consideration to be received by Liberty Bancorp stockholders in the Merger without their approval.

  The Merger Agreement may be terminated at any time prior to the Effective Time, whether prior to or after approval of the matters presented herein by Hinsdale Financial and Liberty Bancorp stockholders, either by mutual consent of the parties in writing or by either party if, among other things: (i) the required regulatory approvals are not obtained or a condition is attached that would adversely affect the combined entity; (ii) the Merger is not consummated by June 30, 1997, or such later date as may be agreed to by the parties; (iii) the required stockholder approvals are not obtained; (iv) the other party has not met one or more of its conditions or obligations under the Merger Agreement; (v) the other party has materially breached any representation, warranty, covenant or agreement set forth in the Merger Agreement and has failed to, or cannot, cure in a timely manner such breach after receiving written notice of such breach (and the breach, in the reasonable opinion of the non-breaching party, would have or be reasonably likely to have a material adverse effect on the breaching party or upon consummation of the Merger); or
(vi) any event occurs which renders impossible the satisfaction in any material respect of one or more of the conditions to that party's obligations to effect the Merger and noncompliance with that covenant has not been waived by the terminating party. See "The Merger--Waiver and Amendment; Termination."

COVENANTS PENDING CLOSING

  Each of Hinsdale Financial and Liberty Bancorp has agreed to certain covenants with respect to the conduct of its business and other matters pending the closing of the Merger. See "The Merger--Covenants Pending Closing."

EXPENSES

  All expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby are to be paid by the party incurring such expenses, except that Hinsdale Financial and Liberty Bancorp shall bear equally all printing and mailing expenses associated with this Joint Proxy Statement/Prospectus as well as certain proxy solicitation costs.

ACCOUNTING TREATMENT

  It is intended that the Merger will be accounted for under the purchase method of accounting in accordance with generally accepted accounting principles. Under purchase accounting, the assets and liabilities of Liberty Bancorp as of the Effective Date would be recorded at their respective fair market values, to the extent of the purchase price, and added to those of Alliance Bancorp. Consolidated financial statements of Alliance Bancorp issued after consummation of the Merger would reflect such values. Goodwill (the excess of the purchase price over the fair value of the net assets acquired), if any, which arises from the Merger will be amortized to operations over the period estimated to be benefitted. See "The Merger--Accounting Treatment."

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

  It is a condition to the obligations of Hinsdale Financial and Liberty Bancorp to consummate the Merger that each shall have received an opinion of counsel to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and for federal income tax purposes no gain or loss will be recognized as a result of the Merger by Hinsdale Financial, Liberty Bancorp, Hinsdale Federal, Liberty Federal Savings, any Hinsdale Financial stockholder or any Liberty Bancorp stockholder upon receipt solely of Alliance Bancorp Common Stock in the Merger (except with respect to cash received by a Liberty Bancorp stockholder in lieu of a fractional share interest in Alliance Bancorp Common Stock). Each of these conditions is waivable at the option of the party entitled to receipt of the requisite opinion. Liberty Bancorp stockholders are urged to consult their tax advisors concerning the specific tax consequences to them of the Merger, including the applicability and effect of various state, local and foreign tax laws. See "The Merger--Federal Income Tax Consequences of the Merger" and "--Conditions to the Merger."

EFFECTS OF THE MERGER ON STOCKHOLDERS

  As a result of the Merger, holders of Liberty Bancorp Common Stock who receive shares of Alliance Bancorp Common Stock in the Merger will become stockholders of Alliance Bancorp. The law applicable to, and the corporate charters and bylaws of, Hinsdale Financial/Alliance Bancorp and Liberty Bancorp are substantially identical. See "Comparison of Rights of Stockholders of Hinsdale Financial Corporation and Liberty Bancorp, Inc." For information regarding the financial impact of the Merger to the respective stockholders of Hinsdale Financial and Liberty Bancorp, see the unaudited pro forma combined financial information regarding Hinsdale Financial and Liberty Bancorp upon the consummation of the Merger, including unaudited pro forma per share data, in "--Unaudited Comparative Per Common Share Data" and "Unaudited Pro Forma Combined Financial Statements."

NASDAQ LISTING

  Both Hinsdale Financial Common Stock and Liberty Bancorp Common Stock currently are quoted on the Nasdaq National Market (symbols: HNFC and LBCI, respectively). It is a condition to consummation of the Merger that the Alliance Bancorp Common Stock to be issued to the stockholders of Liberty Bancorp pursuant to the Merger Agreement will be quoted on the Nasdaq National Market. See "The Merger--Conditions to the Merger."

                   MANAGEMENT AND OPERATIONS AFTER THE MERGER

  As provided in the Merger Agreement, the Board of Directors of Alliance Bancorp as of the Effective Time will consist of 14 members, one-half of whom will be former members of (or designated by the former members of) the Hinsdale Financial Board and one-half of whom will be former members of the Liberty Bancorp Board, in each case prior to the Effective Time. For the list of individuals who will become members of the Alliance Bancorp Board of Directors, as of the Effective Time, see "Management and Operations After the Merger." The class and term of each of the directors has not been determined.

  In addition, as of the Effective Time, (i) Fredric G. Novy will serve as Chairman of the Board of Directors of Alliance Bancorp and Liberty Federal Bank; (ii) Kenne P. Bristol will serve as President and Chief Executive Officer of Alliance Bancorp and Liberty Federal Bank; (iii) the Executive Committee of the Board of Directors of Alliance Bancorp will consist of nine persons, five of whom will be former members of the Hinsdale Financial Board and four of whom will be former members of the Liberty Bancorp Board; (iv) William R. Rybak will serve as Chairman of the Executive Committee; and (v) Edward J. Burns will serve as Vice-Chairman of the Executive Committee. Other senior management positions of Alliance Bancorp and Liberty Federal Bank generally are expected to be filled by persons currently employed by Hinsdale Federal or Liberty Federal Savings.

  Upon consummation of the Merger, the combined company will be headquartered in Hinsdale, Illinois. The combined entity will have 14 full service offices located in Chicago and Cook and DuPage counties, Illinois, with approximately $1.3 billion in total assets and $1.0 billion in total deposits. It is anticipated that all of such branches will remain open after the Merger. Concurrently with or shortly following the consummation of the Merger between Hinsdale Financial and Liberty Bancorp, Liberty Federal Savings will be merged into Hinsdale Federal, and the resulting institution will be re-named "Liberty Federal Bank." Following consummation of the Merger, Alliance Bancorp intends to pay a quarterly cash dividend at an annual rate of $0.65 per share.

                          CERTAIN RELATED TRANSACTIONS

STOCK OPTION AGREEMENTS

  As an inducement and a condition to entering into the Merger Agreement, each of Hinsdale Financial and Liberty Bancorp received a stock option to purchase shares of the other party's common stock representing 19.9% of the issued and outstanding shares of such common stock. The options may be exercised only upon the occurrence of an "Initial Triggering Event," such as a person commencing a tender offer for 25% or more of either issuer's outstanding common stock, followed by a "Subsequent Triggering Event," such as a person acquiring 25% or more of the issuer's common stock or the issuer, or without the grantee's consent, entering into an agreement with an other person to enter into various forms of acquisition transactions. No triggering event has occurred as of the date hereof. Pursuant to the Hinsdale Financial Stock Option Agreement, Hinsdale Financial granted to Liberty Bancorp an option to purchase up to 535,340 shares of Hinsdale Financial Common Stock at an exercise price of $23.25 per share, subject to the terms and conditions set forth therein. Pursuant to the Liberty Bancorp Stock Option Agreement, Liberty Bancorp granted to Hinsdale Financial an option to purchase up to 492,927 shares of Liberty Bancorp Common Stock at an exercise price of $24.125 per share, subject to the terms and conditions set forth therein. In addition, each Stock Option Agreement grants the holder of the option, upon the occurrence of a "Repurchase Event," the right to require the other party to repurchase for cash the option and any shares that may have been acquired thereunder.

  The Stock Option Agreements are intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement. Consequently, certain aspects of the Stock Option Agreements may have the effect of discouraging persons who might now or prior to the Effective Time be interested in acquiring all or a significant interest in either Hinsdale Financial or Liberty Bancorp from considering or proposing such an acquisition, even if such persons were prepared to pay a higher price per share for Liberty Bancorp Common Stock than the price per share implicit in the Merger Consideration or a higher price per share for Hinsdale Financial Common Stock than the then-current market price of such shares.

  Copies of the Stock Option Agreements are attached to this Joint Proxy Statement/Prospectus at Appendix I. For additional information regarding the Stock Option Agreements, see "Certain Related Transactions--Stock Option Agreements."

THE BANK MERGER AGREEMENT

  Pursuant to a Plan of Merger, dated as of August 2, 1996 (the "Bank Merger Agreement"), by and between Hinsdale Federal and Liberty Federal Savings, Liberty Federal Savings will be merged with and into Hinsdale Federal (the "Bank Merger") immediately following the Company Merger, and the resulting financial institution shall operate under the name "Liberty Federal Bank." See "Certain Related Transactions--The Bank Merger Agreement."

                  UNAUDITED COMPARATIVE PER COMMON SHARE DATA

  The following table sets forth certain unaudited comparative data relating to book value per common share, cash dividends declared per common share and net income from continuing operations per common share: (i) on an historical basis for Hinsdale Financial and Liberty Bancorp; (ii) on a pro forma basis per share of Alliance Bancorp Common Stock to reflect consummation of the Merger at the beginning of each period; and (iii) on an equivalent pro forma basis per share of Liberty Bancorp Common Stock to reflect consummation of the Merger at the Exchange Ratio. Pro forma information has been prepared giving effect to the Merger using purchase accounting. See "The Merger--Accounting Treatment." This information should be read in conjunction with the consolidated financial statements of Hinsdale Financial, which are attached to, or incorporated by reference in, this Joint Proxy Statement/Prospectus, and the financial statements of Liberty Bancorp which are attached to, or incorporated by reference in, this Joint Proxy Statement/Prospectus. See "Incorporation of Certain Documents by Reference."

  The following information is not necessarily indicative of the results of operations or combined financial position that would have resulted had the Merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations for future periods or future combined financial position.

  Alliance Bancorp expects to achieve certain operating cost savings through the consolidation of certain back office and support functions, through the elimination of redundant costs and through the streamlining of employee benefit costs. Alliance Bancorp expects that operating cost savings will be achieved in various amounts at various times and not ratably over or at the beginning of any specific period. Accordingly, there can be no certainty of the amount or timing of any operating cost savings which may be realized. The pro forma financial information does not reflect any of these anticipated operating cost savings.

  Hinsdale Financial's fiscal year ends September 30 and Liberty Bancorp's fiscal year ends December 31. In the following tables, financial data for the fiscal year ended September 30, 1995 includes Liberty Bancorp's financial data as of and for the 12 months ended December 31 and information regarding Hinsdale Financial is presented consistent with the fiscal year of Hinsdale Financial ended September 30. The information at and for the nine months ended June 30, 1996, is based on the respective historical unaudited financial statements of Hinsdale Financial and Liberty Bancorp. All adjustments necessary to arrive at a fair presentation of interim period data have been included and are of a normal and recurring nature.

                                                                           AT
                                                                        JUNE 30,
                                                                          1996
                                                                        --------
Book Value Per Common Share:
 Historical:
  Hinsdale Financial...................................................  $20.62
  Liberty Bancorp......................................................  $25.84
 Pro Forma:
  Pro forma combined per share of Alliance Bancorp Common Stock(1).....  $22.71
  Equivalent pro forma per share of Liberty Bancorp Common Stock(2)....  $23.93

                                                NINE MONTHS     FISCAL YEAR
                                                   ENDED           ENDED
                                               JUNE 30, 1996 SEPTEMBER 30, 1995
                                               ------------- ------------------
Cash Dividends Declared Per Common Share:
 Historical:
  Hinsdale Financial..........................       --              --
  Liberty Bancorp.............................     $0.45           $0.60
 Pro Forma:
  Combined per share of Alliance Bancorp
   Common Stock(1)(3).........................     $0.4875         $0.65
  Equivalent pro forma per share of Liberty
   Bancorp Common Stock(2)(3).................     $0.5138         $0.69
Net Income from Continuing Operations Per
 Share:
 Historical:
  Hinsdale Financial..........................     $1.19           $1.61
  Liberty Bancorp.............................     $1.02           $1.28
 Pro Forma:
  Combined per share of Alliance Bancorp
   Common Stock(1)............................     $1.39           $1.85
  Equivalent pro forma per share of Liberty
   Bancorp Common Stock(2)....................     $1.46           $1.95

--------
(1) Pro forma amounts are calculated based upon the assumption that all of the issued and outstanding shares of Liberty Bancorp Common Stock are converted into shares of Alliance Bancorp Common Stock and that no cash is paid for fractional shares.
(2) The equivalent pro forma amounts are calculated by multiplying the pro forma combined amounts by the Exchange Ratio.
(3) Pro forma dividend amounts assume that Alliance Bancorp would have declared a cash dividend per common share at an annual rate equal to $0.65 per share.

               COMPARATIVE STOCK PRICES AND DIVIDEND INFORMATION

  Hinsdale Financial Common Stock and Liberty Bancorp Common Stock are quoted on the Nasdaq National Market (symbols: HNFC and LBCI, respectively). The following table sets forth the reported high and low sales prices of shares of Hinsdale Financial Common Stock and Liberty Bancorp Common Stock, as reported on the Nasdaq National Market, and the quarterly cash dividends per share declared, for the periods indicated. The stock prices and dividend amounts have been restated to give the effect to stock splits and stock dividends. The stock prices do not include retail mark-ups, mark-downs or commissions.

                                 HINSDALE FINANCIAL        LIBERTY BANCORP
                                    COMMON STOCK            COMMON STOCK
                               ----------------------- ------------------------
                                HIGH   LOW   DIVIDENDS  HIGH   LOW    DIVIDENDS
                               ------ ------ --------- ------ ------  ---------
1994 CALENDAR YEAR
  First Quarter............... $18.60 $16.00   $--     $25.25 $22.50    $0.15
  Second Quarter..............  20.60  15.80    --      27.00  22.25     1.65
  Third Quarter...............  19.80  18.20    --      32.00  24.50     0.15
  Fourth Quarter..............  19.20  16.40    --      27.00  20.75     0.15
1995 CALENDAR YEAR
  First Quarter...............  18.60  16.80    --      26.00  21.25     0.15
  Second Quarter..............  18.60  16.60    --      26.50  23.75     0.15
  Third Quarter...............  23.00  17.80    --      26.88  25.50     0.15
  Fourth Quarter..............  27.75  21.00    --      26.75  24.75     0.15
1996 CALENDAR YEAR
  First Quarter...............  22.50  21.00    --      26.00  24.63     0.15
  Second Quarter..............  26.75  21.00    --      26.50  22.25     0.15
  Third Quarter...............  26.25  22.00    --      25.00  23.13     0.15
  Fourth Quarter (through
   October 16, 1996)..........  23.75  23.25    --      24.25  23.625     --

  Alliance Bancorp intends to pay a quarterly cash dividend at an annual rate of $0.65 per share.

  The following table sets forth the last reported sale prices per share of Hinsdale Financial Common Stock and Liberty Bancorp Common Stock and the equivalent per share price for Liberty Bancorp Common Stock giving the effect to the Merger on (i) August 1, 1996, the last trading day preceding public announcement of the signing of the Merger Agreement; and (ii) October 16, 1996, the last practicable date prior to the mailing of this Joint Proxy Statement/Prospectus.

                    HINSDALE FINANCIAL LIBERTY BANCORP   EQUIVALENT PRICE PER
                       COMMON STOCK     COMMON STOCK   LIBERTY BANCORP SHARE(1)
                    ------------------ --------------- ------------------------
August 1, 1996.....       $23.25           $24.125              $24.51
October 16, 1996...       $23.375          $23.875              $24.64

--------
(1) The equivalent price per share of Liberty Bancorp Common Stock at each specified date was determined by multiplying (i) the last reported sale price of Hinsdale Financial Common Stock on such date and (ii) the Exchange Ratio of 1.054.

  As of October 14, 1996, the 2,695,085 outstanding shares of Hinsdale Financial Common Stock were held by approximately 410 record owners and the 2,477,022 outstanding shares of Liberty Bancorp Common Stock by approximately 461 record owners.

  The number of shares of Hinsdale Financial/Alliance Bancorp Common Stock to be received for each share of Liberty Bancorp Common Stock has been fixed at
1.054. Liberty Bancorp stockholders are advised to obtain current market quotations for Hinsdale Financial Common Stock. The market price of Hinsdale Financial

Common Stock may fluctuate between the date of this Joint Proxy Statement/Prospectus and the Effective Time. Fluctuations in the market price of Hinsdale Financial Common Stock would result in an increase or decrease in the value of the Merger Consideration to be received by holders of Liberty Bancorp Common Stock in the Merger. An increase in the market value of Hinsdale Financial Common Stock would increase the market value of the Merger Consideration to be received in the Merger. A decrease in the market value of Hinsdale Financial Common Stock would have the opposite effect. The market value of the Merger Consideration at the time of the Merger will depend upon the market value of a share of Hinsdale Financial Common Stock at such time. See "The Merger--Merger Consideration."

  The timing and amount of the future dividends of Alliance Bancorp will depend upon earnings, cash requirements, Alliance Bancorp's financial condition and other factors deemed relevant by the Alliance Bancorp Board of Directors. Dividends may also be limited by certain regulatory restrictions. See "Management and Operations After The Merger--Post-Merger Dividend Policy."

                              RECENT DEVELOPMENTS

  On September 30, 1996 legislation was signed into law by the President of the United States that will, among other things, recapitalize the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC") by means of a one-time special assessment on SAIF deposits as of March 31, 1995. The deposit accounts in both Hinsdale Federal and Liberty Federal Savings are insured by the FDIC through the SAIF and will be subject to this special assessment. The special assessment is expected to total
$1.8 million, or $0.68 per share, on an after-tax basis for Hinsdale Financial, and $2.0 million, or $0.79 per share, on an after-tax basis for Liberty Bancorp, and will be recorded as an expense in the three month period ended September 30, 1996. On a pro forma basis giving effect to the Merger, the after-tax charge related to the special assessment is estimated to total $3.8 million, or $0.72 per share. As a result of the special assessment and recapitalization of SAIF, the ongoing deposit insurance premium costs to both Hinsdale Federal and Liberty Federal Savings are expected to be reduced significantly. Hinsdale Financial estimates that its annual after-tax savings will approximate $0.18 per share, and Liberty Bancorp estimates that its annual after-tax savings will approximate $0.22 per share. On a pro forma basis giving effect to the Merger, the annual after-tax savings per share of Alliance Bancorp Common Stock is estimated to be $0.20.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATAOF HINSDALE FINANCIAL CORPORATION

                                                   AT SEPTEMBER 30,
                         AT JUNE 30, -----------------------------------------------
                            1996       1995     1994     1993     1992        1991
                         ----------- -------- -------- -------- --------    --------
                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
SELECTED FINANCIAL
 CONDITION DATA:
Total assets............  $662,482   $703,707 $643,289 $537,832 $515,430    $536,150
Investment securities...     1,998      1,998   22,734   37,673   36,827       6,999
Mortgage-backed
 securities.............     5,654      7,147   30,701  162,349  192,797     217,875
Loans receivable, net...   599,378    614,371  544,284  286,273  230,767     244,950
Real estate.............     2,020      1,872    6,030    6,608   13,839      15,016
Supervisory goodwill....       --         --       --       --       -- (2)    7,687 (1)
Deposits................   466,109    445,505  419,436  437,632  450,974     483,576
Collateralized mortgage
 obligations............     3,003      4,353    6,063   11,278   16,306      22,301
Borrowed funds..........   121,599    185,339  160,857   37,029    1,200         --
Stockholders' equity....    55,463     51,977   46,716   41,516   37,848      21,144 (1)
Book value per
 share(5)...............     20.62      19.39    17.64    15.74    13.86         N/A

                              FOR THE
                            NINE MONTHS
                          ENDED JUNE 30,      FOR THE YEAR ENDED SEPTEMBER 30,
                          --------------- --------------------------------------------
                           1996    1995    1995    1994    1993    1992         1991
                          ------- ------- ------- ------- ------- -------     --------
                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
SELECTED OPERATING DATA:
Total interest income...  $34,581 $34,133 $45,944 $37,028 $34,024 $38,534     $ 47,063
Total interest expense..   22,082  20,517  28,442  18,968  17,933  25,034       34,844
                          ------- ------- ------- ------- ------- -------     --------
 Net interest income....   12,499  13,616  17,502  18,060  16,091  13,500       12,219
Provision for loan
 losses.................       50     160     185     125     300      15           21
                          ------- ------- ------- ------- ------- -------     --------
Net interest income
 after provision for
 loan losses............   12,449  13,456  17,317  17,935  15,791  13,485       12,198
                          ------- ------- ------- ------- ------- -------     --------
Noninterest income:
 Gain on sales of loans
  receivable, mortgage-
  backed securities and
  investment
  securities............      300     301     344     369   1,446   2,175        1,548
 Gain on sales of other
  assets................      --      --      300     --      --      277        5,007
 Other..................    9,269   3,572   6,104   4,713   4,350   4,065        5,137
                          ------- ------- ------- ------- ------- -------     --------
 Total noninterest
  income................    9,569   3,873   6,748   5,082   5,796   6,517       11,692
                          ------- ------- ------- ------- ------- -------     --------
Noninterest expense:
 General and
  administrative
  expenses..............   16,947  11,569  16,697  15,312  13,915  14,020       13,324
 Amortization of cost in
  excess of fair value
  of net assets
  acquired..............      --      --      --      --      --       61        1,156
 Write-off of cost in
  excess of fair value
  of net assets
  acquired..............      --      --      --      --      --    7,626 (2)   27,571 (1)
 Provision for real
  estate losses.........      --      --      --      --      --      485           78
                          ------- ------- ------- ------- ------- -------     --------
 Total non-interest
  expense...............   16,947  11,569  16,697  15,312  13,915  22,192       42,129
                          ------- ------- ------- ------- ------- -------     --------
Income (loss) before
 income taxes...........    5,071   5,760   7,368   7,705   7,672  (2,190)     (18,239)
Income tax expense......    1,716   2,276   2,909   2,989   3,074   1,858        3,225
                          ------- ------- ------- ------- ------- -------     --------
Income (loss) before
 cumulative effect of
 change in accounting
 principle..............    3,355   3,484   4,459   4,716   4,598  (4,048)     (21,464)
                          ------- ------- ------- ------- ------- -------     --------
Cumulative effect of
 change in accounting
 for income taxes.......      --      --      --      --      --    2,102 (3)      --
                          ------- ------- ------- ------- ------- -------     --------
Net income (loss).......  $ 3,355 $ 3,484 $ 4,459 $ 4,716 $ 4,598 $(1,946)(2) $(21,464)(1)
                          ======= ======= ======= ======= ======= =======     ========
Primary earnings per
 share(5)...............  $  1.20 $  1.26 $  1.61 $  1.69 $  1.65 $  0.34 (4) $    N/A
Fully diluted earnings
 per share(5)...........  $  1.19 $  1.26 $  1.61 $  1.69 $  1.63 $  0.34 (4) $    N/A
                          ======= ======= ======= ======= ======= =======     ========
Cash dividends paid per
 common share...........  $   --  $   --  $   --  $   --  $   --  $   --      $    N/A
                          ------- ------- ------- ------- ------- -------     --------

                              AT OR FOR
                           THE NINE MONTHS
                           ENDED JUNE 30,       AT OR FOR THE YEAR ENDED SEPTEMBER 30,
                          ------------------  --------------------------------------------------
                            1996      1995      1995      1994      1993      1992        1991
                          --------  --------  --------  --------  --------  --------     -------
                                             (DOLLARS IN THOUSANDS)
SELECTED FINANCIAL
 RATIOS AND OTHER DATA:
Return on average
 assets.................      0.66%     0.69%     0.66%     0.81%     0.88%    (0.37)%     (3.67)%
Return on average
 equity.................      8.36      9.58      9.07     10.73     11.61     (8.70)(2)  (46.93)(1)
Stockholders' equity to
 total assets...........      8.37      7.19      7.39      7.26      7.72      7.34        3.94
Interest rate spread
 during the year........      2.18      2.50      2.35      2.98      3.05      2.70        2.55
Net yield on average
 interest-earning
 assets.................      2.54      2.81      2.67      3.22      3.25      2.73        2.38
Non-performing loans to
 total loans............      0.12      0.17      0.21      0.18      0.32      0.65        0.21
Non-performing assets to
 total assets...........      0.13      0.76      0.18      0.85      1.04      2.50        2.23
Average interest-earning
 assets to average
 interest-bearing
 liabilities............      1.09x     1.07x     1.07x     1.07x     1.06x     1.00x       0.98x
Loan originations.......  $407,819  $136,667  $262,154  $403,414  $228,965  $169,885     $69,273
Full-service customer
 service facilities.....         9         9         9         9         9         9           9

--------
(1) During 1991, Hinsdale Federal determined that the enactment of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA") and changing economic conditions in the thrift industry had altered the environment in which Hinsdale Federal operated and impaired the ability to profitably realize the intangible benefits from the acquisition of North America Federal Savings and Loan Association ("NAF") in 1982. Accordingly in 1991, Hinsdale Federal recorded a write-down of goodwill of approximately $27.6 million, reducing income and stockholders' equity for this substantial charge. Hinsdale Federal also reevaluated the useful life of the remaining unimpaired goodwill and reduced the amortization period from 40 years to 20 years.
(2) On the basis of several factors, management of Hinsdale Federal determined that Hinsdale Federal's remaining goodwill was permanently impaired and accordingly, during fiscal 1992, charged the remaining carrying value of goodwill to expense.
(3) Reflects the adoption of Statement of Financial Accounting Standards No. 109 ("Statement 109").
(4) Earnings per share for the year ended September 30, 1992 was based upon net income from July 7, 1992 (the date of Hinsdale Federal's conversion to stock form) through September 30, 1992.
(5) All share amounts have been adjusted to reflect the 25% common stock dividend declared on October 18, 1995.

     SELECTED CONSOLIDATED FINANCIAL AND OTHER DATAOF LIBERTY BANCORP, INC.

                                                      AT DECEMBER 31,
                         AT JUNE 30, -------------------------------------------------
                            1996       1995      1994      1993      1992      1991
                         ----------- --------- --------- --------- --------- ---------
                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
SELECTED FINANCIAL
 CONDITION DATA:
Total assets............  $651,198   $ 680,537 $ 595,444 $ 524,764 $ 504,037 $ 493,924
Loans receivable, net...   475,503     513,586   502,359   411,060   403,978   392,757
Interest-earning
 deposits...............     6,230       5,715     5,101    25,726     6,617    31,621
Investment securities...    28,038      30,098    21,061    22,618    20,907    16,798
Mortgage-backed
 securities, net........   108,364      98,138    37,494    34,740    44,932    28,593
Deposits................   508,644     487,388   453,084   440,931   426,701   420,740
Borrowed funds..........    67,500     117,500    62,000     1,889     2,267     2,645
Stockholders' equity....    64,017      64,677    69,842    73,425    67,383    64,512
Book value per share....     25.84       25.34     24.31     24.47     22.33     19.51

                              FOR THE
                            SIX MONTHS
                          ENDED JUNE 30,      FOR THE YEAR ENDED DECEMBER 31,
                          --------------- -----------------------------------------
                           1996    1995    1995    1994     1993    1992     1991
                          ------- ------- ------- -------  ------- -------  -------
                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
SELECTED OPERATING DATA:
Total interest income...  $23,749 $20,232 $42,923 $37,486  $37,786 $40,941  $40,645
Total interest expense..   14,964  12,169  26,911  19,211   18,109  21,681   27,479
                          ------- ------- ------- -------  ------- -------  -------
 Net interest income....    8,785   8,063  16,012  18,275   19,677  19,260   13,166
Provision for (recovery
 of) loan losses........      --      --      --       (2)     883     874      865
                          ------- ------- ------- -------  ------- -------  -------
Net income after
 provision for loan
 losses.................    8,785   8,063  16,012  18,277   18,794  18,386   12,301
Total noninterest
 income.................      610     461     851     530    2,163     690      439
Total noninterest
 expense................    6,351   5,464  10,987  10,427    9,927   9,174    6,734
                          ------- ------- ------- -------  ------- -------  -------
Income before taxes and
 cumulative effect of
 changes in accounting
 principles.............    3,044   3,060   5,876   8,380   11,030   9,902    6,006
Income tax expense......    1,157   1,163   2,222   3,198    4,133   3,540    2,512
                          ------- ------- ------- -------  ------- -------  -------
Income before cumulative
 effect of change in
 accounting principle...    1,887   1,897   3,654   5,182    6,897   6,362    3,494
Cumulative effect of
 change in accounting
 for income taxes(1)....      --      --      --      --       --      936      --
Post-retirement
 benefits(2) other than
 pensions...............      --      --      --      --       --     (455)     --
                          ------- ------- ------- -------  ------- -------  -------
Net income..............  $ 1,887 $ 1,897 $ 3,654 $ 5,182  $ 6,897 $ 6,843  $ 3,494
                          ======= ======= ======= =======  ======= =======  =======
Primary earnings per
 share..................  $  0.71 $  0.65 $  1.28 $  1.65  $  2.17 $  2.06  $   N/A(3)
Fully diluted earnings
 per share..............  $  0.71 $  0.65 $  1.28 $  1.65  $  2.16 $  2.04  $   N/A(3)
                          ======= ======= ======= =======  ======= =======  =======
Cash dividends paid per
 common share...........  $  0.30 $  0.30 $  0.60 $  2.10  $  0.45 $   --   $   N/A(3)
                          ======= ======= ======= =======  ======= =======  =======

                          AT OR FOR THE
                            SIX MONTHS
                          ENDED JUNE 30,   AT OR FOR THE YEAR ENDED DECEMBER 31,
                          ---------------  ------------------------------------------
                           1996    1995     1995    1994     1993     1992     1991
                          ------- -------  ------- -------  -------  -------  -------
SELECTED FINANCIAL RA-
 TIOS AND OTHER DATA:
Interest rate spread
 during the year........    2.28%    2.29%   2.13%    2.86%    3.36%    3.30%    2.46%
Net interest margin.....    2.72     2.80    2.66     3.34     3.86     3.95     3.00
Return on average as-
 sets...................    0.57     0.64    0.59     0.92     1.32     1.37     0.78
Return on average equi-
 ty.....................    5.88     5.58    5.46     7.20     9.82    10.35     9.25
Operating expenses to
 average assets.........    1.91     1.84    1.77     1.85     1.89     1.84     1.50
Non-performing loans to
 total loans............    0.08     0.08    0.11     0.28     0.37     0.24     0.18
Non-performing assets to
 total assets...........    0.06     0.12    0.08     0.24     0.29     0.27     0.17
Stockholders' equity to
 total assets...........    9.83    10.78    9.50    11.73    13.99    13.37    13.06
Full-service customer
 service facilities.....       5        4       4        3        3        2        2

--------
(1) Reflects adoption at January 1, 1992 of Statement of Financial Accounting Standards No. 109 ("SFAS 109").
(2) Reflects adoption at January 1, 1992 of Statement of Financial Accounting Standards No. 106 ("SFAS 106").
(3) The information is not meaningful as the stock conversion was completed December 23, 1991.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

PRO FORMA COMBINED CONDENSED STATEMENT OF FINANCIAL CONDITION AS OF JUNE 30,
1996

  The following unaudited pro forma combined condensed balance sheet information reflects (i) the historical consolidated balance sheets of Hinsdale Financial and Liberty Bancorp as of June 30, 1996 and (ii) the pro forma combined condensed balance sheet of Alliance Bancorp as of such date, after giving effect to the Merger using the purchase method of accounting. See "The Merger--Accounting Treatment." Such pro forma financial information does not necessarily reflect what the actual results of Alliance Bancorp would be following consummation of the Merger. The unaudited information should be read in conjunction with the historical consolidated financial statements of Hinsdale Financial, including the notes thereto, incorporated by reference in this Joint Proxy Statement/Prospectus and the historical consolidated financial statements of Liberty Bancorp, including the notes thereto, incorporated by reference in this Joint Proxy Statement/Prospectus. See "Available Information" and "Incorporation of Certain Documents by Reference."

                                              AT JUNE 30, 1996
                                ----------------------------------------------
                                HINSDALE   LIBERTY     PRO FORMA    PRO FORMA
                                FINANCIAL  BANCORP   ADJUSTMENTS(1)  COMBINED
                                ---------  --------  -------------- ----------
                                               (IN THOUSANDS)
ASSETS:
Cash and interest-bearing
 deposits.....................  $ 32,296   $ 13,184     $   --      $   45,480
Investment securities, held to
 maturity.....................       --      27,762         396         28,158
Investment and mortgage-backed
 securities, available for
 sale.........................     7,652    108,430         --         116,082
Loans.........................   599,378    475,503      (7,000)     1,067,881
Goodwill and other intangible
 assets.......................       --         163       6,181          6,344
Other assets..................    23,156     26,156       3,871         53,183
                                --------   --------     -------     ----------
  Total assets................  $662,482   $651,198     $ 3,448     $1,317,128
                                ========   ========     =======     ==========
LIABILITIES:
Deposits......................  $466,109   $508,644     $ 1,518     $  976,271
Borrowings and collaterized
 mortgage obligations.........   124,602     67,500         (74)       192,028
Other liabilities.............    16,308     11,037       1,000         28,345
                                --------   --------     -------     ----------
  Total liabilities...........   607,019    587,181       2,444      1,196,644
                                --------   --------     -------     ----------
STOCKHOLDERS' EQUITY:
Preferred stock...............       --         --          --             --
Common stock..................        22         33          (7)            48
Additional paid-in capital....    20,950     31,625      33,370         85,945
Retained earnings,
 substantially restricted.....    36,324     52,120     (52,120)        36,324
Treasury stock, at cost.......    (1,284)   (18,491)     18,491         (1,284)
Common stock purchased by:
 Employee Stock Ownership
  Plan........................      (557)      (945)        945           (557)
 Bank Recognition and
 Retention Plans..............       (86)      (177)        177            (86)
Net unrealized gain (loss) on
 securities available for
 sale, net of tax.............        94       (148)        148             94
                                --------   --------     -------     ----------
  Total stockholders' equity..    55,463     64,017       1,004        120,484
                                --------   --------     -------     ----------
    Total liabilities and
     stockholders' equity.....  $662,482   $651,198     $ 3,448     $1,317,128
                                ========   ========     =======     ==========

--------
(1) Reflects excess of estimated net fair value of assets acquired and liabilities assumed in the Merger as follows: issuance of stock and vested options $65,021, less Liberty Bancorp's June 30, 1996 stockholders' equity of $64,017 results in an excess value of capital over book value of $1,004. Adjustments to reflect fair value are estimated as follows: increase securities $396; decrease loans $7,000; increase premises and equipment $1,000; increase servicing rights $200; decrease other intangibles $163; increase deposit liability $1,518; decrease borrowings $74; and increase deferred assets by $2,671 for the tax effect of these adjustments. The purchase accounting adjustments are based on preliminary estimates of fair values. Actual fair values will be determined at date of Merger. The following sets forth the break-down of total acquisition costs of $1,000: acquisition advice $475; legal $250; accounting $100 and other $175.

PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME

  The following unaudited pro forma combined condensed statements of income reflect the historical consolidated statements of income for Hinsdale Financial and Liberty Bancorp for the nine months ended June 30, 1996 and the year ended September 30, 1995, and the pro forma combined condensed statements of income of Alliance Bancorp, after giving effect to the Merger as if it was consummated at the beginning of each period using the purchase method of accounting. In the unaudited pro forma combined condensed statement of income, Liberty Bancorp financial data is for the year ended December 31, 1995 and information regarding Hinsdale Financial is for the fiscal year ended September 30, 1995. The information for the nine months ended June 30, 1996 is based on the respective historical unaudited financial statements of Hinsdale Financial and Liberty Bancorp. All adjustments necessary to arrive at a fair presentation of interim period operations of Hinsdale Financial and Liberty Bancorp have been included and are of a normal and recurring nature. The following pro forma combined condensed statements of income reflect the costs associated with completing the Merger, but do not include any cost savings anticipated to be realized following the Merger estimated to be at least $2.0 million. The unaudited information should be read in conjunction with the historical financial statements of Hinsdale Financial and Liberty Bancorp, including the notes thereto, incorporated by reference in this Joint Proxy Statement/Prospectus. See "Available Information" and "Incorporation of Certain Documents by Reference."

                                 NINE MONTHS ENDED JUNE 30, 1996
                         ------------------------------------------------------
                          HINSDALE     LIBERTY      PRO FORMA        PRO FORMA
                          FINANCIAL    BANCORP     ADJUSTMENTS       COMBINED
                         -----------  ----------- -------------     -----------
                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income.........  $    34,581 $    35,354   $    2,328 (2)   $    72,263
Interest expense........       22,082      22,541       (1,083)(3)        43,540
                          ----------- -----------   ----------       -----------
Net interest income.....       12,499      12,813        3,411            28,723
Provision for possible
 loan losses............           50         --           --                 50
                          ----------- -----------   ----------       -----------
Net interest income
 after provision for
 possible loan losses...       12,449      12,813        3,411            28,673
Noninterest income......        9,569         780          (75)(4)        10,274
Noninterest expense.....       16,947       9,173          367 (5)        26,487
                          ----------- -----------   ----------       -----------
Income before taxes.....        5,071       4,420        2,969            12,460
Provision for income
 taxes..................        1,716       1,682        1,281 (6)         4,679
                          ----------- -----------   ----------       -----------
 Net income.............  $     3,355 $     2,738   $    1,688       $     7,781
                          =========== ===========   ==========       ===========
Net income per share....  $      1.19 $      1.02                    $      1.39(7)
                          =========== ===========                    ===========

                              FISCAL YEAR ENDED SEPTEMBER 30, 1995
                         --------------------------------------------------------
                          HINSDALE      LIBERTY      PRO FORMA        PRO FORMA
                         FINANCIAL    BANCORP(1)    ADJUSTMENTS        COMBINED
                         -----------  -----------   ------------      -----------
                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income.........  $    45,944  $    42,923    $     3,104 (2)  $    91,971
Interest expense........       28,442       26,911         (1,444)(3)       53,909
                          -----------  -----------    -----------      -----------
Net interest income.....       17,502       16,012          4,548           38,062
Provision for possible
 loan losses............          185          --             --               185
                          -----------  -----------    -----------      -----------
Net interest income
 after provision for
 possible loan losses...       17,317       16,012          4,548           37,877
Noninterest income......        6,748          851           (100)(4)        7,499
Noninterest expense.....       16,697       10,987            490 (5)       28,174
                          -----------  -----------    -----------      -----------
Income before taxes.....        7,368        5,876          3,958           17,202
Provision for income
 taxes..................        2,909        2,222          1,708 (6)        6,839
                          -----------  -----------    -----------      -----------
 Net income.............  $     4,459  $     3,654    $     2,250      $    10,363
                          ===========  ===========    ===========      ===========
Net income per share....  $      1.61  $      1.28                     $      1.85(7)
                          ===========  ===========                     ===========

-------
(1) Liberty Bancorp information is for the year ended December 31, 1995.
(2) Reflects amortization of premium on investments and discount on loans over projected average remaining lives of one year and three years respectively, using the level yield method.
(3) Reflects amortization of premium on savings certificates of deposits and discount in borrowings over the projected average remaining lives of one year.
(4) Reflects amortization of premium on servicing rights of projected average remaining lives of related loans of three years using the level yield method.
(5) Reflects amortization of goodwill arising from merger (established at $6,344) on a straight line basis over a 15 year period. Additionally, includes additional depreciation on premises on the average lives of the assets acquired of approximately 15 years straight-line.
(6) Reflects income tax expense attributable to purchase accounting adjustments associated with the Merger.
(7) Reflects pro forma combined net income divided by fully diluted shares of 5,605,642 (2,994,861 existing shares plus 2,610,781 shares issued in merger).

PRO FORMA CAPITAL RATIOS

  Set forth below are certain historical and pro forma consolidated capital ratios for Liberty Federal Savings and Hinsdale Federal at June 30, 1996, assuming consummation of the Merger as of that date.

                                               AT JUNE 30, 1996
                                 ---------------------------------------------
                                     LIBERTY
                                 FEDERAL SAVINGS       HINSDALE FEDERAL
                                 --------------- -----------------------------
                                                         PRO FORMA REGULATORY
                                     ACTUAL      ACTUAL  COMBINED  REQUIREMENT
                                 --------------- ------  --------- -----------
Core capital to total tangible
 assets.........................       8.30%      7.87%     8.08%     3.00%
Tangible equity to total tangi-
 ble assets(1)..................       8.30       7.64      7.52      1.50
Core capital to risk-adjusted
 assets(2)......................      16.45      13.37     14.88      4.00(2)
Total capital to risk-adjusted
 assets(3)......................      17.48      13.71     15.54      8.00(2)

--------
(1) In the case of Hinsdale Federal, core capital and tangible equity capital both equal total stockholders' equity less goodwill. The current OTS core capital requirement for savings associations is 3.0% of total adjusted assets. The OTS has proposed core capital requirements which would require a core capital ratio of 3.0% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness ("CAMEL" rating), and a 4.0% to 5.0% core capital ratio requirement for all other thrifts.
(2) Based on risk-based capital requirements under OTS regulations. The OTS recently issued a rule which adds an interest rate risk ("IRR") component to the risk-based capital requirements. Based upon their preliminary review of the final rule, management of Hinsdale Federal and Liberty Federal Savings do not believe that they will be subject to an IRR component deduction.
(3) Total capital equals core capital plus supplementary capital, comprised of the general loan loss reserves.

     HINSDALE FINANCIAL CORPORATION AND HINSDALE FEDERAL BANK FOR SAVINGS

HINSDALE FINANCIAL CORPORATION

  Hinsdale Financial is a Delaware corporation organized in 1992 for the purpose of becoming the holding company for Hinsdale Federal in connection with Hinsdale Federal's conversion from mutual to stock form. Hinsdale Financial is a unitary savings and loan holding company which, under existing laws, generally is not restricted in the types of business activities in which it may engage. Hinsdale Financial's business has consisted primarily of the business of Hinsdale Federal and its subsidiaries. As of June 30, 1996, Hinsdale Financial had total consolidated assets of $662.5 million, deposits of $466.1 million and stockholders' equity of $55.5 million. The executive offices of Hinsdale Financial are located at One Grant Square, Hinsdale, Illinois 60521, and the telephone number is (630) 323-1776.

HINSDALE FEDERAL BANK FOR SAVINGS

  Hinsdale Federal, a Federal savings bank chartered under the authority of the OTS, originally was organized in 1934, and changed its charter from a federal savings and loan association to a federal savings bank in 1991, and converted from the mutual to the stock form of ownership in 1992. Hinsdale Federal is a member of the Federal Home Loan Bank ("FHLB") System and its deposit accounts are insured to the maximum allowable amount by the Federal Deposit Insurance Corporation ("FDIC") . Hinsdale Federal is regulated by the OTS and the FDIC and is further regulated by the Board of Governors of the Federal Reserve System as to reserves required to be maintained against deposits and certain other matters.

  Hinsdale Federal is a community-oriented institution providing financial services through ten retail banking facilities in DuPage and western Cook counties in Illinois. Hinsdale Federal offers a variety of deposit products in an attempt to attract funds from the general public in highly competitive market areas surrounding its offices. In addition to deposit products, Hinsdale Federal also offers its customers financial advice and security brokerage services through INVEST. Hinsdale Federal invests its retail deposits in mortgage and consumer loans, investment securities and mortgage-backed securities, secured primarily by one-to four-family residential loans. Hinsdale Federal also owns Preferred Mortgage Associates, Ltd., which is one of the largest mortgage brokers in the Chicago metropolitan area and which has four mortgage origination offices, including its headquarters in Downers Grove, Illinois. See "Selected Consolidated Financial And Other Data of Hinsdale Financial Corporation" and "Unaudited Pro Forma Combined Financial Statements."

  Additional information concerning Hinsdale Financial and Hinsdale Federal is included in the Hinsdale Financial documents incorporated by reference herein. See "Incorporation of Certain Documents by Reference."

            LIBERTY BANCORP, INC. AND LIBERTY FEDERAL SAVINGS BANK

LIBERTY BANCORP, INC.

  Liberty Bancorp is a Delaware corporation incorporated in August, 1991 as a savings and loan holding company. As of June 30, 1996, Liberty Bancorp had total consolidated assets of $651.2 million, deposits of $508.6 million and stockholders' equity of $64.0 million. Liberty Bancorp's executive offices are located at 5700 N. Lincoln Avenue, Chicago, Illinois 60659, and its telephone number is (312) 334-1200. Liberty Bancorp's business has consisted primarily of the business of Liberty Federal Savings, its wholly-owned subsidiary.

LIBERTY FEDERAL SAVINGS BANK

  Liberty Federal Savings was established in 1887 as a state chartered building and loan association. In 1934 the institution converted to a federally chartered institution, and in 1991 it converted from the mutual to the stock form of ownership. Liberty Federal Savings is a member of the FHLB System and its deposit accounts are insured to the maximum allowable amount by the FDIC. Liberty Federal Savings is regulated by the OTS and the FDIC and is further regulated by the Board of Governors of the Federal Reserve System as to reserves required to be maintained against deposits and certain other matters.

  Liberty Federal Savings is a community-oriented financial institution offering a variety of traditional financial services to meet the financial needs of the communities it serves. Liberty Federal Savings operates out of its main office located in Chicago and its branch offices located in Glenview, Morton Grove and Norridge, Illinois. Its deposit base is concentrated in the communities surrounding its offices, while its lending base extends throughout the northwestern portion of Chicago and suburban Cook county, Illinois. Liberty Federal Savings also purchases loans that meet the institution's underwriting standards, which are secured by automobiles and real estate located primarily in Chicago and the contiguous counties. It also purchases commercial leases secured by assets throughout the United States. See "Selected Consolidated Financial and Other Data of Liberty Bancorp, Inc." and "Unaudited Pro Forma Combined Financial Statements."

  Additional information concerning Liberty Bancorp and Liberty Federal Savings is included in the Liberty Bancorp documents incorporated by reference herein. See "Incorporation of Certain Documents by Reference."

                             THE SPECIAL MEETINGS

HINSDALE FINANCIAL SPECIAL MEETING

  Place, Time and Date. The Hinsdale Financial Special Meeting is scheduled to be held on Tuesday, November 26, 1996, at the Chicago Marriott O'Hare, 8535 West Higgins Road, Chicago, Illinois, at 3:30 p.m., Chicago time. This Joint Proxy Statement/Prospectus is being sent to holders of record, and certain beneficial owners, of Hinsdale Financial Common Stock as of the Hinsdale Financial Record Date and is accompanied by a form of proxy which the Hinsdale Financial Board requests that stockholders execute and return to Hinsdale Financial for use at the Hinsdale Financial Special Meeting and at any and all adjournments or postponements thereof.

  Matters to Be Considered. At the Hinsdale Financial Special Meeting, holders of shares of Hinsdale Financial Common Stock will vote on the following proposals (the "Hinsdale Financial Proposals"): the approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger of Liberty Bancorp with and into Hinsdale Financial and the issuance by Hinsdale Financial/Alliance Bancorp of up to 2,610,781 shares of Alliance Bancorp Common Stock in connection with the Merger; and the approval and adoption of amendments to Hinsdale Financial's Certificate of Incorporation (the "Hinsdale Financial Certificate") to (i) increase the number of authorized shares of Hinsdale Financial Common Stock from 6,000,000 to 11,000,000 (the "Shares Amendment"), and (ii) to change the name of the corporation, effective upon consummation of the Merger, to "Alliance Bancorp" (the "Change of Name Amendment" and together with the Shares Amendment, the "Certificate Amendments"). See "The Merger" and "Amendments to Certificate of Incorporation of Hinsdale Financial Corporation." Hinsdale Financial stockholders also may consider and vote upon such other matters as may properly be brought before the Hinsdale Financial Special Meeting, including proposals to adjourn the Hinsdale Financial Special Meeting in the event there are not sufficient votes to approve any proposal at the time of the Hinsdale Financial Special Meeting; provided, however, that any proxy which is voted against any of the Hinsdale Financial Proposals will not be voted in favor of adjournment to solicit further proxies for such proposals. The Board of Directors of Hinsdale Financial knows of no business that will be presented for consideration at the Hinsdale Financial Special Meeting other than the matters described in this Joint Proxy Statement/Prospectus.

  Hinsdale Financial Record Date; Votes Required. The Hinsdale Financial Board has fixed the close of business on October 14, 1996 (the "Hinsdale Financial Record Date") as the date for determining holders of Hinsdale Financial Common Stock who are entitled to notice of and to vote at the Hinsdale Financial Special Meeting. Only holders of record of Hinsdale Financial Common Stock at the close of business on the Hinsdale Financial Record Date will be entitled to notice of and to vote at the Hinsdale Financial Special Meeting. As of the Hinsdale Financial Record Date, there were outstanding and entitled to vote at the Hinsdale Financial Special Meeting 2,695,085 shares of Hinsdale Financial Common Stock.

  Except as indicated below, each holder of record of shares of Hinsdale Financial Common Stock on the Hinsdale Financial Record Date will be entitled to cast one vote per share on the Hinsdale Financial Proposals at the Hinsdale Financial Special Meeting. Such vote may be exercised in person or by properly executed proxy.

  In accordance with the provisions of the Hinsdale Financial Certificate, record holders of Hinsdale Financial Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. The Hinsdale Financial Certificate authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to Hinsdale Financial to enable the Board to implement and apply the Limit.

  The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Hinsdale Financial Common Stock entitled to vote at the Hinsdale Financial Special Meeting is necessary to constitute a quorum. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons as to certain proposals on which such beneficial owners or persons are entitled to vote their shares but with respect to which the brokers or nominees have no discretionary power to vote without such instructions) will be treated as shares present at the Hinsdale Financial Special Meeting for purposes of determining the presence of a quorum.

  With a quorum, or in the absence of such, the affirmative vote of a majority of the shares represented at the Hinsdale Financial Special Meeting may authorize the adjournment of the meeting.

  The affirmative vote of the holders of a majority of the outstanding shares of Hinsdale Financial Common Stock is required for approval and adoption of the Merger Agreement and the Certificate Amendments. Therefore, abstentions and broker non-votes will have the same effect as votes against approval of the Hinsdale Financial Proposals.

  Approval of the Merger Agreement by the stockholders of Hinsdale Financial is a condition to, and required for, consummation of the Merger. See "The Merger--Conditions to the Merger." The adoption of the Merger Agreement is conditioned upon stockholder approval of the Certificate Amendments, and the adoption of the Certificate Amendments is conditioned upon stockholder approval of the Merger Agreement.

  As of the Hinsdale Financial Record Date, the directors and executive officers of Hinsdale Financial and their affiliates beneficially owned in the aggregate 173,993 shares (excluding shares underlying stock options), or approximately 6.5% of the then outstanding shares, of Hinsdale Financial Common Stock entitled to vote at the Hinsdale Financial Special Meeting. The directors of Hinsdale Financial have entered into the Liberty Bancorp Voting Agreements whereby such directors have agreed to vote all shares of Hinsdale Financial Common Stock owned by them (109,183 shares in the aggregate) for approval of the Merger Agreement. As of the Hinsdale Financial Record Date, the directors and executive officers of Liberty Bancorp and their affiliates beneficially owned 5,125 shares of Hinsdale Financial Common Stock. It is also expected that such shares will be voted in favor of the Hinsdale Financial Proposals.

  Proxies. Shares of Hinsdale Financial Common Stock represented by properly executed proxies received prior to or at the Hinsdale Financial Special Meeting will, unless such proxies have been revoked, be voted at the Hinsdale Financial Special Meeting and any adjournments or postponements thereof, in accordance with the instructions indicated in the proxies. If no instructions are indicated on a properly executed proxy, the shares will be voted FOR the Hinsdale Financial Proposals.

  Any proxy given pursuant to this solicitation or otherwise may be revoked by the person giving it at any time before it is voted either by delivering to the Secretary of Hinsdale Financial at One Grant Square, Hinsdale, Illinois 60521 on or before the taking of the vote at the Hinsdale Financial Special Meeting, a written notice of revocation bearing a later date than the date of the proxy or a later dated proxy relating to the same shares or by attending the Hinsdale Financial Special Meeting and voting in person. Attendance at the Hinsdale Financial Special Meeting will not in itself constitute the revocation of a proxy. Moreover, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Special Meeting.

  If any other matters are properly presented at the Hinsdale Financial Special Meeting for consideration, the persons named in the proxy or acting thereunder will have discretion to vote on such matters in accordance with their best judgment. As of the date hereof, the Hinsdale Financial Board of Directors knows of no such other matters.

  In addition to solicitation by mail, directors, officers and employees of Hinsdale Financial, who will not be specifically compensated for such services, may solicit proxies from the stockholders of Hinsdale Financial, personally or by telephone, telegram or other forms of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy material to beneficial owners. In addition, Hinsdale Financial and Liberty Bancorp have engaged Morrow & Co., Inc., a proxy solicitation firm ("Morrow"), to assist Hinsdale Financial and Liberty Bancorp in distributing proxy materials and contacting record and beneficial owners of Hinsdale Financial and Liberty Bancorp Common Stock. Hinsdale Financial and Liberty Bancorp have agreed to pay Morrow approximately $10,000, plus out-of-pocket expenses, for its services to be rendered on behalf of Hinsdale Financial and Liberty Bancorp. Except as to the expense of Morrow and printing and mailing expenses associated with the Joint Proxy Statement/Prospectus (which Hinsdale Financial and Liberty Bancorp shall bear equally), Hinsdale Financial will bear its own expenses in connection with the solicitation of proxies for the Hinsdale Financial Special Meeting.

  HOLDERS OF HINSDALE FINANCIAL COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING WHITE PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

LIBERTY BANCORP SPECIAL MEETING

  Place, Time and Date. The Liberty Bancorp Special Meeting is scheduled to be held on Tuesday, November 26, 1996, at the Chicago Marriott O'Hare, 8535 West Higgins Road, Chicago, Illinois, at 2:00 p.m., Chicago time. This Joint Proxy Statement/Prospectus is being sent to holders of record, and certain beneficial owners, of Liberty Bancorp Common Stock as of the Liberty Bancorp Record Date, and is accompanied by a form of proxy which the Liberty Bancorp Board requests that stockholders execute and return to Liberty Bancorp for use at the Liberty Bancorp Special Meeting and at any and all adjournments or postponements thereof.

  Matters to Be Considered. At the Liberty Bancorp Special Meeting, holders of Liberty Bancorp Common Stock as of the Liberty Bancorp Record Date will vote upon a proposal (the "Liberty Bancorp Proposal") to approve the Merger Agreement and the transactions contemplated thereby. Holders of Liberty Bancorp Common Stock also may consider and vote upon such other matters as are properly brought before the Liberty Bancorp Special Meeting, including proposals to adjourn the Liberty Bancorp Special Meeting to permit further solicitation of proxies by Liberty Bancorp's Board of Directors in the event that there are not sufficient votes to approve any proposal at the time of the Liberty Bancorp Special Meeting; provided, however, that any proxy which is voted against the Liberty Bancorp Proposal will not be voted in favor of adjournment to solicit further proxies. As of the date hereof, the Liberty Bancorp Board knows of no business that will be presented for consideration at the Liberty Bancorp Special Meeting, other than the matters described in this Joint Proxy Statement/Prospectus.

  Liberty Bancorp Record Date; Vote Required. The Liberty Bancorp Board has fixed the close of business on October 14, 1996 (the "Liberty Bancorp Record Date") as the date for determining holders of Liberty Bancorp Common Stock who are entitled to notice of and to vote at the Liberty Bancorp Special Meeting. Only holders of record of Liberty Bancorp Common Stock on the Liberty Bancorp Record Date will be entitled to notice of and to vote at the Liberty Bancorp Special Meeting. As of the Liberty Bancorp Record Date, there were outstanding and entitled to vote at the Liberty Bancorp Special Meeting 2,477,022 shares of Liberty Bancorp Common Stock.

  Except as indicated below, each holder of record of shares of Liberty Bancorp Common Stock on the Liberty Bancorp Record Date will be entitled to cast one vote per share on the Liberty Bancorp Proposal at the Liberty Bancorp Special Meeting. Such vote may be exercised in person or by properly executed proxy.

  In accordance with the provisions of the Liberty Bancorp Certificate, record holders of Liberty Bancorp Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. The Liberty Bancorp Certificate authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to Liberty Bancorp to enable the Board to implement and apply the Limit.

  The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Liberty Bancorp Common Stock entitled to vote at the Liberty Bancorp Special Meeting is necessary to constitute a quorum. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons as to certain proposals on which such beneficial owners or persons are entitled to vote their shares but with respect to which the brokers or nominees have no discretionary power to vote without such instructions) will be treated as shares present at the Liberty Bancorp Special Meeting for purposes of determining the presence of a quorum.

  With a quorum, or in the absence of such, the affirmative vote of a majority of the shares represented at the Liberty Bancorp Special Meeting may authorize the adjournment of the meeting.

  Approval of the Liberty Bancorp Proposal at the Liberty Bancorp Special Meeting will require the affirmative vote of the holders of a majority of the outstanding shares of Liberty Bancorp Common Stock entitled to vote at the Liberty Bancorp Special Meeting. As a result, abstentions and broker non-votes will have the same effect as votes against the Liberty Bancorp Proposal.

  As of the Liberty Bancorp Record Date, the directors and executive officers of Liberty Bancorp and their affiliates beneficially owned in the aggregate 401,894 shares (excluding shares underlying stock options), or 16.22% of the then outstanding shares, of Liberty Bancorp Common Stock entitled to vote at the Liberty Bancorp Special Meeting. The directors of Liberty Bancorp have entered into the Hinsdale Financial Voting Agreements whereby such directors have agreed to vote all shares of Liberty Bancorp Common Stock owned by them (344,173 shares in the aggregate) for approval of the Merger Agreement. As of the Liberty Bancorp Record Date, the directors and executive officers of Hinsdale Financial and their affiliates did not beneficially own any shares of Liberty Bancorp Common Stock.

  Proxies. Shares of Liberty Bancorp Common Stock represented by properly executed proxies received prior to or at the Liberty Bancorp Special Meeting will, unless such proxies have been revoked, be voted at the Liberty Bancorp Special Meeting and any adjournments or postponements thereof in accordance with the instructions indicated in the proxies. If no instructions are indicated on a properly executed proxy, the shares will be voted FOR the Liberty Bancorp Proposal.

  Any proxy given pursuant to this solicitation or otherwise may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of Liberty Bancorp at 5700 N. Lincoln Avenue, Chicago, Illinois 60659 on or before the taking of the vote at the Liberty Bancorp Special Meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of Liberty Bancorp Common Stock, or by attending the Liberty Bancorp Special Meeting and voting in person. Attendance at the Liberty Bancorp Special Meeting will not in itself constitute the revocation of a proxy. Moreover, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Special Meeting.

  If any other matters are properly presented at the Liberty Bancorp Special Meeting for consideration, the persons named in the proxy or acting thereunder will have discretion to vote on such matters in accordance with their best judgment. As of the date hereof, the Liberty Bancorp Board knows of no such other matters.

  In addition to solicitation by mail, directors, officers and employees of Liberty Bancorp, who will not be specifically compensated for such services, may solicit proxies from the stockholders of Liberty Bancorp, personally or by telephone, telegram or other forms of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy material to beneficial owners. In addition, Liberty Bancorp and Hinsdale Financial have engaged Morrow to assist Liberty Bancorp and Hinsdale Financial in distributing proxy materials and contacting record and beneficial owners of Liberty Bancorp and Hinsdale Financial Common Stock. Liberty Bancorp and Hinsdale Financial have agreed to pay Morrow approximately $10,000, plus out-of-pocket expenses, for its services to be rendered on behalf of Liberty Bancorp and Hinsdale

Financial. Except as to the expense of Morrow and printing and mailing expenses associated with the Joint Proxy Statement/Prospectus (which Liberty Bancorp and Hinsdale Financial shall bear equally), Liberty Bancorp will bear its own expenses in connection with the solicitation of proxies for the Liberty Bancorp Special Meeting.

  HOLDERS OF LIBERTY BANCORP COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING WHITE PROXY CARD AND TO RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

  HOLDERS OF LIBERTY BANCORP COMMON STOCK SHOULD NOT FORWARD STOCK CERTIFICATES WITH THEIR WHITE PROXY CARDS.

                                  THE MERGER

  The information in this Joint Proxy Statement/Prospectus concerning the terms of the Merger is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto in Appendix I and incorporated by reference herein. All stockholders are urged to read the Merger Agreement in its entirety.

GENERAL

  Pursuant to the Merger Agreement, Liberty Bancorp will be merged with and into Hinsdale Financial, with Hinsdale Financial being the surviving entity operating under the name "Alliance Bancorp" (the "Company Merger") and, pursuant to the Bank Merger Agreement, concurrently with or immediately thereafter, Liberty Federal Savings will be merged with and into Hinsdale Federal, with Hinsdale Federal as the surviving institution operating under the name "Liberty Federal Bank" (the "Bank Merger" and, together with the Company Merger, the "Merger"), in a "Merger of Equals." Pursuant to the Merger Agreement, each share of Liberty Bancorp Common Stock issued and outstanding immediately prior to the Merger will be converted into the right to receive
1.054 shares of Alliance Bancorp Common Stock and Hinsdale Financial stockholders will maintain one share of Alliance Bancorp Common Stock for each share of Hinsdale Financial Common Stock they own. Following the Effective Time of the Merger, the former stockholders of Liberty Bancorp would own approximately 2,610,781 shares, or 49.2%, of the shares of Alliance Bancorp Common Stock to be outstanding, and the former stockholders of Hinsdale Financial would own 50.8% of the shares of Alliance Bancorp Common Stock outstanding. Members of Hinsdale Financial's and Liberty Bancorp's respective Boards of Directors would each represent 50% of the Board of Directors of Alliance Bancorp. As soon as possible after the conditions to consummation of the Merger described below have been satisfied or waived, and unless the Merger Agreement has been terminated as provided below, Hinsdale Financial and Liberty Bancorp will file a certificate of merger with the Secretary of State of Delaware for the Company Merger, and Articles of Combination with the OTS for the Bank Merger. The Company Merger will become effective upon the filing of the certificate of merger with the Secretary of State of Delaware, while the Bank Merger will become effective at the time the Articles of Combination are endorsed by the OTS pursuant to Section 552.13(k) of the regulations promulgated by the OTS. The time at which the Company Merger becomes effective is referred to herein as the "Effective Time." See "--Effective Time and Closing Date." The parties have agreed to effect the Bank Merger immediately following the Company Merger.

  Upon consummation of the Merger, each outstanding share of Liberty Bancorp Common Stock shall be converted into 1.054 shares of Alliance Bancorp Common Stock, each stockholder of Liberty Bancorp shall be entitled to exchange Liberty Bancorp Common Stock certificates for Alliance Bancorp Common Stock certificates and thereupon shall cease to be a stockholder of Liberty Bancorp, and the separate existence and corporate organization of Liberty Bancorp shall cease.

BACKGROUND OF AND REASONS FOR THE MERGER

  Background of the Merger. From time to time, both Hinsdale Financial and Liberty Bancorp have reviewed their strategic alternatives for enhancing profitability and maximizing stockholder value. The changing competitive situation in banking and financial services has been evidenced by considerable consolidation activity in recent years. The increasing size of competitors and the benefits that an increased scale of operation contribute to supporting product innovations and technological improvements has led both Hinsdale Financial and Liberty Bancorp to recognize that a combination or consolidation with proper characteristics would be beneficial to both institutions' financial performance and strategic value.

  In July of 1995, Fredric Novy, President and Chief Executive Officer of Liberty Bancorp had discussions with Kenne Bristol, President and Chief Executive Officer of Hinsdale Financial regarding the possible purchase by Liberty Federal Savings of mortgage loans originated by Hinsdale Financial's subsidiary, Preferred Mortgage. Messrs. Novy and Bristol were known to each other as executive officers of thrift institutions in the Chicago area and through their involvement in various industry trade organizations. During the course of their discussions regarding the purchase of loans from Preferred Mortgage, Messrs. Novy and Bristol also discussed their outlooks for the thrift industry in the Chicago metropolitan area as well as their strategic views as to the future direction of the banking industry and their respective institutions. Messrs. Novy and Bristol discussed the consolidation trend in banking and financial services, the potential advantages in general of affiliations among savings institutions to enhance operational and strategic franchise value, and the possibilities of and advantages to a combination between Hinsdale Financial and Liberty Bancorp. In December 1995, and as a result of ongoing discussions, Messrs. Novy and Bristol agreed to engage a third party financial advisor for the purpose of reviewing a possible combination between Hinsdale Financial and Liberty Bancorp in a merger of equals, such review to be based on the publicly available information regarding each company. A.T. Kearney, Inc. ("Kearney") was engaged in December of 1995 for this purpose.

  Messrs. Novy and Bristol met in the offices of Kearney during December to review a financial presentation prepared by Kearney as to a possible merger of equals between Hinsdale Financial and Liberty Bancorp. The parties also discussed various non-financial aspects of a possible merger of equals, including board composition, the respective corporate cultures and business philosophies of the companies, as well as the markets served and the products offered by the two companies and the synergies that could be accomplished by a combination. Kearney was directed to prepare a business plan for a merger of equals. In January of 1996, Messrs. Novy and Bristol again met at the offices of Kearney to review and refine a business plan for a possible merger of equals between Hinsdale Financial and Liberty Bancorp. The Boards of Directors of Hinsdale Financial and Liberty Bancorp were fully apprised of these meetings and discussions.

  Given the progress made by Messrs. Novy and Bristol with Kearney, the directors of Hinsdale Financial and Liberty Bancorp attended a dinner held in mid-February for the specific purpose of introducing the Boards to each other. Kearney attended the dinner and made a general presentation to the Boards of Directors, and responded to questions from the Boards. No discussion of pricing terms or an exchange ratio took place, although the Boards understood that a merger of equals was contemplated by both parties, and that a "premium" would not be paid by either party in such a transaction.

  On March 19, 1996, the Board of Directors of Hinsdale Financial met to discuss the developments regarding Liberty Bancorp. Kearney was in attendance at this meeting, as was counsel to Hinsdale Financial. The directors were advised of their fiduciary duties in general and in particular with respect to mergers, and a determination was made to retain Baird as the financial advisor to Hinsdale Financial with respect to any possible merger of equals with Liberty Bancorp. On March 21 Baird met with the Hinsdale Financial Board of Directors to have a discussion as to mergers of equals in general and in particular as to the possible merger of equals between Hinsdale Financial and Liberty Bancorp, including a discussion of the methodologies utilized in determining the exchange ratio in a merger of equals transaction. At a meeting of the Board of Directors of Liberty Bancorp held in March, a determination was made to retain Chicago Capital and Morgan Keegan as financial advisors to Liberty Bancorp in connection with any possible merger of equals with Hinsdale Financial. On April 8, 1996, a meeting was held at the Union League Club in Chicago which was attended by the chief executive and chief financial officers of both Hinsdale Financial and Liberty Bancorp, Kearney, Baird and Chicago Capital. At the meeting there was further discussion regarding a possible combination of the two parties; there was also discussion as to the goodwill lawsuit initiated by Hinsdale Financial (through Hinsdale Federal) against the United States Government (the "Goodwill Claim") relating to the "goodwill" acquired by Hinsdale Federal in 1982 in connection with its acquisition of North America Federal Savings and the elimination of goodwill as regulatory capital through the enactment of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"). As a result of FIRREA, Hinsdale Federal took a charge to earnings in each of the fiscal years ended September 30, 1991 and 1992 relating to its write-off of the remaining goodwill relating to the North America Federal Savings acquisition. The parties discussed, among other things, whether the Goodwill Claim should be left in any possible merger or, if possible, carved out for the exclusive benefit of Hinsdale Financial stockholders. The parties decided to review a possible distribution to Hinsdale Financial stockholders of rights to receive the net proceeds of any recovery relating to the Goodwill Claim, which distribution would take place immediately prior to the effective date of any merger between Hinsdale Financial and Liberty Bancorp.

  On May 1, 1996, a committee of Board members from Hinsdale Financial and Liberty Bancorp met to further explore the possible combination of the two entities. Only Board members were present. The Board members discussed the existing operations of the companies and the possible synergies of a combined entity, including a discussion of the compatibility of the companies' operations and conservative operating philosophies and the opportunities to enhance each other's operational and strategic value through a combination. The Board committees reported to the full Boards, at which time it was determined to proceed with a due diligence investigation of the other. Confidentiality agreements were executed and the parties began exchanging documents and other information (including corporate minutes, asset quality reports, business plans, policy statements and internal financial statements) and conducting on-site due diligence. Further meetings were held in May among the companies' respective executive officers, financial advisors (other than Morgan Keegan) and legal counsel regarding the structure and terms of a business combination. After consultations with legal counsel and tax advisors, it was determined during this time period that a goodwill "carve-out" by means of a distribution to stockholders of Hinsdale Financial of rights to receive the net proceeds of any recovery in the Goodwill Claim could be taxable to both stockholders and the company and therefore would not be economical. During this time period it was also determined that given the intent of the parties to re-align various stock benefit plans, particularly the employee stock ownership plans, and in light of Liberty Bancorp's history of stock repurchases, the transaction would be required to be accounted for under the purchase method of accounting and that a merger of Liberty Bancorp into Hinsdale Financial would be most advantageous from an accounting and tax standpoint.

  The terms of a merger agreement between Hinsdale Financial and Liberty Bancorp were presented to each of the Boards of Directors at special meetings of directors held on June 17, 1996. At the Hinsdale Financial Board of Directors meeting, the Board was informed of the favorable results of the due diligence review of Liberty Bancorp, and the discussion then focussed on the Goodwill Claim and the fact that a U.S. Supreme Court decision on whether the federal government could be held liable for damages for breach of contract relating to the passage of the FIRREA was expected by the end of the month. The Board again was informed of the potential adverse tax consequences to stockholders and the company of any separate distribution to Hinsdale Financial stockholders of rights to any damages to be recovered by Hinsdale Financial relating to the Goodwill Claim, and the Board, in consultation with its financial advisors and legal counsel, discussed numerous factors relating to the Goodwill Claim, including without limitation, the market's perceived value of the claim, the fact that several years could possibly elapse before any recovery was likely to be realized, and the fact that the government would likely raise numerous defenses and offsets to the Goodwill Claim. However, in light of the then-imminent Supreme Court decision as to the fundamental issue of whether the federal government could be held liable for breach of contract, the Board determined to await the outcome of the Supreme Court ruling before proceeding with any decision on the merger agreement. The Liberty Bancorp Board of Directors was informed of the Hinsdale Financial decision to postpone any decision on the merger agreement, a general discussion followed, and a determination was made to continue negotiations with Hinsdale Financial at a later date following the Supreme Court's decision.

  On July 1, 1996, the Supreme Court announced its decision that the U.S. Government was liable, in the cases before it, for breach of contract relating to the passage of FIRREA and the elimination of supervisory goodwill as a component of regulatory capital. On July 3, the Hinsdale Financial Board of Directors met to discuss the Supreme Court decision and its impact on the proposed merger with Liberty Bancorp. The Board concluded that it still believed that a merger of equals with Liberty Bancorp could be in the best interests of the company and its stockholders and determined that the parties should proceed further and attempt to negotiate an appropriate exchange ratio. On July 5, the chief executive officers of Hinsdale Financial and Liberty Bancorp met to discuss the goodwill decision and its impact on the proposed merger and they decided that a committee of Board members from Hinsdale Financial and Liberty Bancorp should again meet to attempt to arrive at an acceptable exchange ratio, on the basis that the Goodwill Claim could not be separately distributed to Hinsdale Financial stockholders. The financial advisor to Hinsdale Financial was directed to prepare an analysis as to appropriate exchange ratios for a merger of equals. On July 30, 1996, the Board committees met and discussed the appropriate methodologies for arriving at an exchange ratio for a merger of equals between the parties. The directors considered and reviewed the relative market values of the shares outstanding of each of the companies, and the contribution each company would make to the combined company's assets, liabilities, equity and earnings (as to earnings, on both an historical and projected basis). The Board members also reviewed an analysis of various exchange ratios prepared by Baird, and determined that an exchange ratio of
1.054 shares of Alliance Bancorp Common Stock for each share of Liberty Bancorp Common Stock, which reflected numerous factors, including each company's historical and projected earnings, the relative book values of the companies and the relative market values of the companies' equity securities, would be used. This exchange ratio would have resulted in the former stockholders of Liberty Bancorp owning approximately 49.3% of the shares of Alliance Bancorp Common Stock to be outstanding, and the former stockholders of Hinsdale Financial owning 50.7% of the shares of Alliance Bancorp Common Stock to be outstanding.

  At separate meetings held on August 2, 1996, the Boards of Directors of Hinsdale Financial and Liberty Bancorp reviewed with their respective senior management officials, financial advisors and legal counsel, the terms of the Merger, the Merger Agreement and the Stock Option Agreements and the transactions contemplated thereby, as well as the background of the transactions, the potential financial and strategic benefits of the transactions, the results of due diligence reviews, financial and valuation analyses of the transactions and the terms of the proposed transaction agreements, including the Exchange Ratio. Each of the Boards of Directors discussed with counsel their fiduciary duties in connection with merger transactions. At the meeting of the Hinsdale Financial Board of Directors, Baird rendered its opinion that, as of August 2, 1996, the Exchange Ratio in the Merger was fair to Hinsdale Financial stockholders from a financial point of view. At such meeting, the Hinsdale Financial Board of Directors unanimously adopted and approved the Merger, the Merger Agreement, the Stock Option Agreements and the transactions contemplated thereby. At the meeting of the Liberty Bancorp Board of Directors, Chicago Capital and Morgan Keegan rendered their oral opinions that, as of August 2, 1996, the Exchange Ratio was fair, from a financial point of view, to Liberty Bancorp stockholders. At such meeting, the Liberty Bancorp Board of Directors unanimously adopted and approved the Merger, the Merger Agreement, the Stock Option Agreements and the transactions contemplated thereby.

  Reasons for the Merger. The Hinsdale Financial Board and the Liberty Bancorp Board have each determined that the Merger and the Merger Agreement are fair to, and in the best interests of, their respective company and stockholders. In reaching their determinations, the Hinsdale Financial Board and the Liberty Bancorp Board consulted with their respective financial advisors with respect to the financial aspects and fairness of the transaction. In arriving at their determinations, the Hinsdale Financial Board and the Liberty Bancorp Board also considered a number of factors which indicated that the Merger should produce an institution that is well capitalized, and one which will enjoy an enhanced operational and strategic value and that should foster the potential for earnings growth. The factors considered by the Hinsdale Financial Board and the Liberty Bancorp Board included, but were not limited to, the following:

    (i) Information concerning the businesses, earnings, operations, financial condition, prospects, capital levels and asset quality of Hinsdale Financial and Liberty Bancorp, both individually and as combined.

    (ii) The financial advice rendered by the respective financial advisors to Hinsdale Financial and Liberty Bancorp that, with respect to Hinsdale Financial, the Exchange Ratio in the Merger is fair, from a financial point of view, to Hinsdale Financial and its stockholders and, with respect to Liberty Bancorp, that the Exchange Ratio is fair, from a financial point of view, to Liberty Bancorp and its stockholders. See "--Opinion of Financial Advisor to Hinsdale Financial" and "--Opinions of Liberty Bancorp's Financial Advisors."

    (iii) The terms of the Merger Agreement, the Stock Option Agreements and the other documents executed in connection with the Merger, all of which were reciprocal.

    (iv) The anticipated cost savings and efficiencies available to the combined company as a result of the Merger.

    (v) The current and prospective economic, competitive and regulatory environment facing each institution and other financial institutions.

    (vi) The fact that the Board of Directors of the combined company would consist of equal numbers of members selected by Hinsdale Financial and Liberty Bancorp, respectively, and the current management of each company would have a significant influence in the management of the combined company. See "Management and Operations After the Merger."

    (vii) The results of the due diligence investigations conducted by the managements of Hinsdale Financial and Liberty Bancorp, including assessment of credit policies, asset quality, interest rate risk, litigation and adequacy of loan loss reserves.

    (viii) The expectation that the Merger would be tax free to Hinsdale Financial and Liberty Bancorp, and their respective stockholders, for federal income tax purposes. See "--Federal Income Tax Consequences of the Merger".

    (ix) The nature and compatibility of the respective management and business philosophies of Hinsdale Financial and Liberty Bancorp.

    (x) The prospects for growth and expanded products and services, and other anticipated impacts on depositors, employees, customers and communities served by Hinsdale Financial and Liberty Bancorp, respectively.

    (xi) The pro forma ownership of the combined company by stockholders of Hinsdale Financial and Liberty Bancorp.

  In addition, the Hinsdale Financial Board of Directors considered various issues relating to the Goodwill Claim, including the fact numerous defenses and offsets to Hinsdale Federal's claim would likely be raised by the federal government, that Hinsdale Federal might not realize any recovery for several years, and that unlike most claims for breach of contract, interest is not paid on the claims against the government. The Board also considered the advice it had received that any separate distribution to its stockholders of rights to receive the net proceeds of any recovery relating to the Goodwill Claim might be taxable to both Hinsdale Financial and its stockholders and therefore did not appear to be an economical alternative for the company or its stockholders. The Hinsdale Financial Board of Directors also discussed the fact that a month had passed since the Supreme Court announced its decision regarding goodwill and that it believed that the market price of the Hinsdale Financial Common Stock took into account the market's perception of the value of the Goodwill Claim. The Hinsdale Financial Board also considered that Liberty Bancorp's total stockholders' equity as of June 30, 1996 was approximately $10 million greater than Hinsdale Financial's stockholders' equity at such date, and that the stockholders of Hinsdale Financial would have owned 50.7% of the combined entity. The Liberty Bancorp Board also considered and discussed the Goodwill Claim. In reaching their determinations to approve and recommend the Merger, the Hinsdale Financial Board and the Liberty Bancorp Board did not assign any specific or relative weights to any of the foregoing factors, and individual directors may have given differing weights to different factors.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

  Hinsdale Financial. The Hinsdale Financial Board of Directors has unanimously adopted and approved the Merger Agreement and the transactions contemplated thereby and has determined that the Merger and the issuance of the shares of Hinsdale Financial/Alliance Bancorp Common Stock pursuant thereto are fair to and in the best interests of Hinsdale Financial and its stockholders. THE HINSDALE FINANCIAL BOARD OF DIRECTORS THEREFORE UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

  For a discussion of factors considered by the Hinsdale Financial Board of Directors in reaching its decision to approve the Merger Agreement, see "-- Background of and Reasons for the Merger."

  Liberty Bancorp. The Liberty Bancorp Board of Directors has unanimously adopted and approved the Merger Agreement and the transactions contemplated thereby and has determined that the Merger is fair to, and in the best interests of, Liberty Bancorp and its stockholders. THE LIBERTY BANCORP BOARD OF

DIRECTORS THEREFORE UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

  For a discussion of factors considered by the Liberty Bancorp Board in reaching its decision to approve the Merger Agreement, see "--Background of and Reasons for the Merger."

MERGER CONSIDERATION

  Subject to the terms, conditions and procedures set forth in the Merger Agreement, each share of Liberty Bancorp Common Stock issued and outstanding immediately prior to the Merger will be converted into 1.054 (the "Exchange Ratio") shares of Alliance Bancorp Common Stock (the "Merger Consideration"). The Exchange Ratio was determined through arm's-length negotiations between Hinsdale Financial and Liberty Bancorp, each of which was advised during such negotiations by its financial advisors. See "--Background of and Reasons for the Merger." Based upon the outstanding shares of Hinsdale Financial Common Stock and Liberty Bancorp Common Stock as of October 16, 1996, the stockholders of Liberty Bancorp would own approximately 49.2% of the Alliance Bancorp Common Stock to be outstanding immediately following the Effective Time, and the stockholders of Hinsdale Financial would own approximately 50.8% of the Alliance Bancorp Common Stock to be outstanding immediately following the Effective Time.

  Each share of Hinsdale Financial Common Stock issued and outstanding at the Effective Time will remain outstanding and unchanged as a share of Alliance Bancorp as a result of the Merger, and without any action on their part. No fractional shares of Alliance Common Stock will be issued in the Merger, and Liberty Bancorp stockholders who otherwise would be entitled to receive a fractional share of Alliance Bancorp Common Stock will receive a cash payment in lieu thereof. See "--Fractional Shares."

  The number of shares of Alliance Bancorp Common Stock to be received for each share of Liberty Bancorp Common Stock has been fixed at 1.054. Based on the last reported sale price for Hinsdale Financial Common Stock on the Nasdaq National Market on October 16, 1996 ($23.375 per share), the value of 1.054 shares of Hinsdale Financial Common Stock as of that date would have been approximately $24.64 per share. The last reported sale price for Liberty Bancorp Common Stock on the Nasdaq National Market on that date was $23.875 per share. The market value of Hinsdale Financial/Alliance Bancorp Common Stock to be received in the Merger, however, is subject to fluctuation. Fluctuations in the market price of Hinsdale Financial Common Stock would result in an increase or decrease in the value of the Merger Consideration to be received by Liberty Bancorp stockholders in the Merger. An increase in the market value of Hinsdale Financial Common Stock would increase the market value of the Merger Consideration to be received in the Merger. A decrease in the market value of Hinsdale Financial Common Stock would have the opposite effect. See "--Merger Consideration."

TREATMENT OF LIBERTY BANCORP STOCK OPTIONS

  At the Liberty Bancorp Record Date, there were Liberty Bancorp Stock Options outstanding with respect to 396,774 shares of Liberty Bancorp Common Stock. Except as described below, at the Effective Time, each Liberty Bancorp Stock Option shall become an option to purchase the number of shares of Alliance Bancorp Common Stock that would have been received by the holder of such option in the Merger had the option been exercised in full for shares of Liberty Bancorp Common Stock immediately prior to the Effective Time, upon the same terms and conditions under the relevant option as were applicable immediately prior to the Effective Time, except the exercise price per share will be proratably adjusted by the Exchange Ratio and any fractional shares. Hinsdale Financial has agreed to make all filings under federal and state securities laws necessary to permit the exercise of such options for Alliance Bancorp Common Stock and the sale of the shares of Alliance Bancorp Common Stock received by the optionees upon such exercise, and to continue to make such filings thereafter as may be necessary to permit the continued exercise of options and sale of shares.

OPINION OF FINANCIAL ADVISOR TO HINSDALE FINANCIAL

  General. The Board of Hinsdale Financial retained Baird to act as financial advisor and to render its opinion as to whether the Exchange Ratio is fair, from a financial point of view, to the holders of the outstanding shares of Hinsdale Financial Common Stock. On August 2, 1996, Baird delivered its oral opinion to the Board of Directors that, as of such date, the Exchange Ratio was fair from a financial point of view, to the holders of the outstanding shares of Hinsdale Financial Common Stock. This oral opinion was confirmed by a written opinion dated October 17, 1996, the date of this prospectus.

  THE FULL TEXT OF BAIRD'S OPINION, DATED OCTOBER 17, 1996, WHICH SETS FORTH THE ASSUMPTIONS MADE, GENERAL PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY BAIRD IN RENDERING ITS OPINION, IS ATTACHED AS APPENDIX III TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. BAIRD'S OPINION IS DIRECTED ONLY TO THE FAIRNESS, AS OF THE DATE OF THE OPINION AND FROM A FINANCIAL POINT OF VIEW, OF THE EXCHANGE RATIO TO THE HOLDERS OF THE OUTSTANDING SHARES OF HINSDALE FINANCIAL COMMON STOCK AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HINSDALE FINANCIAL STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER AGREEMENT. BAIRD DID NOT MAKE RECOMMENDATIONS TO HINSDALE FINANCIAL CONCERNING THE AMOUNT OF CONSIDERATION TO BE PAID. THE SUMMARY OF BAIRD'S OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. HINSDALE FINANCIAL STOCKHOLDERS ARE URGED TO READ THE OPINION CAREFULLY IN ITS ENTIRETY.

  In conducting its investigation and analysis in arriving at its opinion, Baird reviewed such information and took into account such financial and economic factors as it deemed relevant under the circumstances. In that connection, Baird among other things: (i) reviewed certain internal information, primarily financial in nature, including projections concerning the business and operations of Liberty Bancorp furnished to it for purposes of its analysis, as well as publicly available information including but not limited to Liberty Bancorp's consolidated financial statements for recent years and interim periods and other filings with the SEC; (ii) reviewed certain internal information, primarily financial in nature, concerning the business and operations of Hinsdale Financial furnished to it by or on behalf of Hinsdale Financial for purposes or its analysis, as well as publicly available information including but not limited to Hinsdale Financial's consolidated financial statements for recent years and interim periods and other filings with the SEC; (iii) reviewed the draft of the Merger Agreement in the form presented to Hinsdale Financial's Board of Directors; (iv) compared the historical market prices and trading activity of the Hinsdale Financial Common Stock and Liberty Bancorp Common Stock with such price and trading histories of certain other publicly traded companies Baird deemed relevant; (v) compared the financial position and operating results of Hinsdale Financial and Liberty Bancorp with those of other publicly traded companies Baird deemed relevant; (vi) compared the proposed financial terms of the Merger with the financial terms of certain other business combinations including transactions which Baird deemed to be mergers of equals; and (vii) reviewed the potential pro-forma effects of the Merger on Hinsdale Financial. Baird held discussions with certain members of Hinsdale Financial's and Liberty Bancorp's senior management concerning Hinsdale Financial's and Liberty Bancorp's respective historical and current financial condition and operating results, as well as the future prospects of Hinsdale Financial and Liberty Bancorp, respectively and have consulted with Hinsdale Financial's counsel and special counsel concerning Hinsdale Financial's supervisory goodwill lawsuit (the "Lawsuit"). Baird has also considered such other information, financial studies, analysis and investigations and financial, economic and market criteria which Baird deemed relevant for the preparation of this opinion. The Exchange Ratio was determined by Hinsdale Financial and Liberty Bancorp in arms-length negotiations. Hinsdale Financial did not place any limitation upon Baird with respect to the procedures followed or factors considered by Baird in rendering its opinion.

  In arriving at its opinion, Baird has assumed and relied upon the accuracy and completeness of all of the financial and other information provided by or on behalf of Hinsdale Financial and Liberty Bancorp, or publicly available, and did not attempt independently to verify any such information. Baird also assumed that (i) all material assets and liabilities (contingent or otherwise, known or unknown) of Hinsdale Financial and Liberty

Bancorp were as set forth in the financial statements of Hinsdale Financial and Liberty Bancorp, respectively and (ii) the strategic and operating benefits and synergies currently contemplated by senior management of Hinsdale Financial and Liberty Bancorp to result from the Merger would be realized. Baird assumed that the projections provided to it had been reasonably prepared and represented the best available estimates and good faith judgments of the senior managements of Hinsdale Financial and Liberty Bancorp, respectively, as to future performance of their respective companies. In conducting its review, Baird did not make or obtain an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Hinsdale Financial or Liberty Bancorp, nor did Baird make a physical inspection of the properties or facilities of Hinsdale Financial or Liberty Bancorp. Baird expresses no opinion concerning the merits of, or ultimate recovery from, the Lawsuit. Baird's opinion, necessarily, is based upon economic, monetary and market conditions as they exist and can be evaluated on the date hereof, and does not predict or take into account any changes which may occur, or information which may become available, after the date hereof.

  In connection with its opinion on the consideration to be received pursuant to the Merger Agreement and the presentation of that opinion to the Board of Directors, Baird performed several analyses with respect to Hinsdale Financial and Liberty Bancorp. They included:

  Comparable Group Comparison and Trading History. Baird reviewed the trading prices and volume of Hinsdale Financial's and Liberty Bancorp's stock. Particular attention was given to the one-year period leading up to the date of the fairness opinion. Baird evaluated Hinsdale Financial and Liberty Bancorp against a group of nine savings institutions and savings institution holding companies believed to have characteristics similar to that of Hinsdale Financial and Liberty Bancorp. Comparable financial statistics were reviewed and relative stock price movements were analyzed for one month, three month, six month and twelve month intervals.

  Analysis of the Market's Valuation of Hinsdale's Supervisory Goodwill Lawsuit. In assessing the relative public market valuation of the Hinsdale Financial Common Stock, Baird analyzed the possible effect on such public market price of Hinsdale Financial's Lawsuit. In connection with such analysis, Baird reviewed the trading history of the Hinsdale Financial Common Stock in relation to public announcements concerning the Lawsuit as well as the trading histories of other institutions involved in similar pending litigation in relation to such public announcements. In addition, Baird reviewed the public market valuation of Contingent Litigation Participation Certificates issued by California Federal Bank. Baird also reviewed its analysis regarding the Lawsuit with Hinsdale Financial's counsel and special counsel. Based on the foregoing review and analysis, Baird estimated that the public market valuation of the Lawsuit to be approximately $8.1 million to $13.5 million or $3.00 to $5.00 per share of Hinsdale Financial Common Stock. Baird noted that the price of Hinsdale Financial Common Stock, adjusted for such estimated market valuation of the Lawsuit, is slightly above the Hinsdale Financial comparable group median price to earnings multiples (12.4x for Hinsdale Financial versus 12.3x for the comparable group) and is below such comparable group's average price to book ratio (93.4% for Hinsdale Financial versus 108.1% for the comparable group).

  Comparable Transaction Analysis. Baird performed four analyses of premiums paid for selected savings institutions with comparable characteristics to Liberty Bancorp. The comparable transactions were grouped into two categories. They are:

  . Thrift Merger of Equals Comparable Group--All Merger of Equals transactions involving thrift "targets" announced since 1/1/90 (12 transactions).

  . Merger of Equals Comparable Group--All Merger of Equals transactions announced since 1/1/95, bank and thrift (18 transactions).

  Baird used price to book, price to tangible book, price to earnings and tangible premium to core deposit multiples from these comparable groups to analyze pricing ranges for Liberty Bancorp.

  The following briefly summarizes the general trends of each comparable group of transactions.

    Thrift Merger of Equals Comparable Group. For this group of transactions, the median transaction value was 88.4% of book value and the average was 83.5% of book value. The transaction values ranged from a high of 118.8% of book value to a low of 30.8% of book value. Price to tangible book multiples ranged from 31.7% to 136.3% with a median of 88.4% and an average of 86.6%. The median price to earnings multiple was 11.1x trailing-12-month earnings and the average was 10.7x trailing-12-month earnings. The high price-earnings multiple was 14.1x trailing-12-month earnings and the low was 7.0x. As a tangible premium to core deposits, the median premium was -1.2% and the average was -2.4%. Premium to deposits values ranged from a high of 3.1% to a low of -13.0%.

    Merger of Equals Comparable Group. The median price to book ratio of the consideration paid in all Merger of Equals (bank and thrift) announced since 1/1/95 was 136.8% and the average was 130.5%. Price-book ratios ranged from a high of 183.1% to a low of 93.0%. Price to tangible book multiples ranged from 95.6% to 257.1% with a median of 143.0% and an average of 144.9%. The median price to earnings multiple was 11.3x trailing-12-month earnings and the average was 15.0x. Pricing ranged from a high price to earnings multiple of 52.9x to a low of 5.4x. Deposit premium ratios ranged from -0.7% to 15.1% with a median value of 5.3% and an average of 4.7%.

  By comparison, the consideration paid for Liberty Bancorp in the Merger of Equals represented 94.8% of book value, 95.1% of tangible book value, 17.9x trailing-12-month earnings, and a -0.7% tangible premium to core deposits.

  As no comparable group or transaction from any comparable group is identical to the Merger, Baird indicated to the Hinsdale Financial Board of Directors that the analyses described above are not mathematical, but rather involve complex considerations and judgments concerning differences in operating and financial characteristics including, among other things, differences in revenue composition and earnings performance among Liberty Bancorp and Hinsdale Financial and the selected companies and transactions reviewed.

  Pro-Forma Merger Analysis. Baird prepared a pro-forma analysis of the financial impact of the Merger. Using earnings estimates for Hinsdale Financial (prepared by Hinsdale Financial management) and Liberty Bancorp (prepared by Liberty Bancorp management), Baird compared the earnings per share of each company, on a stand alone basis, to the earnings per share of the Alliance Bancorp Common Stock on a pro-forma basis assuming an Exchange Ratio of 1.054. Estimated merger synergies and other adjustments were made based on discussions with management of Liberty Bancorp and Hinsdale Financial. Assumptions and analysis regarding the economic environment and assumptions regarding identifiable trends, including regulatory trends, in the financial services business were also made to assess the pro-forma combined institution. Baird noted earnings per share accretion for both Hinsdale Financial and Liberty Bancorp as a consequence of the Merger. Baird also noted book value and tangible book value accretion to Hinsdale Financial and book value and tangible book value dilution to Liberty Bancorp as a consequence of this transaction. As Baird's analysis is dependent on certain economic assumptions and on estimates provided by management of Hinsdale Financial and Liberty Bancorp and on assumptions regarding trends in the financial services business, actual results may vary from Baird's analysis due to actual deviation from these assumptions.

  Contribution Analysis. Baird analyzed Hinsdale Financial's and Liberty Bancorp's relative contribution to the combined company resulting from the Merger with respect to assets, deposits, historical income, market capitalization and tangible equity. As a result of the Merger, and assuming an Exchange Ratio of 1.054, Hinsdale Financial stockholders will own approximately 50.7% of the outstanding Alliance Bancorp Common Stock, which compares to Hinsdale Financial's contribution of 50.4% of assets, 47.8% of deposits, 54.3% of historical income, 51.1% of market capitalization and 45.7% of tangible equity.

  Discounted Dividend Analysis. Using financial estimates for Hinsdale Financial provided by management of Hinsdale Financial and using financial estimates for Alliance Bancorp, Baird estimated the future dividend payments which could be made to holders of Hinsdale Financial stock and Alliance Bancorp stock assuming the maintenance of certain capital levels over a 10-year period. Baird calculated terminal values as a perpetuity with a growth rate ranging from 4.0% to 6.0%. Baird used a range of discount rates based on cost of equity calculations involving Hinsdale Financial's beta as calculated by Bloomberg Financial and on cost of equity calculations involving an estimated beta for Alliance Bancorp. Over the range of resulting terminal annuity values and discount rates, Baird calculated present values for Hinsdale Financial ranging from $17.08 per share to $20.77 per share and present value for Alliance Bancorp ranging from $19.77 to $26.91 per share.

  The foregoing summary does not purport to be a complete description of the analyses performed by Baird or of its presentations to the Hinsdale Financial Board. The preparation of financial analyses and a fairness opinion is a complex process and is not necessarily susceptible to partial analyses or summary description. Baird believes that its analyses (and the summary set forth above) must be considered as a whole, and that selecting portions of such analyses and the factors considered by Baird, without considering all of such analyses and factors, could create an incomplete view of the processes underlying the analyses conducted by Baird and its opinion. Baird did not attempt to assign specific weights to particular analyses. In performing its analyses, Baird made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Hinsdale Financial. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. Any estimates contained in Baird's analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Baird's analysis of the fairness to the holders of the outstanding shares of Hinsdale Financial Common Stock of the Exchange Ratio from a financial point of view and are provided to Hinsdale Financial's Board in connection with the delivery of the Opinion. Because such estimates are inherently subject to uncertainty, Baird does not assume responsibility for their accuracy.

  Baird, as part of its investment banking business, is continually engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Hinsdale Financial retained Baird because of its experience and expertise in the valuation of businesses and their securities in connection with mergers and acquisitions. In the ordinary course of business, Baird may from time to time trade equity securities of Hinsdale Financial and Liberty Bancorp for its own account and for accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

  Compensation. Hinsdale Financial has agreed to pay Baird $100,000 as a Fairness Opinion Fee. If the Merger is consummated, Hinsdale Financial will pay Baird a Transaction Fee of $200,000. Baird also is to receive reimbursement for its out of pocket expenses related to this transaction. Additionally, Hinsdale Financial has agreed to indemnify Baird against certain liabilities, including liabilities under the federal securities laws, incurred in connection with the engagement of Baird by Hinsdale Financial. Baird makes a market in Hinsdale Financial Common Stock.

OPINIONS OF LIBERTY BANCORP'S FINANCIAL ADVISORS

  On August 2, 1996, Chicago Capital and Morgan Keegan delivered to the Board of Directors of Liberty Bancorp their oral opinions, confirmed by their written opinions as of the date of this Joint Proxy Statement/Prospectus, that as of the dates of such opinion and based on the matters stated therein, the Exchange Ratio is fair, from a financial point of view, to the holders of Liberty Bancorp Common Stock. THE FULL TEXT OF THE OPINIONS OF CHICAGO CAPITAL AND MORGAN KEEGAN DATED THE DATE HEREOF, WHICH SET FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN BY CHICAGO CAPITAL AND MORGAN KEEGAN, ARE ATTACHED HERETO AS APPENDIX IV AND APPENDIX V, RESPECTIVELY. THESE OPINIONS ARE SUBSTANTIALLY IDENTICAL TO THE OPINIONS RENDERED ON AUGUST 2, 1996, AND STOCKHOLDERS OF LIBERTY BANCORP ARE URGED TO READ THESE OPINIONS IN THEIR ENTIRETY. THE OPINIONS OF CHICAGO CAPITAL AND MORGAN KEEGAN ARE DIRECTED ONLY TO THE EXCHANGE RATIO IN THE MERGER AND DO NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF LIBERTY BANCORP AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE LIBERTY BANCORP SPECIAL MEETING. THE SUMMARY OF THE OPINIONS OF CHICAGO CAPITAL AND

MORGAN KEEGAN SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINIONS AND STOCKHOLDERS ARE URGED TO READ SUCH OPINIONS IN THEIR ENTIRETY.

 Chicago Capital Opinion

  In connection with its opinion dated the date hereof, Chicago Capital reviewed, among other things: (i) a draft of the Merger Agreement that was subsequently signed on August 2, 1996 in substantially similar form to the draft with no material changes; (ii) Annual Report on Form 10-K and related financial information for the three fiscal years ended December 31, 1995 of Liberty Bancorp and those for the three fiscal years ended September 30, 1995 of Hinsdale Financial; (iii) certain Quarterly Reports on Form 10-Q and certain interim financial data of Liberty Bancorp and Hinsdale Financial; (iv) certain other financial and operating data concerning Liberty Bancorp and Hinsdale Financial provided by their managements, including certain internal financial analyses and forecasts of future prospects for Liberty Bancorp and Hinsdale Financial, as furnished to Chicago Capital by the senior managements of or representatives for the companies; (v) certain publicly available information concerning historical market price and trading data for Liberty Bancorp and Hinsdale Financial Common Stock; (vi) the financial performance and conditions of Liberty Bancorp and Hinsdale Financial and similar data for other financial institutions which Chicago Capital believed to be relevant;
(vii) the nature and financial terms of the Merger contemplated by the Merger Agreement and, to the extent publicly available, the nature and financial terms of other similar transactions, which Chicago Capital considered to be relevant; (viii) the anticipated pro forma effects of the Merger on Liberty Bancorp's earnings, book value per share, and dividends; (ix) the relative contributions of Liberty Bancorp and Hinsdale Financial to the combined company, including market capitalization, last 12 months earnings, estimated 1996 and 1997 calendar year earnings, shareholders' equity, tangible shareholders' equity, deposits, and assets; and (x) such other matters as Chicago Capital deemed appropriate. Chicago Capital also met with certain senior officers of Liberty Bancorp and Hinsdale Financial, separately and on a combined basis to discuss the foregoing as well as other matters relevant to Chicago Capital's opinion including the past and current business operations, financial conditions and future prospects of Liberty Bancorp and Hinsdale Financial. Chicago Capital also considered such additional financial and other factors as it deemed relevant, including its assessment of economic, market and financial conditions, its experience in similar transactions, its experience in securities valuations and its knowledge of the commercial banking and thrift industries in general.

  In conducting its review and preparing its opinions, in accordance with its engagement with Liberty Bancorp, Chicago Capital relied upon the accuracy and completeness of the financial and other information provided to it or as publicly available and did not independently verify any such information. Chicago Capital relied upon the managements of Liberty Bancorp and Hinsdale Financial and their representatives as to the reasonableness and achievability of the financial and operating forecasts (and their assumptions and bases) provided to Chicago Capital and assumed that such forecasts, including, without limitation, projected cost savings and operating synergies anticipated to result from the Merger, reflected the best currently available estimates and judgments of Liberty Bancorp and Hinsdale Financial. In accordance with its engagement with Liberty Bancorp, Chicago Capital assumed, without independent verification, that the aggregate allowances for loan losses at Liberty Bancorp and Hinsdale Financial were adequate to cover such losses. Chicago Capital did not inspect any properties, assets or liabilities of Liberty Bancorp or Hinsdale Financial and did not make or obtain any evaluations or appraisals of any properties, assets or liabilities of Liberty Bancorp or Hinsdale Financial.

  Chicago Capital's opinions relate solely to the fairness of the Exchange Ratio from a financial point of view and do not constitute a recommendation to any Liberty Bancorp stockholder as to how such stockholder should vote at the Liberty Bancorp Special Meeting.

  The following is a brief summary of the analyses performed by Chicago Capital in connection with its opinions and does not purport to be a complete explanation of all analyses undertaken. The description summarizes the material analyses and factors considered by Chicago Capital in rendering its opinions.

  Historical Stock Data Analysis. Chicago Capital analyzed the stock price and volume data for Liberty Bancorp and Hinsdale Financial to determine the degree of liquidity in each stock, and the reliability of the stock prices used as a basis for analyzing the market-to-market exchange ratio. Chicago Capital reviewed stock price and trading volume data for Liberty Bancorp and Hinsdale Financial since December 31, 1993. Chicago Capital also analyzed certain trading volume data for Liberty Bancorp and Hinsdale Financial for such periods, showing certain trading characteristics for both companies.

  Contribution Analysis. Chicago Capital analyzed the relative contributions of Liberty Bancorp and Hinsdale Financial to Alliance Bancorp as well as contributions based upon certain projected 1996 and 1997 income data to determine the relevant percentage of the combined company contributed by each of the combining companies in order to assist in determining the appropriateness of the combination as a merger-of-equals and to serve as a basis of analyzing an exchange ratio that would recognize and balance the contributions. Chicago Capital analyzed certain historical balance sheet, income statement and ratio data for Liberty Bancorp for the fiscal year ended December 31, 1995 and six months ended June 30, 1996, and for Hinsdale Financial for the fiscal year ended September 30, 1995 and nine months ended June 30, 1996, respectively. Chicago Capital also analyzed the projected 1996 and 1997 calendar year net income data prepared by the managements of Liberty Bancorp and Hinsdale Financial, as well as fiscal year 1996 and 1997 earnings estimates for Liberty Bancorp and Hinsdale Financial published by certain brokerage firms. In addition, Chicago Capital took into consideration the market value contributions of Liberty Bancorp and Hinsdale Financial to the combined entity. The analysis showed that, among other things, for the twelve months ended June 30, 1996, Liberty Bancorp and Hinsdale Financial would have contributed approximately 45.7% and 54.3%, respectively, of pro forma combined net income to common stockholders (as reported); for calendar 1996, Liberty Bancorp was projected to contribute 48.2% of pro forma combined net income; at August 1, 1996, Liberty Bancorp would have contributed 48.5% of pro forma market capitalization; and at June 30, 1996, Liberty Bancorp would have contributed 54.3% of pro forma tangible net worth, 53.6% of pro forma net worth, 52.2% of pro forma deposits, and 49.6% of pro forma total assets, respectively. At the Exchange Ratio of one share of Liberty Bancorp Common Stock for 1.054 shares of Alliance Bancorp Common Stock, the holders of outstanding Liberty Bancorp Common Stock would own approximately 49.3% of Alliance Bancorp.

  Analysis of Mergers-of-Equals Transactions. Recent mergers-of-equals transactions were reviewed to determine if the proposed Merger was commensurate with the patterns of other mergers-of-equals in terms of the balancing of exchange factors, management factors, merger currencies and accounting treatment of the combination in order to assist in determining that the transaction is properly characterized as a merger-of-equals. Further, price to book value, price to tangible book value, price to earnings and premium to deposit multiples from these comparative groups were analyzed to evaluate the Merger. In analyzing mergers-of-equals transactions for bank and thrift holding companies since January 1, 1994 for which public data is available, Chicago Capital considered 25 mergers-of-equals transactions to be relevant comparables and analyzed them based on the factors described above. Chicago Capital's review indicated that the general pattern of mergers-of-equals in these transactions was commensurate with that in the Merger and that the Merger could appropriately be regarded as a merger-of-equals. From this group of merger-of-equals transactions, the average price to book ratio was 101.23%; price to tangible book value ratio was 110.62%; price to last twelve months earnings multiple was 9.4x; and premium to core deposits was 3.69%.

  Comparable Companies Analysis. The comparable companies analysis was performed to assist in determining how each of the companies performed with respect to similar companies in the region and to determine if their operating philosophy and performance appeared to be consistent with the trends for other institutions in the region and the region's general economy. The market performance of the peer group was used to determine certain trading characteristics for similar companies in the region to assist in determining how the market valued each of the companies relative to others in the region. Chicago Capital compared the operating performance of Liberty Bancorp and Hinsdale Financial to regional publicly traded thrift institutions that Chicago Capital deemed comparable ("Peer Group"). This group included certain midwest thrifts with assets between $500 million and $1.25 billion. The Peer Group consisted of 21 institutions. This analysis showed that, among other things, based on the latest financial data, using market prices as of August 1, 1996, the price to book ratio for Liberty Bancorp was 91.9%, for Hinsdale Financial was 112.75%, and for the Peer Group averaged 115.2% with a median of 115.8%; the price to tangible book ratio for Liberty Bancorp was 92.16%, for Hinsdale Financial was 116.2% and for the Peer Group averaged 121.3% with a median of 120.9%; and the price to earnings multiple for Liberty Bancorp was 17.9x, for Hinsdale Financial was 15.0x, and for the Peer Group averaged 13.6x with a median of 13.1x. Based on the latest financial information, the tangible equity to tangible asset ratio for Liberty Bancorp was 9.81%, for Hinsdale Financial was 8.15%, and for the Peer Group averaged 10.59%. The return on average assets for Liberty Bancorp was 0.55%, for Hinsdale Financial was 0.63%, and for the Peer Group averaged 0.97%; the return on average equity for Liberty Bancorp was 5.61%, for Hinsdale Financial was 8.17%, and for the Peer Group averaged 9.50%. Finally, the ratio of non-performing assets to total assets for Liberty Bancorp was 0.06%, for Hinsdale Financial was 0.13%, and for the Peer Group averaged 0.74%.

  Pro Forma Analysis. The pro forma projections prepared by the management of Liberty Bancorp and Hinsdale Financial were used to determine the benefits of the Merger to the combined company's earnings and the changes in the combined company's book value relative to Liberty Bancorp's projected performance without the Merger. This analysis served as one of the bases for assisting in estimating the potential market performance of the combined company relative to Liberty Bancorp on a stand-alone basis. Chicago Capital analyzed certain historical balance sheet, income statement and ratio data, as well as certain projected data prepared by managements of Liberty Bancorp and Hinsdale Financial, for the companies on a pro forma combined basis at and for the projected year ending December 31, 1996. The analysis showed, among other things, using managements' estimates of cost savings and other synergies anticipated to result from the Merger, the pro forma combined company's projected 1996 fully-diluted earnings per share (assuming the cost savings associated with the Merger were in place for the full year) would be accretive as compared to Liberty Bancorp's stand-alone projected fully-diluted earnings per share. The analysis further indicated that the Merger would be dilutive to Liberty Bancorp's stand-alone fully-diluted book value per share. Chicago Capital further noted that Alliance Bancorp's anticipated dividend per share would be higher than Liberty Bancorp's stand-alone dividend for the year ending December 31, 1996.

  Discounted Cash Flow Analysis. The discounted cash flow analysis was performed, within the limitations noted below, to compare the net present value of projected future performance with the current levels of performance for Liberty Bancorp. Chicago Capital prepared a discounted cash flow analysis to estimate the net present value of the estimated future value of Liberty Bancorp based on a range of terminal price/earnings ratios between 10.0x and 12.5x and discount rates between 10.0% and 15.0%. That range of values was based upon future dividend estimates and a range of projected earnings for the next five years. The results of this analysis indicated a range of net present values of estimated future performance of Liberty Bancorp Common Stock between $20.34 per share and $27.83 per share.

  The ranges of the multiples used in the discounted cash flow analysis were chosen by Chicago Capital based on certain historical and current market averages or trading ratios. The discounted cash flow analysis does not purport to be indicative of actual values or expected values of the shares of Liberty Bancorp Common Stock before or after the Merger. Chicago Capital noted that the discount cash flow analysis was included because it is a widely used methodology to estimate value, but also noted that this methodology necessarily relies upon numerous assumptions, including earnings growth rates, dividend payout ratios, terminal values, and discount rates. Changes in any one of the assumptions could have a significant effect on the results of the analysis; therefore its usefulness in analyzing a merger-of-equals transaction is limited.

  In connection with rendering its opinions to the Liberty Bancorp Board, Chicago Capital performed a variety of financial analyses as summarized above. The summary of Chicago Capital's analyses is not a complete description. Because the preparation of a fairness opinion is a complex process involving subjective judgments and quantitative analyses, Chicago Capital believes that its analyses and the summary set forth herein must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, creates an incomplete view of the analyses and processes underlying Chicago Capital's opinion. In its analyses, Chicago Capital made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Liberty Bancorp and Hinsdale Financial. Any estimates used in Chicago Capital's analyses are not necessarily indicative of actual future values or results, which may be significantly more or less favorable than that suggested by such estimates. Estimates of values are not appraisals and may not necessarily reflect the prices at which companies or their securities may be sold. No company or previous transaction used in Chicago Capital's analyses was identical to Liberty Bancorp or Hinsdale Financial or the Merger. Accordingly, such analyses are not based solely upon arithmetic calculations, but involve complex considerations and judgments concerning the differences in financial operating characteristics of the companies and transactions, and other factors that could affect the companies concerned. None of the analyses performed by Chicago Capital was assigned a greater significance by Chicago Capital than any other.

  In connection with its opinion dated as of the date of this Joint Proxy Statement/Prospectus, Chicago Capital confirmed the appropriateness of its reliance on the analysis done in connection with its oral opinion rendered on August 2, 1996 by performing procedures to update certain of such analyses and by reviewing the assumptions on which such analyses were based and the factors considered in connection therewith. In addition, Chicago Capital reviewed Liberty Bancorp's and Hinsdale Financial's quarterly financial reports for the quarter ended June 30, 1996.

  Chicago Capital and Liberty Bancorp executed a letter of engagement dated May 28, 1996 relating to the financial advisory services to be provided by Chicago Capital in connection with the Merger. Pursuant to the terms of such engagement, Liberty Bancorp agreed to pay Chicago Capital fees as follows:
$55,000 upon the signing of the letter of engagement and $55,000 upon the delivery of its opinion, all of which fees have been paid. Liberty Bancorp also agreed to reimburse Chicago Capital for its reasonable and necessary out-of-pocket expenses and to indemnify Chicago Capital against certain liabilities, including liabilities under the federal securities laws.

 Morgan Keegan Opinion

  In arriving at its opinion, Morgan Keegan reviewed a draft of the Merger Agreement that was subsequently signed on August 2, 1996 in substantially similar form to the draft and without material changes and held discussions with certain senior officers, directors and other representatives and advisors of Liberty Bancorp and certain senior officers and other representatives and advisors of Hinsdale Financial concerning the businesses, operations and prospects of Liberty Bancorp and Hinsdale Financial. Morgan Keegan examined certain publicly available business and financial information relating to Liberty Bancorp and Hinsdale Financial as well as certain financial forecasts and other data for Liberty Bancorp and Hinsdale Financial which were provided to Morgan Keegan by or otherwise discussed with the respective managements of Liberty Bancorp and Hinsdale Financial, including information relating to certain strategic implications and operational benefits anticipated from the Merger. Morgan Keegan reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of Liberty Bancorp Common Stock and Hinsdale Financial Common Stock; the historical and projected earnings and operating data of Liberty Bancorp and Hinsdale Financial; and the capitalization and financial condition of Liberty Bancorp and Hinsdale Financial. Morgan Keegan considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which Morgan Keegan considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose businesses Morgan Keegan considered relevant in evaluating those of Liberty Bancorp and Hinsdale Financial. Morgan Keegan also considered the potential pro forma financial impact of the Merger on Liberty Bancorp stockholders and the relative contributions of Liberty Bancorp and Hinsdale Financial to the combined company. In addition to the foregoing, Morgan Keegan conducted such other analyses and examinations and considered such other financial, economic and market criteria as Morgan Keegan deemed appropriate to arrive at its opinion. Morgan Keegan noted that its opinion was necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Morgan Keegan as of the date of its opinion.

  In conducting its review and rendering its opinion, Morgan Keegan assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or furnished to or otherwise reviewed by or discussed with Morgan Keegan. With respect to financial forecasts and other information provided to or otherwise reviewed by or discussed with Morgan Keegan, the managements of Liberty Bancorp and Hinsdale Financial advised Morgan Keegan that such forecasts and other information were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of Liberty Bancorp and Hinsdale Financial as to the future financial performance of Liberty Bancorp and Hinsdale Financial and the strategic implications and operational benefits anticipated from the Merger. Morgan Keegan assumed, with the consent of the Board of Directors of Liberty Bancorp, that the Merger will be treated as a purchase in accordance with generally accepted accounting principles and as a tax-free reorganization for federal income tax purposes. Morgan Keegan did not express any opinion as to what the value of the Alliance Bancorp Common Stock actually will be when issued pursuant to the Merger or the price at which the Alliance Bancorp Common Stock will trade subsequent to the Merger. In addition, Morgan Keegan did not make or obtain an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Liberty Bancorp or Hinsdale Financial nor did Morgan Keegan make any physical inspection of the properties or assets of Liberty Bancorp or Hinsdale Financial. Morgan Keegan was not asked to consider, and its opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for Liberty Bancorp or the effect of any other transaction in which Liberty Bancorp might engage. In addition, although Morgan Keegan evaluated the Exchange Ratio from a financial point of view, Morgan Keegan was not asked to and did not recommend the specific consideration payable in the Merger, which was determined by Liberty Bancorp and Hinsdale Financial through arms-length negotiations. No other limitations were imposed by Liberty Bancorp on Morgan Keegan with respect to the investigations made or procedures followed by Morgan Keegan in rendering its opinion.

  The following is a summary of the financial and comparative analyses performed by Morgan Keegan in connection with its opinion.

  Contribution Analysis. Morgan Keegan reviewed certain historical and projected future financial and operating information for Liberty Bancorp, Hinsdale Financial and the pro forma combined entity resulting from the Merger based on financial forecasts for Liberty Bancorp and Hinsdale Financial. Morgan Keegan analyzed the relative balance sheet contribution of Liberty Bancorp and Hinsdale Financial for certain data to the combined company on a pro forma basis. This analysis indicated that Liberty Bancorp would have contributed 49.6% of combined total assets as of June 30, 1996, an estimated 48.8% as of December 31, 1996 and an estimated 49.8% as of December 31, 1997; 44.2% of combined loans (net of allowances for losses) as of June 30, 1996, an estimated 43.9% as of December 31, 1996 and an estimated 45.2% as of December 31, 1997; 52.2% of deposits as of June 30, 1996, an estimated 51.2% as of December 31, 1996 and an estimated 51.3% as of December 31, 1997; 54.3% of tangible equity as of June 30, 1996, an estimated 54.5% as of December 31, 1996 and an estimated 53.6% as of December 31, 1997. Morgan Keegan also analyzed the relative income statement contribution of Liberty Bancorp and Hinsdale Financial for certain data to the combined company on a pro forma basis. This analysis indicated that Liberty Bancorp would have contributed 50.5% to combined net interest income for the latest twelve months ("LTM") ended June 30, 1996, an estimated 47.6% for the year ending December 31, 1996 and an estimated 48.1% for the year ending December 31, 1997; 46.7% to combined pretax income for the LTM ended June 30, 1996, an estimated 47.4% for the year ending December 31, 1996 and an estimated 48.9% for the year ending December 31, 1997; 45.7% to combined net income for the LTM ended June 30, 1996, an estimated 48.2% for the year ending December 31, 1996 and an estimated 49.7% for the year ending December 31, 1997. At the exchange ratio of one share of Liberty Bancorp Common Stock for 1.054 shares of Alliance Bancorp Common Stock, the holders of outstanding Liberty Bancorp Common Stock would own approximately 49.3% of Alliance Bancorp.

  Comparable Company Analysis. Morgan Keegan reviewed and compared certain financial information relating to Liberty Bancorp and Hinsdale Financial to corresponding financial information, public market multiples and ratios for seven publicly traded companies that it deemed to be comparable to Liberty Bancorp and Hinsdale Financial. The companies which Morgan Keegan used for purposes of this analysis were Avondale Financial Corporation, Calumet Bancorp, Inc., Fidelity Bancorp, Inc., FirstFed Bancshares, Inc., HomeCorp, Inc., St. Paul Bancorp, Inc. and Standard Financial, Inc. (collectively, the "Comparable Companies"). Morgan Keegan calculated a range of market multiples for the Comparable Companies by dividing market value as of July 31, 1996 by each such company's LTM earnings per share ("EPS"), calendar 1996 and 1997 ("1996" and "1997") estimated EPS, latest reported tangible book value and premium to core deposits. This analysis indicated that the price per share/earnings multiples ("P/E") for LTM EPS ranged from 11.9x to 17.7x, with a mean of 14.7x and a median of 15.1x, estimated 1996 EPS ranged from 11.5x to 20.4x, with a mean of 14.8x and a median of 14.6x, and estimated 1997 EPS ranged from 10.3x to 22.0x, with a mean of 14.2x and a median of 12.4x, compared to 17.9x, 15.6x and 14.2x, respectively, for Liberty Bancorp. As of the latest reported balance sheet, Morgan Keegan's analyses of the Comparable Companies indicated market value multiples of tangible book value that ranged from .81x to 1.16x, with a mean of .98x and a median of .96x, compared to .92x for Liberty Bancorp and premium to core deposits which ranged from (3.9)% to 2.6%, with a mean of (0.4)% and a median of (0.1)%, compared to (0.2)% for Liberty Bancorp. For the LTM results, Morgan Keegan also compared certain ratios (including, among other things, return on average assets; return on average equity; and net interest margin) of the Comparable Companies to Liberty Bancorp. The analysis indicated a return on average assets range of 0.40% to 1.31%, with a mean of 0.75% and a median of 0.69%, return on average equity range of 5.68% to 9.81%, with a mean of 7.05% and a median of 6.49% and net interest margin range of 2.23% to 3.72%, with a mean of 3.01% and a median of 3.06% compared to 0.55%, 5.61% and 2.63%, respectively, for Liberty Bancorp.

  Analysis of Selected Comparable Mergers and Acquisitions. In order to assess market pricing for comparable mergers, Morgan Keegan reviewed overall mergers of equals transactions in the bank and thrift industries, concentrating on the transactions involving thrifts. Morgan Keegan selected thrift transactions occurring between January 1990 and August 1996 with publicly available financial information to analyze on the basis of the purchase prices and multiples paid. No transaction was considered identical to the Merger; therefore, the medians of the overall transaction multiples were considered more relevant than the multiples for the thrift transactions for any specific transaction. Morgan Keegan calculated market value multiples of LTM net income ranging from 7.4x to 13.1x, with a mean of 10.6x and a median of 10.5x, latest reported tangible book value ranging from 0.82x to 1.30x, with a mean of 1.03x and a median of 1.05x, and premium to core deposits range of (1.5)% to 8.5%, with a mean of 1.4% and a median of 0.4%.

  No company or transaction used in the comparable companies and comparable transactions analyses for comparative purposes is identical to Liberty Bancorp, Hinsdale Financial or the Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors. Mathematical analysis (such as determining the average or median) is not, in itself, a meaningful method of using comparable company or transaction data.

  Discounted Cash Flow Analysis. Morgan Keegan performed a discounted cash flow analysis of the projected cash flow available for dividends of Liberty Bancorp for fiscal years 1996 through 2000, based on projections provided by Liberty Bancorp management. Using this information, Morgan Keegan calculated a range of equity values for Liberty Bancorp based on the sum of (i) the present value of the cash flow available for dividends of Liberty Bancorp and (ii) the present value of the estimated terminal value for Liberty Bancorp assuming that it was sold at the end of fiscal year 2000. In performing its discounted cash flow analysis, Morgan Keegan assumed, among other things, discount rates of 10% to 15% and terminal multiples of net income of 10.0x to 12.0x. Those discount rates and terminal multiples reflect Morgan Keegan's qualitative judgments concerning the specific risk associated with such an investment and the historical and projected operating performance of Liberty Bancorp. This analysis resulted in a range of equity values for Liberty Bancorp of $54.0 million to $70.3 million, or $20.38 to $26.50 per share.

  Pro Forma Merger Analysis. Morgan Keegan prepared pro forma analyses of the financial impact of the Merger. Using projections for Liberty Bancorp and Hinsdale Financial for the years 1996 and 1997, Morgan Keegan compared the EPS of Liberty Bancorp common stock, on a stand alone basis, to the EPS of the Alliance common stock to be received pursuant to the Merger. Based on this analysis, the proposed transaction would be accretive to Liberty Bancorp shareholders in 1996 and 1997 on a per share basis.

  The summary set forth above does not purport to be a complete description of the presentation by Morgan Keegan to Liberty Bancorp's Board of Directors or of the analyses performed by Morgan Keegan. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Morgan Keegan believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or of the above summary, without considering all factors and analyses, would create an incomplete view of the process underlying the analyses set forth in Morgan Keegan's opinion. In addition, Morgan Keegan may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to represent the actual value of Liberty Bancorp or the combined company.

  In performing its analyses, Morgan Keegan made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Liberty Bancorp or Hinsdale Financial. The analyses performed by Morgan Keegan are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Morgan Keegan's analysis of the fairness, from a financial point of view, of the Exchange Ratio and were discussed with Liberty Bancorp's Board of Directors at its August 2, 1996 meeting. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, Morgan Keegan's presentation to Liberty Bancorp's Board of Directors and its opinion was one of many factors taken into consideration by the Board in making its determination to approve the Plan of Merger and the Merger Agreement.

  In connection with its opinion dated as of the date of this Joint Proxy Statement/Prospectus, Morgan Keegan confirmed the appropriateness of its reliance on its analyses prepared in connection with its oral opinion of August 2, 1996 by updating certain such analyses and reviewing the assumptions on which such analyses were based and the factors considered in connection therewith.

  Liberty Bancorp has agreed to pay Morgan Keegan a fee of $65,000 for its services pursuant to an engagement letter. No portion of Morgan Keegan's fee is contingent upon the closing of the transaction. Liberty Bancorp also has agreed to reimburse Morgan Keegan for its reasonable out-of-pocket expenses and to indemnify Morgan Keegan against certain liabilities, including liabilities under the federal securities laws.

EFFECTIVE TIME AND CLOSING DATE

  The Merger shall become effective at the time and on the date of the filing of a certificate of merger with the Secretary of State of Delaware (the "Effective Time"). Such filing will occur only after the receipt of all requisite regulatory approvals, the approval of the Merger Agreement by the requisite vote of Hinsdale Financial's and Liberty Bancorp's respective stockholders and the satisfaction or waiver of all other conditions to the Merger. The closing of the Merger shall occur within 30 days after the satisfaction or waiver of all conditions and obligations precedent of Hinsdale Financial and Liberty Bancorp to consummate the Merger, or at another time agreed to by Hinsdale Financial and Liberty Bancorp (the "Closing Date").

NO APPRAISAL RIGHTS

  Stockholders of Hinsdale Financial and Liberty Bancorp will have no appraisal rights under the DGCL in connection with the Merger.

FRACTIONAL SHARES

  No certificates or scrip representing fractional shares of Alliance Bancorp Common Stock will be issued upon the surrender for exchange of certificates representing Liberty Bancorp Common Stock, no dividend or distribution of Alliance Bancorp will relate to any fractional shares, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Alliance Bancorp. Each stockholder of Liberty Bancorp who would be entitled to a fractional share in the Merger will receive a cash payment (without interest) determined by multiplying (i) the closing price of one share of Hinsdale Financial Common Stock as reported on the Nasdaq National Market on the trading day immediately preceding the Effective Time by
(ii) the fractional share interest to which the holder would otherwise be entitled pursuant to the terms of the Merger Agreement.

EXCHANGE OF CERTIFICATES

  As soon as practicable after the Effective Time, an exchange agent designated by Hinsdale Financial and Liberty Bancorp (the "Exchange Agent") will deliver to each Liberty Bancorp holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Liberty Bancorp Common Stock (the "Certificates"), a transmittal letter and instructions to be used in surrendering Certificates in exchange for (i) certificates representing the number of shares of Alliance Bancorp Common Stock into which their shares of Liberty Bancorp Common Stock were converted pursuant to the Merger Agreement, and (ii) a check representing the amount of cash in lieu of fractional shares, if any, which such stockholder has the right to receive in respect of the Certificates surrendered in connection with the Merger. No interest will be paid or accrued on the cash in lieu of fractional shares payable to holders of Liberty Bancorp Common Stock.

  LIBERTY BANCORP STOCKHOLDERS SHOULD NOT FORWARD THEIR LIBERTY BANCORP STOCK CERTIFICATES UNTIL THEY RECEIVE THE TRANSMITTAL LETTER AND INSTRUCTIONS.

  Until such surrender and subject to the effect, if any, of applicable law, the Certificates will as of the Effective Time represent ownership of the number of shares of Alliance Bancorp Common Stock into which such shares were converted in the Merger, and the holders will be entitled to all rights and privileges of holders of Alliance Bancorp Common Stock, except that holders of Certificates will not be entitled to receive dividends or any other distributions declared by Alliance Bancorp until the Certificates are so surrendered. Following surrender of the Certificates in accordance with the terms of the Merger Agreement, the holders of newly issued Alliance Bancorp Certificates will be paid, without interest, any dividends or other distributions with respect to the shares of Alliance Bancorp Common Stock the record date for which is after the Effective Time (less any taxes that may have been imposed thereon).

  Any Certificate representing shares of Alliance Bancorp Common Stock to be issued in a name other than that in which the Certificate is registered must be properly endorsed and otherwise in proper form for transfer, and the holder requesting such exchange must pay to the Exchange Agent in advance any transfer or other taxes in connection therewith.

  In the event any Certificate has been lost, stolen or destroyed, upon the mailing of an affidavit of that fact by the holder of such Certificate and the posting of any bond required by Alliance Bancorp or the Exchange Agent, Alliance Bancorp or the Exchange Agent will issue for such lost, stolen or destroyed Certificate, the shares of Alliance Bancorp Common Stock and deliver cash due to the holder of such Certificate under the terms of the Merger Agreement.

  After the Effective Time, there will be no further transfers on the records of Liberty Bancorp of the Certificates, and, if such Certificates are presented to Alliance Bancorp for transfer, they will be canceled against delivery of certificates for Alliance Bancorp Common Stock.

  After the Effective Time, holders of unsurrendered Certificates shall be entitled to vote at any meeting of Alliance Bancorp stockholders at which holders of Alliance Bancorp Common Stock are eligible to vote, regardless of whether such holders have exchanged their Certificates.

  CERTIFICATES FOR SHARES OF HINSDALE FINANCIAL COMMON STOCK WILL
AUTOMATICALLY, AND WITHOUT ANY ACTION ON THE PART OF ANY HINSDALE FINANCIAL STOCKHOLDER, REPRESENT AN EQUAL NUMBER OF SHARES OF ALLIANCE BANCORP.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Set forth below are descriptions of interests of directors and executive officers of Liberty Bancorp and Hinsdale Financial in the Merger in addition to their interests as stockholders of Liberty Bancorp and Hinsdale Financial generally. The respective Liberty Bancorp and Hinsdale Financial Boards were aware of these interests and considered them in approving the Merger Agreement and the transactions contemplated thereby.

  Upon the consummation of the Merger, Fredric G. Novy is to serve as Chairman of the Board of Directors of Alliance Bancorp and Liberty Federal Bank, Kenne
P. Bristol is to serve as President and Chief Executive Officer of Alliance Bancorp and Liberty Federal Bank, William R. Rybak, currently Chairman of the Board of Hinsdale Financial, will serve as Chairman of the Executive Committee of Alliance Bancorp, and Edward J. Burns, currently Chairman of the Board of Liberty Bancorp, will serve as Vice-Chairman of the Executive Committee of Alliance Bancorp.

  The existing employment agreements and/or special termination agreements (the "Employment Agreements") that Hinsdale Financial and Liberty Bancorp have entered into with their officers and employees will be honored by Alliance Bancorp and Liberty Federal Bank, subject to any adjustment in title as contemplated in the Merger Agreement. It is a condition to Closing that officers covered by Employment Agreements will enter into supplemental agreements stipulating that neither the execution of the Merger Agreement, nor the consummation of the transactions contemplated thereby (including any adjustments to title as contemplated by the Merger Agreement), shall constitute a change of control thereunder. Accordingly, no officer of Hinsdale Financial or Liberty Bancorp is expected to receive payments or other benefits as a result of the Merger. The Merger Agreement also provides that following the Merger, Alliance Bancorp will adopt an option plan allowing for the grant of options for up to 300,000 shares of Alliance Bancorp Common Stock.

  For additional information, see below and Sections 3.10, 6.4 and 6.5 of the Merger Agreement attached hereto in Appendix I.

  Indemnification; Insurance. Pursuant to the Merger Agreement, Hinsdale Financial has agreed that from and after the Effective Time, it will indemnify, defend and hold harmless each person who is, has been or becomes prior to the Effective Time, an officer, director or employee of Liberty Bancorp or any of their respective Subsidiaries (as defined in the Merger Agreement) (the "Indemnified Parties") against all losses, claims, damages, liabilities, costs, expenses (including attorney's fees and expenses in advance of the final disposition of any such claim to each Indemnified Party to the fullest extent permitted by applicable law upon receipt of any undertaking required by applicable law), judgments and amounts that are paid in settlement of or in connection with any threatened or actual claim, action, suit, proceeding or investigation (each a "Claim"), based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that such person is or was a director, officer or employee of Hinsdale Financial or Liberty Bancorp or any of their Subsidiaries or (ii) the Merger Agreement or any of the transactions contemplated thereby, regardless of whether such Claim is asserted or arises before or after the Effective Time; provided, however, that from and after the Effective Time, the Indemnified Parties who become directors, officers or employees of Alliance Bancorp as the surviving corporation in the Merger shall have indemnification rights only on a prospective basis (other than with respect to the indemnification rights provided by the Indemnification Agreements and in the Merger Agreement).

  Hinsdale Financial has further agreed, for a period of three years after the Effective Time, to cause the persons serving as officers and directors of Liberty Bancorp immediately prior to the Effective Time to continue to be covered by Liberty Bancorp's current directors' and officers' liability insurance policy (provided that Hinsdale Financial may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous or, if such coverage is provided through Hinsdale Financial's insurer, policies on terms and conditions, other than coverage and amount, consistent with Hinsdale Financial's coverage) with respect to claims arising from facts or events occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such. Following consummation of the Merger, directors and officers of Alliance Bancorp as the surviving corporation will be covered by liability insurance maintained by Hinsdale Financial.

  Directors and Executive Officers. For information regarding the directors and executive officers of Alliance Bancorp after the Effective Time, see "Management and Operations After the Merger."

EFFECT ON EMPLOYEES AND EMPLOYEE BENEFIT PLANS OF LIBERTY BANCORP AND HINSDALE FINANCIAL

  Employee Benefit Plans. To the extent permitted by applicable law, from and after the Company Merger Effective Time the former employees of Liberty Bancorp and its subsidiaries who are continuing employees of Alliance Bancorp or its subsidiaries (the "Continuing Employees") shall be entitled to participate in the Alliance Bancorp employee benefit and welfare plans and programs (except to the extent that coverage is provided under a continuing Liberty Bancorp plan or program) on the same basis that similarly-situated employees of Alliance Bancorp (formerly, Hinsdale Financial) and its subsidiaries are entitled to participate in such plans and programs including, but not limited to tax-qualified retirement plans. For purposes of eligibility, participation and vesting in such Alliance Bancorp plans and programs, but not for purposes of benefit accrual, the Continuing Employees shall receive past service credit for their full-time employment with Liberty Bancorp and its subsidiaries. The Continuing Employees will not be subject to any exclusion or penalty for pre-existing conditions that were covered under the Liberty Bancorp medical plan immediately prior to the Effective Time or any waiting period relating to coverage under the Hinsdale Financial medical plan and they will receive full credit for prior service and payment of current and past premiums, co-payments and deductibles. If, on or after the date hereof, Hinsdale Financial or its subsidiaries adopts a new "employee benefit plan" within the meaning of Employee Retirement Income Security Act of 1974, as amended ("ERISA") for the benefit of its employees generally, then to the extent participants receive a credit for past service with Hinsdale Financial or its subsidiaries, equivalent credit shall be given to Continuing Employees for past service with Liberty Bancorp or its subsidiaries.

  Liberty Bancorp presently maintains a post-employment medical program for the benefit of certain of its employees who have attained age 55 and have 10 years of service with Liberty Bancorp or a Liberty Bancorp subsidiary. Liberty Bancorp will discontinue the availability of said post-retirement medical program for all employees or former employees who are not currently eligible for or receiving benefits under said program, except that any employee who would satisfy the eligibility requirements if 5 years are added to his age or service or a combination of the two (i.e., 2 years to age and 3 years to service) will continue to be eligible for the post-retirement medical program upon termination of employment with Liberty Bancorp or Alliance Bancorp.

  Employee Stock Ownership Plans. In connection with the Merger, the employee stock ownership plans ("ESOPs") maintained by Hinsdale Financial and Liberty Bancorp shall be terminated. In connection with said ESOP terminations, a number of the unallocated shares held by each ESOP shall be sold by each ESOP, in a manner which is intended to comply with the Internal Revenue Code and ERISA, in order to provide sufficient proceeds to repay the outstanding ESOP loans (which are exempt loans under Internal Revenue Code Section 4975) and such outstanding ESOP loans shall be repaid in full as soon as reasonably practicable. Also in connection with the termination of each ESOP, each ESOP shall be amended in order to maximize the allocation of unallocated shares to the existing participants in the ESOPs in a manner consistent with the Internal Revenue Code and ERISA.

  Pension Plans. Immediately prior to or after the Merger Effective Time, the pension plans maintained by Hinsdale Financial or Hinsdale Federal and Liberty Bancorp or Liberty Federal Savings (the "Pension Plans") shall be terminated. The timing of the termination of the Pension Plans shall be determined after taking into consideration (i) the necessity of making additional contributions to the Pension Plans in order that the Pension Plans shall have assets sufficient to satisfy their liabilities in connection with the termination and
(ii) the annual limitations on contributions established under the Internal Revenue Code. It is the intention of the parties that Alliance Bancorp will implement a 401(k) profit sharing plan in place of the Pension Plans to be terminated. At the time of termination of the Liberty Federal Savings pension plan, the supplemental executive retirement plan maintained by Liberty Federal Savings for the benefit of certain executives shall be frozen and shall accrue no additional benefits.

  Immediately prior to or, upon mutual consent of the parties, after the Effective Time, the executive deferred compensation plan and deferred compensation plan for directors (collectively, the "Deferred Compensation Plans") maintained by Liberty Bancorp shall be frozen and no further contributions shall be made to such Deferred Compensation Plans. The assets of the Deferred Compensation Plans shall continue to earn interest, at the interest rate set forth in the Deferred Compensation Plans, until paid to participants. All employer discretionary contributions under the executive deferred compensation plan shall be and become immediately 100% vested at the time that said plan is frozen. The account balances attributable to the participants in the Deferred Compensation Plans shall be amortized over a period of one hundred twenty (120) months and shall be paid in equal monthly installments over such period, commencing not later than sixty (60) days after the Merger Effective Time.

REPRESENTATIONS AND WARRANTIES

  In the Merger Agreement each of Liberty Bancorp and Hinsdale Financial has made representations and warranties relating to, among other things, the parties' respective organization, capitalization, ownership of subsidiaries, accuracy of financial statements, the absence of material adverse changes in its business, financial condition, operations or properties, the truth and accuracy of information prepared and provided by them in connection with this Joint Proxy Statement/Prospectus, the absence of certain legal proceedings, compliance with laws, regulations and other requirements, corporate actions in connection with the approval and execution of the Merger Agreement, the Bank Merger Agreement and related documents, authority relative to the merger agreements, employment arrangements, employee benefit plans, the accuracy of information furnished to other party, their respective property and assets, material agreements and contracts, tax matters, environmental matters, loan portfolio, real estate loans and investments and financial derivative contracts. For detailed information on such representations and warranties, see the Merger Agreement attached hereto in Appendix I.

CONDITIONS TO THE MERGER

  The respective obligations of Liberty Bancorp and Hinsdale Financial to consummate the Merger are subject to the satisfaction or mutual waiver at or prior to the Effective Time of the following conditions: (i) the Merger Agreement shall have been approved by the requisite vote of the respective stockholders of Hinsdale Financial and Liberty Bancorp; (ii) the shares of Alliance Bancorp Common Stock to be issued to Liberty Bancorp stockholders upon consummation of the Merger shall have been authorized for inclusion on the Nasdaq National Market subject to official notice of issuance; (iii) all requisite governmental approvals of the Merger shall have been obtained and shall remain in full force and effect without the imposition of any condition or restriction which would have a Material Adverse Effect (as defined in the Merger Agreement and described below) on Hinsdale Financial as the surviving corporation, and all applicable waiting periods shall have expired; (iv) the Registration Statement relating to the shares of Hinsdale Financial Common Stock to be issued in the Merger shall have been declared effective and shall not be subject to a stop order or any threatened stop order; (v) neither Hinsdale Financial nor Liberty Bancorp shall be subject to any order of a court or agency of competent jurisdiction which restrains or prohibits the consummation of the Merger; (vi) each party shall have received from its respective counsel an opinion to the effect that, among other things, the Company Merger and the Bank

Merger will each constitute a reorganization within the meaning of Section 368(a) of the Code and, accordingly, for federal income tax purposes no gain or loss will be recognized by Hinsdale Financial, Hinsdale Federal, Liberty Bancorp or Liberty Federal Savings as a result of the Merger; (vii) each party shall have obtained all consents and approvals required to be obtained in connection with the Merger other than those which, individually or in the aggregate, would not have a material adverse effect on Hinsdale Financial as the surviving corporation; (viii) there shall be no impediment or restriction upon the ability of the parties to implement the arrangements as to employee benefit matters set forth in the Merger Agreement; and (ix) each party shall have received from the "affiliates" of the other party certain letters with respect to the resale of shares of Hinsdale Financial Common Stock received by them in the Merger. For additional information, see Section 4.1 of the Merger Agreement attached hereto in Appendix I.

  The obligation of Hinsdale Financial to consummate the Merger is subject to the satisfaction by Liberty Bancorp or waiver by Hinsdale Financial of the following conditions: (i) the receipt from counsel to Liberty Bancorp of opinions with respect to certain matters set forth in the Merger Agreement;
(ii) the receipt from the independent auditors of Liberty Bancorp of a letter regarding certain financial information included in this Joint Proxy Statement/Prospectus; (iii) between the date of the Merger Agreement and the Closing Date, Liberty Bancorp shall not have experienced a Material Adverse Effect; (iv) the representations and warranties of Liberty Bancorp contained in the Merger Agreement shall be true as of the Effective Time (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date), and Liberty Bancorp shall have performed all obligations and complied with each covenant, in all material respects, and satisfied all conditions under the Merger Agreement to be performed or complied with by it prior to the Effective Time; and (v) neither Liberty Bancorp nor any of its subsidiaries shall be subject to any pending litigation which, if determined adversely, would have a Material Adverse Effect on Liberty Bancorp and its subsidiaries, taken as a whole. For additional information, see Section 4.2 of the Merger Agreement attached hereto in Appendix I.

  The obligation of Liberty Bancorp to consummate the Merger is subject to the satisfaction by Hinsdale Financial or waiver by Liberty Bancorp of the following conditions: (i) the receipt from counsel to Hinsdale Financial of opinions with respect to certain matters set forth in the Merger Agreement;
(ii) the receipt from the independent auditors of Hinsdale Financial of a letter regarding certain financial information included in this Joint Proxy Statement/Prospectus; (iii) between the date of the Merger Agreement and the Closing Date, Hinsdale Financial shall not have experienced a Material Adverse Effect; (iv) the representations and warranties of Hinsdale Financial contained in the Merger Agreement shall be true as of the Effective Time (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date), and Hinsdale Financial shall have performed all obligations and complied with each covenant, in all material respects, and satisfied all conditions under the Merger Agreement to be performed or complied with by it prior to the Effective Time; (v) a certificate for the number of shares of Alliance Bancorp Common Stock and cash for fractional share interests necessary to effectuate the exchange of Liberty Bancorp Common Stock for the Merger Consideration shall have been delivered to the Exchange Agent; and (vi) neither Hinsdale Financial nor any of its subsidiaries shall be subject to any pending litigation which, if determined adversely, would have a Material Adverse Effect on Hinsdale Financial and its subsidiaries, taken as a whole. For additional information, see Section 4.3 of the Merger Agreement attached hereto in Appendix I.

  For purposes of the Merger Agreement, a "Material Adverse Effect" means an effect which (i) is materially adverse to the business, financial condition, results of operations or prospects of Hinsdale Financial or Liberty Bancorp and its respective subsidiaries taken as a whole or (ii) enables any person to prevent the Merger and the transactions contemplated thereby; provided, however, that a Material Adverse Effect shall not include any effect resulting from (A) actions or omissions of Hinsdale Financial or Liberty Bancorp taken with the prior consent of the other in contemplation of the transactions provided for in the Merger Agreement or (B) circumstances affecting the savings institution industry generally (including changes in laws or regulations, accounting principles or general levels of interest rates including, without limitation, the effects of changes in interest rates on earnings, portfolio market value and interest rate risk exposure).

  There can be no assurance that the conditions to consummation of the Merger will be satisfied or waived. In the event the conditions to either party's obligations become impossible of satisfaction in any material respect, the other party may elect to terminate the Merger Agreement. See "--Waiver and Amendment; Termination."

REGULATORY APPROVALS

  The Merger is subject to the approval of the OTS. On September 27, 1996, Hinsdale Financial filed an application for approval of the Merger with the OTS. Hinsdale Financial expects OTS approval of the Merger in late December, 1996 or January, 1997.

  Under federal law, a period of 15 days must expire following approval by the OTS within which period the Department of Justice may file objections to the Merger under the federal antitrust laws. The parties do not expect that the Department of Justice will object to the Merger.

  It is a condition to the consummation of the Merger that all requisite regulatory approvals be obtained without any condition or restriction that would have or result in a material adverse effect on Hinsdale Financial as the surviving corporation, as Hinsdale Financial and Liberty Bancorp may reasonably and in good faith agree. Although not expected, no assurance can be given that OTS approval will not contain any such condition or restriction. See "--Conditions to the Merger."

WAIVER AND AMENDMENT; TERMINATION

  Prior to the Effective Time, the Boards of Directors of Hinsdale Financial and Liberty Bancorp may by written action: (i) extend the time for performance of any obligations or other acts required by the Merger Agreement; (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement; and
(iii) waive compliance with any agreements or conditions contained in the Merger Agreement. Subject to applicable law, the Merger Agreement may be amended or modified by action of the Boards of Directors of Hinsdale Financial and Liberty Bancorp at any time before or after approval of the Merger Agreement by Hinsdale Financial and Liberty Bancorp stockholders; provided, however, that after approval of the Merger Agreement by Hinsdale Financial and Liberty Bancorp stockholders, no amendment may change the amount or form of the Merger Consideration without the further approval of Hinsdale Financial and Liberty Bancorp stockholders.

  The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of Hinsdale Financial or Liberty Bancorp, (i) by mutual written consent of the parties;
(ii) by either party if (A) the Merger has not been consummated on or before June 30, 1997 or such later date as may be agreed to by the parties (provided that the failure to consummate the Merger was not a result of the terminating party's nonobservance of the terms of the Merger Agreement), (B) any regulatory authority has denied, or indicated an intent to deny, approval or authorization of the Merger, requested the withdrawal of an application for approval of the Merger, or indicated an intent to impose a condition on its approval or authorization of the Merger which would have a Material Adverse Effect on Hinsdale Financial as the surviving corporation in the Merger, or
(C) approval of the stockholders of Liberty Bancorp or Hinsdale Financial, as the case may be, required for consummation of the Merger has not been obtained (provided that the electing party is not then in breach of its obligations under the Merger Agreement with respect thereto); (iii) by Hinsdale Financial upon delivery of written notice of termination to Liberty Bancorp if any event occurs which renders impossible of satisfaction in any material respect one or more of the conditions to the obligations of Hinsdale Financial to effect the Merger as set forth in the Merger Agreement and noncompliance is not waived by Hinsdale Financial; (iv) by Liberty Bancorp upon delivery of written notice of termination to Hinsdale Financial if any event occurs which renders impossible of satisfaction in any material respect one or more of the conditions to the obligations of Liberty Bancorp to effect the Merger as set forth in the Merger Agreement and noncompliance is not waived by Liberty Bancorp; (v) by either party if there has been a material breach of the other party's representations, warranties, covenants or agreements set forth in the Merger Agreement which has not been fully cured or cannot be fully cured within the earlier of (A) 30 days after written notice of such breach has been received by the breaching party or (B) five days prior to the Closing Date, and which breach would have, or be reasonably likely to have, a Material Adverse Effect on the breaching party and its subsidiaries, taken as a whole, or upon consummation of the transactions contemplated by the Merger Agreement; (vi) by Hinsdale Financial if (A) the Liberty Bancorp Board has withdrawn, modified or changed its approval or recommendation of the Merger Agreement in a manner adverse to Hinsdale Financial, (B) the Liberty Bancorp Board has authorized Liberty Bancorp to enter into any agreement, letter of intent or agreement in principle with the intent to pursue or effect a Takeover Proposal (as defined below) or (C) as a result of an unsolicited Takeover Proposal, the Hinsdale Financial Board has withdrawn, modified or changed its recommendation of the Merger Agreement upon its determination in good faith after consultation with legal counsel and an investment banking firm that such recommendation would constitute a breach of its fiduciary duties; and (vii) by Liberty Bancorp if
(A) the Hinsdale Financial Board has withdrawn, modified or changed its approval or recommendation of the Merger Agreement in a manner adverse to Liberty Bancorp, (B) the Hinsdale Financial Board has authorized Hinsdale Financial to enter into any agreement, letter of intent or agreement in principle with the intent to pursue or effect a Takeover Proposal (as defined below) or (C) as a result of an unsolicited Takeover Proposal, the Liberty Bancorp Board has withdrawn, modified or changed its recommendation of the Merger Agreement upon its determination in good faith after consultation with legal counsel and an investment banking firm that such recommendation would constitute a breach of its fiduciary duties. For additional information, see
Section 4.4 of the Merger Agreement attached hereto in Appendix I. For purposes of the Merger Agreement, a "Takeover Proposal" shall mean any proposal, other than as contemplated by the Merger Agreement, for a merger or other business combination involving Hinsdale Financial, Hinsdale Federal, Liberty Bancorp or Liberty Federal Savings or for the acquisition of a 25% or greater equity interest in Hinsdale Financial, Hinsdale Federal, Liberty Bancorp or Liberty Federal Savings, or for the acquisition of a substantial portion of the assets of Hinsdale Financial, Hinsdale Federal, Liberty Bancorp or Liberty Federal Savings.

  The representations, warranties and agreements of the parties set forth in the Merger Agreement shall not survive the Effective Time, and shall be terminated and extinguished at such time. From and after the Effective Time, neither of the parties shall have any liability to the other on account of any breach or failure of any of the representations, warranties and agreements in the Merger Agreement, except as otherwise provided in the Merger Agreement.

COVENANTS PENDING CLOSING

  Hinsdale Financial and Liberty Bancorp have agreed to use their best efforts, and to take all actions necessary or appropriate, to consummate the Merger and the other transactions contemplated by the Merger Agreement at the earliest practicable date.

  Pursuant to the Merger Agreement, each of Hinsdale Financial and Liberty Bancorp has agreed, with respect to it and its subsidiaries, to conduct its business only in the ordinary course consistent with past practices except as otherwise contemplated by the Merger Agreement, to maintain its books and records in accordance with past practices, to use reasonable efforts to preserve intact its existing businesses and business relationships and to take no action that would adversely affect its ability to receive the necessary governmental approvals of the Merger or perform its obligations under the Merger Agreement, the Bank Merger Agreement and the Stock Option Agreements. Each of Hinsdale Financial and Liberty Bancorp has further agreed that it and its subsidiaries shall not, without the prior written approval of the other party: (i) declare, set aside or pay any dividend or make any other distribution with respect to its capital stock (except that Liberty Bancorp may pay its regular quarterly cash dividend); (ii) reacquire or buy any of its outstanding shares of common stock; (iii) issue, sell or buy any shares of its capital stock (other than pursuant to the applicable Stock Option Agreement or upon the exercise of stock options previously disclosed to the other party);
(iv) effect any stock split, stock dividend or other reclassification of its common stock; (v) grant any options or issue any warrants exercisable for, or securities convertible or exchangeable into, capital stock of it or any of its subsidiaries, or grant any stock appreciation or other rights with respect to shares of it or any of its subsidiaries (other than with respect to the applicable Stock Option Agreement); or (vi) purchase or acquire any of the outstanding shares of capital stock of the other party or any subsidiary thereof (other than as contemplated by the applicable Stock Option Agreement or the Merger Agreement).

  In addition, pursuant to the Merger Agreement, each of Hinsdale Financial and Liberty Bancorp, has agreed that it and its subsidiaries shall not, without the prior written approval of the other party: (i) sell, dispose of or pledge any significant assets other than in the ordinary course of business consistent with past practice, or in connection with the borrowing of funds (subject to certain limitations set forth below and in the Merger Agreement);
(ii) merge or consolidate with or into another entity or otherwise acquire any other entity or acquire any significant assets; (iii) sell or pledge, or agree to sell or pledge, or permit any lien to exist on any stock of its subsidiaries; (iv) change the governing instruments of it or its subsidiaries, except as contemplated in the Merger Agreement; (v) engage in any lending activities other than in the ordinary course of business consistent with past practices and subject to certain limitations set forth in the Merger Agreement; (vi) form any new subsidiary or cause or permit a material change in the activities presently conducted by any subsidiary; (vii) engage in any off-balance sheet interest rate swap, cap or floor agreement; (viii) engage in any activity not contemplated by its written business plan; (ix) purchase any equity securities other than FHLB stock; (x) make any investment which would cause Hinsdale Federal or Liberty Federal Savings, as appropriate, not to be a qualified thrift lender under Section 10(m) of the Home Owners' Loan Act ("HOLA") or a domestic building and loan association under Section 7701(a)(19) of the Code; (xi) authorize capital expenditures other than in the ordinary course of business; (xii) implement or adopt any change in its accounting principles, practices or methods (other than as required by generally accepted accounting principles); (xiii) engage any independent auditors other than such auditors engaged as of the date of the Merger Agreement; (xiv) incur any debt obligation (excluding deposits) or other obligation for borrowed money with terms in excess of one year; (xv) grant any general increase in compensation or benefits to its employees or officers or pay any bonuses to its employees or officers except for normal year-end bonuses; (xvi) enter into, amend or otherwise change any employment or severance agreements with any of its directors, officers or employees (except as contemplated by the Merger Agreement); (xvii) grant any increase in fees or other increases in compensation or other benefits to any of its present or former directors in such capacity; (xviii) except as contemplated by the Merger Agreement, establish any new or change any existing employee benefit plan or benefit arrangement (unless such change is required by applicable law or necessary to maintain continued qualification of any tax-qualified plan that provides for retirement benefits); (xix) conduct its lending activities other than in accordance with the limitations set forth in the Merger Agreement; (xx) authorize or permit any officer, director, employee, investment banker, financial consultant, attorney, accountant or other representative of its or its subsidiaries, directly or indirectly, to initiate contact with any person or entity in an effort to solicit, initiate or encourage any "Takeover Proposal" (as such term is defined in the Merger Agreement and described above) except as the fiduciary duties of the Board of Directors may require; or (xxi) make a commitment to do any of the above.

  For additional information, see Article III of the Merger Agreement attached hereto in Appendix I.

EXPENSES

  All expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby are to be paid by the party incurring such expenses, except that Hinsdale Financial and Liberty Bancorp shall bear equally all printing and mailing expenses associated with this Joint Proxy Statement/Prospectus and certain proxy solicitation expenses.

ACCOUNTING TREATMENT

  It is intended that the Merger will be accounted for under the purchase method of accounting in accordance with generally accepted accounting principles. Under purchase accounting, the assets and liabilities of Liberty Bancorp as of the Effective Date would be recorded at their respective fair market values, to the extent of the purchase price, and added to those of Alliance Bancorp. Consolidated financial statements of Alliance Bancorp issued after consummation of the Merger would reflect such values. Goodwill (the excess of the purchase price over the fair value of the net assets acquired), if any, which arises from the Merger will be amortized to operations over the period estimated to be benefitted.

RESALES OF HINSDALE FINANCIAL COMMON STOCK BY AFFILIATES

  The shares of Alliance Bancorp Common Stock to be issued in the Merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares issued to any stockholder who may be deemed to be an "affiliate" of Hinsdale Financial or Liberty Bancorp for purposes of Rule 145 under the Securities Act as of the date of the Special Meetings. Affiliates of Hinsdale Financial or Liberty Bancorp may not sell their shares of Hinsdale Financial Common Stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be affiliates of Hinsdale Financial or Liberty Bancorp generally include individuals or entities that control, are controlled by or are under common control with Hinsdale Financial or Liberty Bancorp, and may include certain officers and directors of Hinsdale Financial and Liberty Bancorp as well as certain principal stockholders of Hinsdale Financial and Liberty Bancorp.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

  Set forth below is a discussion of federal income tax consequences of the Merger to Hinsdale Financial, Hinsdale Financial stockholders, Liberty Bancorp and Liberty Bancorp stockholders who are citizens or residents of the United States. THE FOLLOWING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX EFFECTS RELEVANT TO A DECISION WHETHER TO VOTE IN FAVOR OF APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. FURTHER, THE DISCUSSION DOES NOT ADDRESS THE TAX CONSEQUENCES THAT MAY BE RELEVANT TO A PARTICULAR HINSDALE FINANCIAL OR LIBERTY BANCORP STOCKHOLDER SUBJECT TO SPECIAL TREATMENT UNDER CERTAIN FEDERAL INCOME TAX LAWS, SUCH AS DEALERS IN SECURITIES, BANKS, INSURANCE COMPANIES, TAX-EXEMPT ORGANIZATIONS, NON-UNITED STATES PERSONS AND STOCKHOLDERS WHO ACQUIRED THEIR SHARES AS COMPENSATION, NOR ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY OR FOREIGN JURISDICTION. THE DISCUSSION IS BASED UPON THE CODE, TREASURY REGULATIONS THEREUNDER AND ADMINISTRATIVE RULINGS AND COURT DECISIONS AS OF THE DATE HEREOF. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE, AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION.

  HOLDERS OF LIBERTY BANCORP COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR EFFECT OF THEIR OWN PARTICULAR FACTS AND CIRCUMSTANCES ON THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO THEM, AND ALSO AS TO THE EFFECT OF ANY STATE, LOCAL, FOREIGN AND OTHER FEDERAL TAX LAWS. Under current federal income tax law, and based upon assumptions and representations to be made by Hinsdale Financial and Liberty Bancorp, and assuming that the Company Merger and the Bank Merger are each consummated in the manner set forth in the Merger Agreement, it is anticipated that the following federal income tax consequences would result:

    (i) the Company Merger and the Bank Merger will each qualify as a reorganization under Section 368(a) of the Code;

    (ii) no gain or loss will be recognized by Hinsdale Financial, Hinsdale Federal, Hinsdale Financial stockholders, Liberty Bancorp or Liberty Federal Savings as a result of the Company Merger or the Bank Merger;

    (iii) no gain or loss will be recognized by any Liberty Bancorp stockholder upon the exchange of Liberty Bancorp Common Stock solely for Alliance Bancorp Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Alliance Bancorp Common Stock, if any, as discussed below);

    (iv) the aggregate tax basis of the Alliance Bancorp Common Stock received by each stockholder of Liberty Bancorp who exchanges Liberty Bancorp Common Stock for Alliance Bancorp Common Stock in the Merger will be the same as the aggregate tax basis of the Liberty Bancorp Common Stock surrendered in exchange therefor (subject to any adjustments required as the result of receipt of cash in lieu of a fractional share interest in Alliance Bancorp Common Stock);

    (v) the holding period of the shares of Alliance Bancorp Common Stock received by a Liberty Bancorp stockholder in the Merger will include the holding period of the Liberty Bancorp Common Stock surrendered in exchange therefor, provided that such shares of Liberty Bancorp Common Stock were held as a capital asset by such stockholder at the Effective Time; and

    (vi) cash received in the Merger by a Liberty Bancorp stockholder in lieu of a fractional share interest of Alliance Bancorp Common Stock will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of Alliance Bancorp Common Stock which such stockholder would otherwise be entitled to receive, and will qualify as capital gain or loss (assuming the Liberty Bancorp Common Stock surrendered in exchange therefor was held as a capital asset by such stockholder at the Effective Time).

  Based upon representations to be made by Hinsdale Financial and Liberty Bancorp as of the Effective Time, Luse Lehman Gorman Pomerenk & Schick, P.C. will render an opinion, dated as of the Effective Time, to both Hinsdale Financial and Liberty Bancorp that the Company Merger and the Bank Merger will each qualify as a reorganization under the Code with the consequences set forth above. The opinion also would be subject to the assumptions that the Company Merger and the Bank Merger are consummated in the manner and in accordance with the terms of the Merger Agreement, that the Company Merger will qualify as a merger under the applicable laws of Delaware and that the Bank Merger will qualify as a merger under applicable federal law. The opinion would be based entirely upon the Code, regulations then in effect or proposed thereunder, then-current administrative rulings and practice and judicial authority, all of which would be subject to change, possibly with retroactive effect. Subject to waiver by both Hinsdale Financial and Liberty Bancorp, which waiver is not expected to be made, consummation of the Merger is conditioned upon the receipt by Hinsdale Financial and Liberty Bancorp of the opinion of Luse Lehman Gorman Pomerenk & Schick, P.C. See "--Conditions to the Merger."

  No ruling has been or will be requested from the Internal Revenue Service ("IRS"), including any ruling as to federal income tax consequences of the Merger to Hinsdale Financial, Liberty Bancorp or Liberty Bancorp stockholders. Unlike a ruling from the IRS, the opinions of counsel are not binding on the IRS. There can be no assurance that the IRS will not take a position contrary to the positions reflected in such opinions or that such opinions would be upheld by the courts if challenged.

NASDAQ LISTING

  Both Hinsdale Financial Common Stock and Liberty Bancorp Common Stock currently are quoted on the Nasdaq National Market. It is a condition to consummation of the Merger that the Alliance Bancorp Common Stock to be issued to the stockholders of Liberty Bancorp pursuant to the Merger Agreement will be quoted on the Nasdaq National Market. See "--Conditions to the Merger."

CHANGE OF FISCAL YEAR

  The Merger Agreement provides that the fiscal year end of Alliance Bancorp shall be December 31. Currently, Hinsdale Financial's fiscal year end is September 30.

                  MANAGEMENT AND OPERATIONS AFTER THE MERGER

  As provided in the Merger Agreement, the Board of Directors of Alliance Bancorp as of the Effective Time will consist of 14 members, one-half of whom will be former members of the Hinsdale Financial Board and one-half of whom will be former members of the Liberty Bancorp Board, in each case prior to the Effective Time. The class and term of each of the directors has not been determined.

  In addition, as of the Effective Time: (i) Fredric G. Novy will serve as the Chairman of the Board of Directors of Alliance Bancorp and Liberty Federal Bank; (ii) Kenne P. Bristol will serve as President and Chief Executive Officer of Alliance Bancorp and Liberty Federal Bank; (iii) the Executive Committee of the Board of Directors of Alliance Bancorp will consist of nine persons, five of whom will be former members of the Hinsdale Financial Board and four of whom will be former members of the Liberty Bancorp Board; (iv) William R. Rybak will serve as Chairman of the Executive Committee; and (v) Edward J. Burns will serve as Vice-Chairman of the Executive Committee. Other senior management positions of Alliance Bancorp and Liberty Federal Bank generally are expected to be filled by persons currently employed by Hinsdale Federal or Liberty Federal Savings.

  Set forth below is certain information, as of October 14, 1996, with respect to each individual who currently is expected to become a member of the Alliance Bancorp Board of Directors as of the Effective Time. In addition to those six persons identified below who currently serve as directors of Hinsdale Financial, Hinsdale Financial is entitled to appoint one additional person to the Board of Directors of Alliance Bancorp, so that there shall be seven members from the Liberty Bancorp Board and seven members from, or designated by, the Hinsdale Financial Board.

                            YEAR FIRST
                            ELECTED TO
                         HINSDALE FEDERAL
                             (HF) OR
                         LIBERTY FEDERAL              PRINCIPAL OCCUPATION
  NAME                      (LB) BOARD    AGE        DURING PAST FIVE YEARS
  ----                   ---------------- ---        ----------------------
Kenne P. Bristol........    1986 (HF)      54 President and Chief Executive
                                              Officer of Hinsdale Financial and
                                              Hinsdale Federal.
Edward J. Burns.........    1963 (LB)      66 Chairman of the Board of Liberty
                                              Bancorp since 1991 and Liberty
                                              Federal Savings since 1982.
                                              President and Chief Executive
                                              Officer of Liberty Bancorp and
                                              Liberty Federal Savings until 1994.
Howard A. Davis.........    1995 (HF)      49 President and Chief Executive
                                              Officer of Preferred Mortgage
                                              Associates, Ltd.
Whit G. Hughes..........    1982 (LB)      69 Chairman and former Chief Executive
                                              Officer of Hughes Enterprises, Inc.,
                                              a distributor of appliances and
                                              parts and a developer and operator
                                              of self-service laundry stores.
Howard R. Jones.........    1991 (HF)      61 President of Packaging Design
                                              Corporation, a manufacturer of
                                              corrugated containers and
                                              specialties.
H. Verne Loeppert.......    1964 (LB)      74 President and Chief Executive
                                              Officer of CDV Corporation, a
                                              holding company whose subsidiaries
                                              are engaged in metal working tool
                                              manufacturing.

                            YEAR FIRST
                            ELECTED TO
                         HINSDALE FEDERAL
                             (HF) OR
                         LIBERTY FEDERAL              PRINCIPAL OCCUPATION
          NAME              (LB) BOARD    AGE        DURING PAST FIVE YEARS
          ----           ---------------- ---        ----------------------
David D. Mill...........    1967 (LB)      67 Dentist; Dr. Mill has owned his own
                                              general dental practice since 1957.
Fredric G. Novy.........    1994 (LB)      57 President and Chief Executive
                                              Officer of Liberty Bancorp and
                                              Liberty Federal Savings since 1994.
                                              President of Cragin Financial
                                              Corporation and Cragin Federal Bank
                                              for Savings from 1990 through 1994.
William C. O'Donnell....    1979 (LB)      73 President of ODON Communications
                                              Group, a radio broadcasting company.
William R. Rybak........    1986 (HF)      45 Chairman of the Board of Directors
                                              of Hinsdale Federal since 1990, and
                                              Chairman of the Board of Hinsdale
                                              Financial since its formation in
                                              1992. Executive Vice President and
                                              Chief Financial Officer of Van
                                              Kampen/American Capital, Inc., a
                                              financial services company
                                              specializing in money management and
                                              the distribution of mutual funds.
Russell F. Stephens,        1971 (HF)      64 President of Insurance Concepts &
 Jr.....................                      Design Inc., an insurance agency.
Donald E. Sveen.........    1971 (HF)      64 Retired; prior to July, 1996,
                                              President, Chief Operating Officer
                                              and Director of The John Nuveen
                                              Company and Subsidiaries and
                                              Chairman, Chief Executive Officer
                                              and Director of the Nuveen Select
                                              Tax-Free Income Portfolio Funds.
                                              Nuveen is a financial services
                                              company specializing in tax-exempt
                                              investments and money management.
Vernon B. Thomas, Jr....    1969 (LB)      61 Attorney whose practice concentrates
                                              in corporate, banking, real estate
                                              and estate planning.

POST-MERGER DIVIDEND POLICY

  Hinsdale Financial/Alliance Bancorp is a legal entity, separate and distinct from Hinsdale Federal and its subsidiaries. As a holding company with no significant operations of its own, Hinsdale Financial/Alliance Bancorp's principal sources of funds are its net earnings and any dividends paid to it by Hinsdale Federal (to be known as Liberty Federal Bank following the Bank Merger), which are subject to certain federal regulatory limitations. The Alliance Bancorp Board after the Effective Time will consider the payment and level of dividends on Alliance Bancorp Common Stock as it deems appropriate to do so, taking into account federal regulatory restrictions, Liberty Federal Bank's level of net income and financial condition, its future prospects, economic conditions, industry practices and other factors. After the Effective Time, Alliance Bancorp intends to pay a regular quarterly cash dividend at an annual rate of at least $0.65 per share; provided, however, that any dividend declared by the Alliance Bancorp Board of Directors will be consistent with its analysis of the factors detailed above, and there can be no assurance as to any future dividends. See also "Comparative Stock Prices and Dividend Information."

                         CERTAIN RELATED TRANSACTIONS

STOCK OPTION AGREEMENTS

  The information in this Joint Proxy Statement/Prospectus concerning the terms of the Stock Option Agreements is qualified in its entirety by reference to the full text of the Stock Option Agreements which are attached hereto in Appendix I and incorporated by reference herein.

  General. As an inducement and a condition to entering into the Merger Agreement, each of Hinsdale Financial and Liberty Bancorp received a stock option to purchase shares of the other party's common stock representing up to 19.9% of the issued and outstanding shares of such common stock. The options may be exercised only upon the occurrence of an "Initial Triggering Event," such as a person commencing a tender offer for 25% or more of either issuer's outstanding common stock, followed by a "Subsequent Triggering Event," such as a person acquiring 25% or more of the issuer's common stock or the issuer, without the grantee's consent, entering into an agreement with another person to enter into various forms of acquisition transactions. No triggering event has occurred as of the date hereof. Pursuant to the Hinsdale Financial Stock Option Agreement, Hinsdale Financial granted to Liberty Bancorp an option to purchase up to 535,340 shares of Hinsdale Financial Common Stock at an exercise price of $23.25 per share, subject to the terms and conditions set forth therein. Pursuant to the Liberty Bancorp Stock Option Agreement, Liberty Bancorp granted to Hinsdale Financial an option to purchase up to 492,927 shares of Liberty Bancorp Common Stock at an exercise price of $24.125 per share, subject to the terms and conditions set forth therein. In addition, each Stock Option Agreement grants the holder of the option, upon the occurrence of a "Repurchase Event," the right to require the other party to repurchase for cash the option and any shares that may have been acquired thereunder.

  Effect of Stock Option Agreements. The Stock Option Agreements are intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement. Consequently, certain aspects of the Stock Option Agreements may have the effect of discouraging persons who might now or prior to the consummation of the Merger be interested in acquiring all of or a significant interest in either Liberty Bancorp or Hinsdale Financial from considering or proposing such an acquisition, even if such persons were prepared to pay a higher price per share for the Liberty Bancorp Common Stock than the value per share contemplated by the Merger Agreement or a higher price per share for Hinsdale Financial Common Stock than the then-current market price of such shares. The acquisition of the issuer or of a significant interest in the issuer, or an agreement to do either, could cause the Option to become exercisable. The existence of such Option could significantly increase the cost to a potential acquiror of acquiring the issuer compared to its cost had the Stock Option Agreement not been entered into. Such increased costs might discourage a potential acquiror from considering or proposing an acquisition or might result in a potential acquiror proposing to pay a lower per share price to acquire the issuer than it might otherwise have proposed to pay. The exercise of either Option or the Repurchase Right may prohibit any acquiror of the issuer from accounting for an acquisition of the issuer using the pooling of interests accounting method for a period of two years. This could discourage or preclude an acquisition of Liberty Bancorp or Hinsdale Financial.

  Terms of Stock Option Agreements. The following is a brief summary of certain provisions of the Stock Option Agreements, which are attached hereto in Appendix I. The terms of the Stock Option Agreements are identical in all material respects other than with respect to the number and kind of shares which may be purchased pursuant thereto and the exercise prices. The following summary is qualified in its entirety by reference to the Stock Option Agreements. For purposes of this summary, the term "Issuer" refers to Hinsdale Financial with respect to the Hinsdale Financial Stock Option Agreement and Liberty Bancorp with respect to the Liberty Bancorp Stock Option Agreement, and the term "Grantee" refers to Liberty Bancorp with respect to the Hinsdale Financial Stock Option Agreement and Hinsdale Financial with respect to the Liberty Bancorp Stock Option Agreement.

  Pursuant to the Stock Option Agreements, each Option becomes exercisable in whole or in part at any time after the occurrence of both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering

Event (as hereinafter defined). An "Initial Triggering Event" will occur if
(i) the Issuer, without receiving Grantee's prior consent, enters into an agreement with any person (other than Grantee) to effect (A) a merger, consolidation or similar transaction involving Issuer or any of its Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X promulgated by the SEC), (B) the purchase, lease or other acquisition of all or substantially all of the assets of Issuer or any of its Significant Subsidiaries, or (C) the purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of beneficial ownership of securities representing 25% or more of the voting power of Issuer or its Significant Subsidiaries (any of the foregoing being hereinafter referred to as an "Acquisition Transaction"; provided, however, that any internal merger or consolidation involving only Issuer and/or its subsidiaries will not be considered an Acquisition Transaction); (ii) any person (other than Grantee, a subsidiary of Grantee or a subsidiary of Issuer acting in a fiduciary capacity (each, an "Excluded Person")), alone or together with affiliates and associates, acquires beneficial ownership of, or the right to acquire beneficial ownership of, or any group is formed (other than a group of which an Excluded Person is a member) that beneficially owns, 25% or more of the then outstanding shares of Issuer Common Stock; (iii) any person (other than Grantee or a subsidiary of Grantee) makes a proposal to Issuer or its stockholders to (A) engage in an Acquisition Transaction or (B) commences a tender or exchange offer, the consummation of which would result in such person acquiring beneficial ownership of securities representing 25% or more of Issuer's voting power; (iv) the Board of Directors of Issuer fails to recommend to its stockholders the adoption of the Merger Agreement or withdraws, modifies or changes its recommendation in a manner adverse to Grantee; (v) the Issuer, following a proposal by a third party (other than an Excluded Person) to engage in an Acquisition Transaction, intentionally and knowingly breaches any representation, warranty, covenant or agreement contained in the Merger Agreement which entitles Grantee to terminate the Merger Agreement in accordance with its terms and which has not been cured prior to written notice to Issuer by Grantee of its intention to exercise the Option; or (vi) any person (other than Grantee or a subsidiary of Grantee), without the prior consent of Grantee, files an application or notice with the OTS or other federal or state bank regulatory authority for approval to engage in an Acquisition Transaction, which application or notice has been accepted for processing.

  A "Subsequent Triggering Event" will occur if (i) any person, other than an Excluded Person, acquires beneficial ownership of 25% or more of the then outstanding shares of Issuer Common Stock or (ii) the Issuer, without receiving Grantee's prior consent, enters into an agreement with any person (other than Grantee) to effect an Acquisition Transaction.

  Each Option expires upon the earliest to occur of (i) the Effective Time,
(ii) the termination of the Merger Agreement in accordance with its terms prior to the occurrence of an Initial Triggering Event or (iii) 12 months after termination of the Merger Agreement, if such termination follows or occurs at the same time as an Initial Triggering Event. Any purchase of shares pursuant to a Stock Option Agreement is subject to compliance with applicable law.

  The number and type of securities subject to the Options and the purchase price of such securities will be appropriately adjusted for any change in Issuer Common Stock by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange of shares or similar transaction. The number of shares of Issuer Common Stock subject to each Option will also be adjusted in the event Issuer issues additional shares of its common stock such that the number of shares of Issuer Common Stock subject to the Option, together with shares previously purchased pursuant thereto, represents 19.9% of Issuer Common Stock then issued and outstanding, without giving effect to shares subject to or issued pursuant to the Option.

  In the event Issuer enters into any agreement to (i) consolidate with or merge into any person other than Grantee or one of its subsidiaries, such that the Issuer is not the surviving corporation, (ii) permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer is the surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock are changed into or exchanged for stock or other securities of any other person or cash or any other property, or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) sell or otherwise transfer all or substantially all of its assets to any person other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing the transaction must provide that, upon consummation of the transaction, the Option will be converted into or exchanged for an option (the "Substitute Option") to purchase securities (the "Substitute Common Stock") of either the acquiring person, a person that controls the acquiring person, Issuer (if Issuer is the surviving entity) or the transferee of all or substantially all of Issuer's assets, in all cases at the election of Grantee. In no event will the Substitute Option be exercisable for more than 19.9% of the Substitute Common Stock outstanding prior to the exercise of the Substitute Option.

  The Stock Option Agreements also provide each respective Grantee with certain registration rights with respect to shares of Issuer Common Stock acquired by Grantee upon exercise of the Option. These rights require that Issuer file up to two registration statements under the Securities Act if requested by Grantee at the time of and together with the written notice of exercise required under the Stock Option Agreements. The first of such registration statements will be at Issuer's expense, while the second will be at Grantee's expense.

  Repurchase Right. At the request of Grantee at any time commencing upon the first occurrence of a "Repurchase Event" and ending 12 months immediately thereafter, Issuer shall repurchase from Grantee (i) the Option and (ii) all shares of Issuer Common Stock purchased by Grantee pursuant hereto with respect to which Grantee then has beneficial ownership. Such repurchase shall be at an aggregate price equal to the sum of:

    (i) the aggregate Option Price paid by Grantee for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Grantee then has beneficial ownership;

    (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Common Stock over (y) the Option Price (subject to adjustment), multiplied by the number of shares of Common Stock with respect to which the Option has not been exercised; and

    (iii) the excess, if any, of the Applicable Price over the Option Price (subject to adjustment) paid (or payable) by Grantee for each share of Common Stock with respect to which the Option has been exercised and with respect to which Grantee then has beneficial ownership, multiplied by the number of such shares.

  The term "Applicable Price" means the highest of (i) the highest price per share of Common Stock paid for any such share by the person or groups, (ii) the price per share of Common Stock received by Grantees of Common Stock in connection with any merger or other business combination transaction described in the Agreement, or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the Nasdaq National Market System (or if Issuer Common Stock is not quoted on the Nasdaq National Market System, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Grantee) during the 40 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Grantee, divided by the number of shares of Common Stock outstanding at the time of such sale.

  As a general matter, a "Repurchase Event" shall occur if any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of, or the right to acquire beneficial ownership of, or any "group" shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Issuer Common Stock.

THE BANK MERGER AGREEMENT

  In connection with the Merger, Hinsdale Federal and Liberty Federal Savings executed the Bank Merger Agreement on August 2, 1996. Pursuant to the Bank Merger Agreement, Liberty Federal Savings will be merged with and into Hinsdale Federal following the Company Merger, and the resulting institution will operate under the name Liberty Federal Bank. The respective obligations of Hinsdale Federal and Liberty Federal Savings to consummate the Bank Merger are conditioned upon the satisfaction or waiver by Hinsdale Financial and Liberty Bancorp of all conditions to consummation of the Merger set forth in the Merger Agreement and approval by the OTS. The Bank Merger Agreement will terminate automatically upon any termination of the Merger Agreement.

  This information is qualified in its entirety by reference to the full text of the Bank Merger Agreement which is included as Exhibit 1.1 to the Merger Agreement attached hereto in Appendix I.

                      DESCRIPTION OF HINSDALE FINANCIAL/
                        ALLIANCE BANCORP CAPITAL STOCK

  The following description contains a summary of all of the material features of the capital stock of Hinsdale Financial/Alliance Bancorp but does not purport to be complete and is subject to and qualified in its entirety by reference to the Hinsdale Financial Certificate which is filed as an exhibit to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part.

GENERAL

  The Hinsdale Financial Certificate authorizes the issuance by Hinsdale Financial of up to 7,500,000 shares of its capital stock consisting of 6,000,000 shares of Hinsdale Financial Common Stock (par value $.01 per share) and 1,500,000 shares of Hinsdale Financial Preferred Stock (par value $.01 per share). As of October 14, 1996, 2,695,085 shares of Hinsdale Financial Common Stock and no shares of Hinsdale Financial Preferred Stock were issued and outstanding. The Hinsdale Financial Common Stock is quoted on the Nasdaq National Market under the symbol "HNFC." See "Comparative Stock Prices and Dividend Information." The stock transfer agent and registrar for the Hinsdale Financial Common Stock is Harris Trust and Savings Bank.

  The Hinsdale Financial Board of Directors has approved a proposed amendment to the Hinsdale Financial Certificate which would increase the number of authorized shares of Hinsdale Financial Common Stock from 6,000,000 to 11,000,000. Upon consummation of the Merger, Hinsdale Financial anticipates that approximately 5,305,866 shares of Alliance Bancorp Common Stock and no shares of Alliance Bancorp Preferred Stock will be outstanding. The Hinsdale Financial Board believes that the authorization of additional shares of Hinsdale Financial/Alliance Bancorp Common Stock and Alliance Bancorp Preferred Stock is advisable to provide Alliance Bancorp with the flexibility to take advantage of opportunities to issue such stock in order to obtain capital, as consideration for possible acquisitions, and for other purposes (including, without limitation, stock splits and stock dividends in appropriate circumstances). See "Amendments to Certificate of Incorporation of Hinsdale Financial Corporation."

COMMON STOCK

  Each share of the Hinsdale Financial Common Stock has the same relative rights and is identical in all respects with each other share of the Hinsdale Financial Common Stock. The Hinsdale Financial Common Stock represents non-withdrawable capital, is not of an insurable type and is not insured by the FDIC or any other government agency.

  Subject to any prior rights of the holders of any Hinsdale Financial Preferred Stock then outstanding, holders of the Hinsdale Financial Common Stock are entitled to receive such dividends as are declared by the Hinsdale Financial Board out of funds legally available therefor. Full voting rights are vested in the holders of Hinsdale Financial Common Stock, and except as indicated below, each share being entitled to one vote, subject to the rights of the holders of any Hinsdale Financial Preferred Stock then outstanding. In accordance with the provisions of the Hinsdale Financial Certificate, record holders of Hinsdale Financial Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. The Hinsdale Financial Certificate authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board to implement and apply the Limit.

  The Hinsdale Financial Certificate authorizes the Hinsdale Financial Board to issue authorized shares of Hinsdale Financial Common Stock without stockholder approval. However, Hinsdale Financial Common Stock is included for quotation on the Nasdaq National Market which requires stockholder approval of the issuance of additional shares of Hinsdale Financial Common Stock under certain circumstances, including the issuance of Hinsdale Financial Common Stock pursuant to the Merger Agreement. Subject to any prior rights of the holders of any Hinsdale Financial Preferred Stock then outstanding, in the event of liquidation, dissolution or winding up of Hinsdale Financial, holders of shares of Hinsdale Financial Common Stock are entitled to receive pro rata, any assets distributable to stockholders in respect of shares held by them. Holders of shares of Hinsdale Financial Common Stock do not have any preemptive rights to subscribe for any additional securities which may be issued by Hinsdale Financial or cumulative voting rights. The outstanding shares of Hinsdale Financial Common Stock are fully paid and non-assessable.

  Certain provisions of the Hinsdale Financial Certificate may have the effect of delaying, deferring or preventing a change in control of Hinsdale Financial pursuant to an extraordinary corporate transaction involving Hinsdale Financial, including a merger, reorganization, tender offer, transfer of substantially all of its assets or a liquidation. See "--Certain Provisions of Delaware Corporate Law and Hinsdale Financial/Alliance Bancorp's Certificate of Incorporation."

PREFERRED STOCK

  The Hinsdale Financial Certificate authorizes the issuance by Hinsdale Financial of up to 1,500,000 shares of Hinsdale Financial Preferred Stock (par value $.01 per share), none of which was issued and outstanding as of October 14, 1996.

  The Hinsdale Financial Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Hinsdale Financial Board may determine. The Hinsdale Financial Board is expressly authorized at any time, and from time to time, to provide for the issuance of Hinsdale Financial Preferred Stock with such voting and other powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the Hinsdale Financial Board resolution providing for the issuance thereof. The Hinsdale Financial Board is authorized to designate the series and the number of shares comprising such series, the dividend rate on the shares of such series, the redemption rights, if any, any purchase, retirement or sinking fund provisions, any conversion rights and any special voting rights. The ability of the Hinsdale Financial Board to issue Hinsdale Financial Preferred Stock without stockholder approval could make an acquisition by an unwanted suitor of a controlling interest in Hinsdale Financial more difficult, time-consuming or costly, or otherwise discourage an attempt to acquire control of Hinsdale Financial.

  Shares of Hinsdale Financial Preferred Stock redeemed or acquired by Hinsdale Financial may return to the status of authorized but unissued shares, without designation as to series, and may be reissued by the Hinsdale Financial Board.

CERTAIN PROVISIONS OF DELAWARE CORPORATE LAW AND HINSDALE FINANCIAL/ALLIANCE BANCORP'S CERTIFICATE OF INCORPORATION

  Hinsdale Financial/Alliance Bancorp's Certificate of Incorporation and Bylaws contain certain provisions which may have the effect of deterring or discouraging, among other things, a non-negotiated tender or exchange offer for Hinsdale Financial/Alliance Bancorp stock, a proxy contest for control of Hinsdale Financial/Alliance Bancorp, the assumption of control of Hinsdale Financial/Alliance Bancorp by a holder of a large block of Hinsdale Financial/Alliance Bancorp's stock and the removal of Hinsdale Financial/Alliance Bancorp's management. These provisions: (1) eliminate voting rights for Common Stock owned by any person in an amount in excess of 10% of the shares of Common Stock outstanding; (2) empower the Hinsdale Financial/Alliance Bancorp Board of Directors, without shareholder approval, to issue preferred stock the terms of which, including voting power, are set by the Hinsdale Financial/Alliance Bancorp Board of Directors; (3) divide the Hinsdale Financial/Alliance Bancorp Board of Directors into three classes serving staggered three-year terms; (4) restrict the ability of shareholders to call special meetings or remove directors; (5) require that shares with at least 80% of total voting power approve mergers and other similar transactions with a person or entity holding stock with more than 10% of Hinsdale Financial/Alliance Bancorp's voting power, if the transaction is not approved, in advance, by the Hinsdale Financial/Alliance Bancorp Board of Directors; (6) prohibit shareholders' actions without a meeting; (7) require that shares with at least 80%, or in certain instances a majority, of total voting power approve the repeal or amendment of Hinsdale Financial/Alliance Bancorp's certificate of incorporation; (8) eliminate cumulative voting in elections of directors; (9) require that shares with at least 80% of total voting power approve, repeal or amend Hinsdale Financial/Alliance Bancorp's bylaws; and (10) require advance notice of both nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders. The Certificate of Incorporation and Bylaws of Liberty Bancorp include substantially similar provisions.

  In addition, Section 203 of the Delaware General Corporation Law ("Section 203") generally provides that a "Person" (as defined therein) who owns 15% or more of the outstanding voting stock of a Delaware corporation (an "Interested Stockholder") may not consummate a merger or other business combination transaction with such corporation at any time during the three-year period following the date such "Person" became an Interested Stockholder. The term "business combination" is defined broadly to cover a wide range of corporate transactions including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits.

  The statute exempts the following transactions from the requirements of
Section 203: (i) any business combination if, prior to the date a person became an Interested Stockholder, the Board of Directors approved either the business combination or the transaction which resulted in the shareholder becoming an Interested Stockholder; (ii) any business combination involving a person who acquired at least 85% of the outstanding voting stock in the transaction in which he or she became an Interested Stockholder, calculated without regard to those shares owned by the corporation's directors who are also officers or certain employee stock plans; (iii) any business combination with an Interested Stockholder that is approved by the Board of Directors and by a two-thirds vote of the outstanding voting stock not owned by the Interested Stockholder; and (iv) certain business combinations that are proposed after the corporation had received other acquisition proposals and which are approved or not opposed by a majority of certain continuing members of the Board of Directors. A corporation may exempt itself from the requirements of the statute by adopting an amendment to its Certificate of Incorporation or Bylaws electing not to be governed by Section 203. At the present time, the Board of Directors of the Company does not intend to propose any such amendment.

          COMPARISON OF RIGHTS OF STOCKHOLDERS OF HINSDALE FINANCIAL
                     CORPORATION AND LIBERTY BANCORP, INC.

  Upon the consummation of the Merger, holders of Liberty Bancorp Common Stock, whose rights are presently governed by Delaware law and Liberty Bancorp's Certificate of Incorporation and Bylaws (the "Liberty Bancorp Certificate" and "Liberty Bancorp Bylaws," respectively) and, indirectly, Liberty Federal Savings's charter and bylaws, will become stockholders of Alliance Bancorp, also a Delaware corporation. The Hinsdale Financial/Alliance Bancorp Certificate of Incorporation and Bylaws are substantially identical to the Liberty Bancorp Certificate of Incorporation and Bylaws. Accordingly, there are no material differences in the rights of shareholders of Liberty Bancorp compared to the rights of stockholders of Hinsdale Financial/Alliance Bancorp.

            AMENDMENTS TO CERTIFICATE OF INCORPORATION OF HINSDALE
                             FINANCIAL CORPORATION

GENERAL

  The Hinsdale Financial Board has approved certain proposed amendments to the Hinsdale Financial Certificate to (i) increase the numbers of authorized shares of Hinsdale Financial Common Stock, par value $.01 per share, from 6,000,000 to 11,000,000 (the "Shares Amendment"), and (ii) amend the Hinsdale Financial Certificate to change the name of the corporation, effective upon consummation of the Merger, to "Alliance Bancorp" (the "Change of Name Amendment" and together with the Shares Amendment, the "Certificate Amendments"). The affirmative vote of the holders of a majority of the outstanding shares of Hinsdale Financial Common Stock is required for approval and adoption of the Certificate Amendments. The adoption of the Merger Agreement is conditioned upon approval of the Certificate Amendments and the adoption of the Certificate Amendments is conditioned upon approval of the Merger Agreement.

  The following description of the Certificate Amendments is qualified in its entirety by reference to the full text thereof, which are attached as Appendix II to this Joint Proxy Statement/Prospectus and incorporated by reference herein. Stockholders are urged to read carefully the full text of the Certificate Amendments.

INCREASE IN AUTHORIZED SHARES OF CAPITAL STOCK

  General. Hinsdale Financial is currently authorized to issue 6,000,000 shares of Hinsdale Financial Common Stock. As of October 14, 1996, 2,695,085 shares of Hinsdale Financial Common Stock were issued and outstanding and 339,206 shares were reserved for issuance pursuant to the Hinsdale Financial stock option plans. Hinsdale Financial is also currently authorized to issue 1,500,000 shares of Hinsdale Financial Preferred Stock, none of which were outstanding as of October 14, 1996. The Hinsdale Financial Board has unanimously approved the proposed Shares Amendment to the Hinsdale Financial Certificate which would increase the number of authorized shares of Hinsdale Financial/Alliance Bancorp Common Stock from 6,000,000 to 11,000,000.

  Purpose and Effects. The primary purpose of the Shares Amendment is to allow for a sufficient number of authorized shares of Hinsdale Financial/Alliance Bancorp Common Stock to consummate the Merger and satisfy Hinsdale Financial/Alliance Bancorp's other obligations under the Merger Agreement. In addition, the Hinsdale Financial Board of Directors believes that the authorization of additional shares of Hinsdale Financial/Alliance Bancorp Common Stock is advisable to provide Alliance Bancorp with the flexibility to take advantage of opportunities to issue such stock in order to obtain capital, as consideration for possible acquisitions or for other purposes (including, without limitation, stock splits and stock dividends in appropriate circumstances). There are, at present, no plans, understandings, agreements or arrangements concerning the issuance of additional shares of Hinsdale Financial/Alliance Bancorp Common Stock or Hinsdale Financial/Alliance Bancorp Preferred Stock, except for the shares of Hinsdale Financial/Alliance Bancorp Common Stock to be issued (i) pursuant to the Merger, (ii) upon the exercise of Hinsdale Financial/Alliance Bancorp stock options into which Liberty Bancorp Stock Options will be converted, and (iii) upon the exercise of Hinsdale Financial stock options currently outstanding or to be granted in the future. Assuming the issuance of the maximum number of shares Alliance Bancorp Common Stock pursuant to the obligations of Hinsdale Financial described in clauses (i) through (iii) above as of October 14, 1996, there would be 5,951,886 shares of Alliance Bancorp Common Stock issued and outstanding.

  Uncommitted authorized but unissued shares of Hinsdale Financial/Alliance Bancorp Common Stock and Hinsdale Financial/Alliance Bancorp Preferred Stock may be issued from time to time to such persons and for such consideration as the Hinsdale Financial/Alliance Bancorp Board may determine, and holders of the then-outstanding shares of Hinsdale Financial/Alliance Bancorp Common Stock or Hinsdale Financial/Alliance Bancorp Preferred Stock may or may not be given the opportunity to vote thereon, depending upon the nature of any such transactions, applicable law, the rules and policies of the Nasdaq National Market and the judgment of the Hinsdale Financial/Alliance Bancorp Board regarding the submission of such issuance to a vote of the

Hinsdale Financial/Alliance Bancorp stockholders. Hinsdale Financial/Alliance Bancorp stockholders have no preemptive rights to subscribe to newly issued shares.

  Moreover, it is possible that additional shares of Hinsdale Financial/Alliance Bancorp Common Stock or Hinsdale Financial/Alliance Bancorp Preferred Stock would be issued for the purpose of making an acquisition by an unwanted suitor of a controlling interest in Hinsdale Financial/Alliance Bancorp more difficult, time-consuming or costly or to otherwise discourage an attempt to acquire control of Hinsdale Financial/Alliance Bancorp. Under such circumstances the availability of authorized and unissued shares of Hinsdale Financial/Alliance Bancorp Common Stock and Hinsdale Financial/Alliance Bancorp Preferred Stock may make it more difficult for stockholders to obtain a premium for their shares. Such authorized and unissued shares could be used to create voting or other impediments or to frustrate a person seeking to obtain control of Hinsdale Financial/Alliance Bancorp by means of a merger, tender offer, proxy contest or other means. Such shares could be privately placed with purchasers who might cooperate with the Hinsdale Financial/Alliance Bancorp Board in opposing such an attempt by a third party to gain control of Hinsdale Financial/Alliance Bancorp or could also be used to dilute ownership of a person or entity seeking to obtain control of Hinsdale Financial/Alliance Bancorp. Although Hinsdale Financial does not currently contemplate taking such action, shares of Hinsdale Financial/Alliance Bancorp Common Stock or one or more series of Hinsdale Financial/Alliance Bancorp Preferred Stock could be issued for the purposes and effects described above and the Hinsdale Financial/Alliance Bancorp Board reserves its rights (if consistent with its fiduciary responsibilities) to issue such stock for such purposes.

  Although approval of the Shares Amendment is not a condition to the Merger, as described above, the Hinsdale Financial Board believes that the proposed increase in the number of authorized shares of Hinsdale Financial/Alliance Bancorp Common Stock and Hinsdale Financial/Alliance Bancorp Preferred Stock will provide flexibility needed to meet corporate objectives and is in the best interests of Hinsdale Financial and its stockholders.

             THE HINSDALE FINANCIAL BOARD RECOMMENDS THAT HINSDALE FINANCIAL STOCKHOLDERS VOTE FOR THE SHARES AMENDMENT.

CHANGE OF NAME TO ALLIANCE BANCORP

  Pursuant to the Merger Agreement, the Board of Directors has agreed to amend the Hinsdale Financial Certificate to change the name of the Corporation to "Alliance Bancorp," effective upon consummation of the Merger. The name of Hinsdale Financial will not be changed unless the Hinsdale Financial stockholders approve the Merger Agreement and the Shares Amendment.

 THE HINSDALE FINANCIAL BOARD RECOMMENDS THAT HINSDALE FINANCIAL STOCKHOLDERS
                    VOTE FOR THE CHANGE IN NAME AMENDMENT.

                                 LEGAL MATTERS

  The validity of the shares of Hinsdale Financial/Alliance Bancorp Common Stock offered hereby will be passed upon for Hinsdale Financial by Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation, Washington, D.C. Certain other legal matters in connection with the Merger will be passed upon for Hinsdale Financial by Gomberg, Sharfman, Gold and Ostler, P.C., Chicago, Illinois, and for Liberty Bancorp by Rock, Fusco, Reynolds, Crowe & Garvey, LTD. Luse Lehman Gorman Pomerenk & Schick, P.C. will also pass upon certain tax matters for both Hinsdale Financial and Liberty Bancorp.

                                    EXPERTS

  The consolidated financial statements incorporated in this Joint Proxy Statement/Prospectus by reference from Hinsdale Financial's Annual Report on Form 10-K for the year ended September 30, 1995 have been audited by KPMG Peat Marwick LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

  The consolidated financial statements of Liberty Bancorp and subsidiaries incorporated in this Joint Proxy Statement/Prospectus by reference from Liberty Bancorp's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as stated in their report incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                             STOCKHOLDER PROPOSALS

  As disclosed in the proxy materials for Hinsdale Financial's 1996 Annual Meeting of Stockholders, in order to be eligible for inclusion in Hinsdale Financial's proxy materials for the 1997 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the main office of Hinsdale Financial, One Grant Square, Hinsdale, Illinois 60521, no later than August 30, 1996. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act. However, if such 1997 Annual Meeting is held after mid-April 1997, any stockholder proposal must be received by Alliance Bancorp a reasonable time before the solicitation of proxies for such Annual Meeting is made. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

  Liberty Bancorp will hold a 1997 Annual Meeting of Stockholders only if the Merger is not consummated before the time of such meeting, which it is presently expected would be held in mid-May 1997. In such event, as disclosed in the proxy materials for Liberty Bancorp's 1996 Annual Meeting of Stockholders, in order to be eligible for inclusion in Liberty Bancorp's proxy materials for the 1997 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the main office of Liberty Bancorp, 5700 N. Lincoln Avenue, Chicago, Illinois 60659, no later than November 21, 1996.

                            INDEPENDENT ACCOUNTANTS

  Representatives of KPMG Peat Marwick LLP, Liberty Bancorp's and Hinsdale Financial's independent accountants, are expected to be present at the Liberty Bancorp and Hinsdale Financial Special Meetings. They will be afforded the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

  The Boards of Directors of Hinsdale Financial and Liberty Bancorp are not aware of any business to come before the Special Meetings other than those matters described above in this Joint Proxy Statement/Prospectus. However, if any other matter should properly come before the Special Meetings, including proposals to adjourn a Special Meeting to permit further solicitation of proxies in the event that there are not sufficient votes to approve any proposal at the time of the Special Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

BY ORDER OF THE                           BY ORDER OF THE
BOARD OF DIRECTORS                        BOARD OF DIRECTORS
OF HINSDALE FINANCIAL                     OF LIBERTY BANCORP, INC.
CORPORATION


/s/ Kenne P. Bristol                      /s/ Edward J. Burns
President and Chief                       Chairman of the Board
Executive Officer

                                                                      APPENDIX I

                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                         HINSDALE FINANCIAL CORPORATION

                                      AND

                             LIBERTY BANCORP, INC.

                           DATED AS OF AUGUST 2, 1996

                               TABLE OF CONTENTS

ARTICLE I..................................................................  I-2
  THE MERGER AND RELATED MATTERS...........................................  I-2
  1.1  Merger, Surviving Corporation and Institution.......................  I-2
  1.2  Effective Time of the Merger........................................  I-2
  1.3  Conversion of Shares................................................  I-3
  1.4  Surviving Corporation in the Company Merger.........................  I-3
  1.5  Authorization for Issuance of Alliance Bancorp Common Stock; Exchange
       of Certificates.....................................................  I-4
  1.6  No Fractional Shares................................................  I-5
  1.7  Stockholders' Meetings..............................................  I-5
  1.8  LBI Stock Options...................................................  I-6
  1.9  Registration Statement; Prospectus/Joint Proxy Statement............  I-6
  1.10 Cooperation; Regulatory Approvals...................................  I-7
  1.11 Closing.............................................................  I-8
  1.12 Closing of Transfer Books...........................................  I-8
  1.13 Fiscal Year of Alliance Bancorp.....................................  I-8
  1.14 Bank Merger.........................................................  I-8
ARTICLE II.................................................................  I-9
  REPRESENTATIONS AND WARRANTIES...........................................  I-9
  2.1  Organization, Good Standing, Authority, Insurance, Etc. ............  I-9
  2.2  Capitalization......................................................  I-9
  2.3  Ownership of Subsidiaries........................................... I-10
  2.4  Financial Statements and Reports.................................... I-10
  2.5  Absence of Changes.................................................. I-11
  2.6  Prospectus/Joint Proxy Statement.................................... I-11
  2.7  No Broker's or Finder's Fees........................................ I-11
  2.8  Litigation and Other Proceedings.................................... I-11
  2.9  Compliance with Law................................................. I-11
  2.10 Corporate Actions................................................... I-12
  2.11 Authority........................................................... I-12
  2.12 Employment Arrangements............................................. I-13
  2.13 Employee Benefits................................................... I-13
  2.14 Information Furnished............................................... I-14
  2.15 Property and Assets................................................. I-14
  2.16 Agreements and Instruments.......................................... I-14
  2.17 Material Contract Defaults.......................................... I-15
  2.18 Tax Matters......................................................... I-15
  2.19 Environmental Matters............................................... I-15
  2.20 Loan Portfolio; Portfolio Management................................ I-15
  2.21 Real Estate Loans and Investments................................... I-16
  2.22 Derivatives Contracts............................................... I-16
  2.23 Exceptions to Representations and Warranties........................ I-16
ARTICLE III................................................................ I-17
  COVENANTS................................................................ I-17
  3.1  Investigations; Access and Copies................................... I-17
  3.2  Conduct of Business................................................. I-17
  3.3  No Solicitation..................................................... I-19
  3.4  Stockholder Approvals............................................... I-19
  3.5  Accountants' Letters................................................ I-20
  3.6  Publicity........................................................... I-20

  3.7  Cooperation Generally............................................... I-20
  3.8  Additional Financial Statements and Reports......................... I-20
  3.9  Stock Exchange Listing.............................................. I-20
  3.10 Employee Benefits and Agreements.................................... I-20
  3.11 Conforming Adjustments.............................................. I-23
  3.12 Fairness Opinion.................................................... I-23
ARTICLE IV................................................................. I-23
  CONDITIONS OF THE MERGER; TERMINATION OF AGREEMENT....................... I-23
  4.1  General Conditions.................................................. I-23
  4.2  Conditions to Obligations of HFC.................................... I-24
  4.3  Conditions to Obligations of LBI.................................... I-25
  4.4  Termination of Agreement and Abandonment of Merger.................. I-25
ARTICLE V.................................................................. I-27
  TERMINATION OF OBLIGATIONS; PAYMENT OF EXPENSES.......................... I-27
  5.1  Termination, Lack of Survival of Representations and Warranties..... I-27
  5.2  Payment of Expenses................................................. I-27
ARTICLE VI................................................................. I-27
  CERTAIN POST-MERGER AGREEMENTS........................................... I-27
  6.1  Registration of Stock Underlying Stock Options...................... I-27
  6.2  Reports to the SEC.................................................. I-27
  6.3  Indemnification..................................................... I-27
  6.4  Directors, Executive Officers and Committees of Surviving
       Corporation......................................................... I-28
  6.5  Directors and Executive Officers of Liberty Federal Bank............ I-29
ARTICLE VII................................................................ I-30
  GENERAL.................................................................. I-30
  7.1  Amendments.......................................................... I-30
  7.2  Confidentiality..................................................... I-30
  7.3  Governing Law....................................................... I-30
  7.4  Notices............................................................. I-30
  7.5  No Assignment....................................................... I-31
  7.6  Headings............................................................ I-31
  7.7  Counterparts........................................................ I-31
  7.8  Construction and Interpretation..................................... I-31
  7.9  Entire Agreement.................................................... I-31
  7.10 Severability........................................................ I-31
  7.11 No Third Party Beneficiaries........................................ I-31
  7.12 No Employment Solicitation.......................................... I-31

 SCHEDULES:
    Schedule I  Disclosure Schedule for HFC...............................   N/A
    Schedule II Disclosure Schedule for LBI...............................   N/A
 EXHIBITS:
    Exhibit A   HFC Stock Option Agreement................................  I-33
    Exhibit B   LBI Stock Option Agreement................................  I-42
    Exhibit C   Form of HFC Voting Agreement..............................   N/A
    Exhibit D   Form of LBI Voting Agreement..............................   N/A
    Exhibit 1.1 Bank Plan of Merger.......................................  I-51
    Exhibit 4.2 Form of Opinion of Counsel for LBI........................   N/A
    Exhibit 4.3 Form of Opinion of Counsel for HFC........................   N/A

                         AGREEMENT AND PLAN OF MERGER

  This Agreement and Plan of Merger ("Agreement") is dated as of August 2, 1996, by and among Hinsdale Financial Corporation, a Delaware corporation ("HFC") and Liberty Bancorp, Inc., a Delaware corporation ("LBI"). Each of HFC and LBI is sometimes individually referred to herein as a "party," and HFC and LBI are sometimes collectively referred to herein as the "parties."

                                   RECITALS

  Whereas, HFC, a non-diversified, unitary savings and loan holding company, with principal offices in Hinsdale, Illinois, owns all of the issued and outstanding capital stock of Hinsdale Federal Bank for Savings, a federally chartered savings bank ("Hinsdale Federal Bank"), with principal offices in Hinsdale, Illinois. As of the date hereof, HFC has 6.0 million authorized shares of common stock, par value $0.01 per share ("HFC Common Stock"), of which 2,690,155 shares are outstanding, and 1.5 million authorized shares of preferred stock, none of which is outstanding.

  Whereas, LBI, a non-diversified, unitary savings and loan holding company, with principal offices in Chicago, Illinois, owns all of the issued and outstanding capital stock of Liberty Federal Savings Bank, a federally chartered savings bank ("Liberty Federal"), with principal offices in Chicago, Illinois. As of the date hereof, LBI has 5.0 million authorized shares of common stock, par value $0.01 per share ("LBI Common Stock"), of which 2,477,022 shares are outstanding, and 1.0 million authorized shares of preferred stock, none of which is outstanding.

  Whereas, HFC and LBI desire to combine their respective holding companies through a tax-free, stock-for-stock merger so that the respective stockholders of HFC and LBI will have an equity ownership in the combined holding company.

  Whereas, neither the Board of Directors of HFC nor the Board of Directors of LBI seeks to sell its respective holding company at this time but both Boards desire to merge their respective holding companies in a transaction structured as a merger of equals.

  Whereas, it is intended that to accomplish this result, LBI will be merged with and into HFC, with HFC as the surviving corporation, which effective upon consummation of the transactions contemplated hereby, will amend its certificate of incorporation to, among other things, operate under the name "Alliance Bancorp." The merger of LBI with and into HFC is referred to herein as the "Company Merger." The surviving corporation after the Company Merger is referred to herein as "Alliance Bancorp."

  Whereas, immediately following consummation of the Company Merger, Liberty Federal will be merged with and into Hinsdale Federal Bank, with Hinsdale Federal Bank as the surviving savings institution, which effective upon consummation of the transactions contemplated hereby, will operate under the name "Liberty Federal Bank." Such merger is referred to herein as the "Bank Merger." The Company Merger and the Bank Merger are sometimes collectively referred to herein as the "Merger." Upon effectiveness of the Bank Merger, the charter of Hinsdale Federal Bank shall be amended to, among other things, change the name of the bank to "Liberty Federal Bank." The resulting/surviving institution in the Bank Merger is herein referred to as "Liberty Federal Bank" or the "Surviving Institution."

  Whereas, it is intended that for federal income tax purposes the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") and this Agreement shall constitute a plan of reorganization pursuant to Section 368 of the Internal Revenue Code.

  Whereas, as an inducement to and condition of HFC's willingness to enter into this Agreement and the HFC Stock Option Agreement, LBI will grant to HFC an option pursuant to the LBI Stock Option Agreement, and as an inducement to and condition of LBI's willingness to enter into this Agreement and the LBI Stock Option Agreement, HFC will grant to LBI an option pursuant to the HFC Stock Option Agreement. The LBI Stock Option Agreement and the HFC Stock Option Agreement are attached hereto as Exhibits A and B, respectively. References herein to the "Stock Option Agreement" shall refer in the case of HFC to the HFC Stock Option Agreement and in the case of LBI to the LBI Stock Option Agreement.

  Whereas, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the parties' willingness to enter into this Agreement, HFC and each of the directors of HFC, and LBI and each of the directors of LBI, have entered into voting agreements in the forms attached hereto as Exhibits C and D, respectively (the "Voting Agreements").

  Whereas, the Boards of Directors of HFC and LBI (at meetings duly called and held) have determined that this Agreement and the transactions contemplated hereby are in the best interests of HFC and LBI, respectively, and their respective stockholders and have approved this Agreement and the Stock Option Agreement. Consummation of the Merger is subject to the prior approval of the Office of Thrift Supervision ("OTS") and the stockholders of HFC and LBI, among other conditions specified herein.

  Now Therefore, in consideration of the premises and the representations, warranties, covenants and agreements hereinafter set forth, the parties hereby agree as follows:

                                   ARTICLE I

                        The Merger and Related Matters

  1.1 Merger, Surviving Corporation and Institution. Subject to the terms and conditions of this Agreement, and pursuant to the provisions of the Delaware General Corporation Law (the "DGCL"), the Home Owners' Loan Act, as amended ("HOLA"), and the rules and regulations promulgated thereunder (the "Thrift Regulations"), (a) at the Company Merger Effective Time (as hereinafter defined), (i) LBI shall be merged with and into HFC pursuant to the terms and conditions set forth herein, (ii) the separate corporate existence of LBI shall cease, and (iii) Alliance Bancorp, as the surviving corporation, shall continue to be governed by the laws of the State of Delaware, and (b) thereafter, at the Bank Merger Effective Time (as hereinafter defined) Liberty Federal shall be merged with and into Hinsdale Federal Bank pursuant to the terms and conditions set forth herein and in the Bank Merger Agreement substantially in the form attached hereto as Exhibit 1.1. The Company Merger shall have the effects specified in the DGCL, Section 1.4(e) hereof and the Company Merger Agreement. Upon consummation of the Bank Merger, the separate existence of Liberty Federal shall cease, and Hinsdale Federal Bank, operating under the name "Liberty Federal Bank" shall continue as the surviving institution of the Bank Merger. From and after the Bank Merger Effective Time, the Surviving Institution in the Bank Merger shall possess all of the properties and rights and be subject to all of the liabilities and obligations of Hinsdale Federal Bank and Liberty Federal, all as more fully set forth in the Thrift Regulations, Section 1.14 hereof and the Bank Merger Agreement.

  1.2 Effective Time of the Merger. As soon as practicable after each of the conditions set forth in Article IV hereof has been satisfied or waived, HFC and LBI will file, or cause to be filed, certificates of merger with the appropriate authorities of Delaware for the Company Merger and articles of combination with the OTS for the Bank Merger, which certificates of merger and articles of combination shall in each case be in the form required by and executed in accordance with the applicable provisions of law and the Thrift Regulations, respectively. The Company Merger shall become effective at the time and date which is the later of the time at which (i) the Delaware certificate of merger is filed with the appropriate authorities of Delaware ("Company Merger Effective Time"), which shall be immediately following the Closing (as defined in Section 1.11 hereof) and on the same day as the Closing if practicable, or (ii) at such other date and time as may be agreed to by the parties and specified in the certificates of merger in accordance with applicable law. The Bank Merger shall become effective at the time the articles of combination for such merger are endorsed by the OTS pursuant to

Section 552.13(k) of the Thrift Regulations (the "Bank Merger Effective Time"). The parties shall cause the Company Merger to become effective before the Bank Merger.

  1.3 Conversion of Shares.

  (a) At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of HFC or LBI or the holders of shares of HFC or LBI Common Stock:

    (i) Each outstanding share of LBI Common Stock issued and outstanding at the Company Merger Effective Time, except as provided in clause (a) (ii) of this Section and Section 1.6 hereof, shall cease to be outstanding, shall cease to exist and shall be converted into and represent solely 1.054 shares of Common Stock of Alliance Bancorp (the "Conversion Ratio"), and shall no longer be a share of LBI Common Stock.

    (ii) Any shares of LBI Common Stock which are owned or held by either party hereto or any of their respective Subsidiaries (as defined in Section
  2.1 hereof) (other than in a fiduciary capacity) at the Company Merger Effective Time shall cease to exist, the certificates for such shares shall as promptly as practicable be canceled, such shares shall not be converted into or represent any shares of Alliance Bancorp Common Stock, and no shares of capital stock of Alliance Bancorp shall be issued or exchanged therefor.

    (iii) Each share of HFC Common Stock issued and outstanding immediately before the Company Merger Effective Time shall remain an outstanding share of Common Stock of Alliance Bancorp as the surviving corporation.

    (iv) The holders of certificates representing shares of LBI Common Stock shall cease to have any rights as stockholders of LBI, except such rights, if any, as they may have pursuant to applicable law.

    (v) Subject to Section 3.2 herein, if the issued and outstanding shares of HFC or LBI Common Stock shall, during the period commencing on the date hereof and ending with the Company Merger Effective Time, through a reorganization, recapitalization, stock split, reverse stock split, stock dividend, reclassification, combination of shares or similar corporate rearrangement in the capitalization of HFC or LBI, as the case may be, increase or decrease in number or be changed into or exchanged for a different kind or number of securities, then an appropriate and proportionate adjustment shall be made to the Conversion Ratio.

  1.4 Surviving Corporation in the Company Merger.

  (a) HFC shall be the surviving corporation in the Company Merger and shall operate under the name "Alliance Bancorp." The headquarters of the surviving corporation shall be located in Hinsdale, Illinois.

  (b) The Certificate of Incorporation of HFC as in effect immediately prior to the Company Merger Effective Time, shall, as of the Company Merger Effective Time, be amended to change the name of HFC to Alliance Bancorp and otherwise as contemplated in Section 1.7 (a) herein and the Certificate of Incorporation, as so amended, shall be the Certificate of Incorporation of Alliance Bancorp as the surviving corporation until subsequently amended; provided, however, if the HFC stockholders shall fail to approve any of the amendments to HFC's Certificate of Incorporation as contemplated in Section 1.7(a) herein, then, the Certificate of Incorporation of Alliance Bancorp as the surviving corporation shall not include those amendments not so approved.

  (c) At the Company Merger Effective Time, the Bylaws of HFC, as then in effect, shall be amended to reflect the change of the name of the HFC to Alliance Bancorp and otherwise to conform to the agreements of the parties as reflected in Section 6.4 herein, and such Bylaws, as so amended shall be the Bylaws of Alliance Bancorp as the surviving corporation, until subsequently amended in accordance with the DGCL.

  (d) The directors and executive officers of Alliance Bancorp as the surviving corporation following the Company Merger shall be as provided in
Section 6.4 herein until such directors or officers are replaced or additional directors or officers are elected or appointed in accordance with the provisions of Section 6.4 of this Agreement, the Certificate of Incorporation or the Bylaws of Alliance Bancorp as the surviving corporation.

  (e) From and after the Company Merger Effective Time:

    (i) Alliance Bancorp as the surviving corporation shall possess all assets and property of every description, and every interest in the assets and property, wherever located, and the rights, privileges, immunities, powers, franchises, and authority, of a public as well as of a private nature, of each of HFC and LBI, and all obligations belonging or due to each of HFC and LBI, all of which shall vest in Alliance Bancorp as the surviving corporation without further act or deed. Title to any real estate or any interest in the real estate vested in HFC or LBI shall not revert or in any way be impaired by reason of the Company Merger.

    (ii) Alliance Bancorp as the surviving corporation will be liable for all the obligations of each of HFC and LBI. Any claim existing, or action or proceeding pending, by or against HFC or LBI, may be prosecuted to judgement, with right of appeal, as if the Company Merger had not taken place, or Alliance Bancorp as the surviving corporation may be substituted in its place.

    (iii) All the rights of creditors of each of HFC and LBI will be preserved unimpaired, and all liens upon the property of HFC and LBI will be preserved unimpaired only on the property affected by such liens immediately before the Company Merger Effective Time.

  1.5 Authorization for Issuance of Alliance Bancorp Common Stock; Exchange of Certificates

  (a) HFC, and subsequent to the Company Merger Effective Time, Alliance Bancorp, shall reserve for issuance a sufficient number of shares of its common stock for the purpose of issuing its shares to LBI's stockholders in accordance with this Article I.

  (b) After the Company Merger Effective Time, holders of certificates theretofore representing outstanding shares of LBI Common Stock (other than as provided in Section 1.3 (a) (ii) hereof), upon surrender of such certificates to an exchange agent appointed jointly by HFC and LBI (the "Exchange Agent"), shall be entitled to receive certificates for the number of whole shares of Common Stock of Alliance Bancorp ("Alliance Bancorp Common Stock") into which shares of LBI Common Stock theretofore evidenced by the certificates so surrendered shall have been converted, as provided in Section 1.3 hereof, and cash payments in lieu of fractional shares, if any, as provided in Section 1.6 hereof. As soon as practicable after the Company Merger Effective Time, the Exchange Agent will send a notice and transmittal form to each LBI stockholder of record at the Company Merger Effective Time whose LBI Common Stock shall have been converted into Alliance Bancorp Common Stock advising such stockholder of the effectiveness of the Company Merger and the procedure for surrendering to the Exchange Agent outstanding certificates formerly representing LBI Common Stock in exchange for new certificates for Alliance Bancorp Common Stock. Upon surrender, each certificate representing LBI Common Stock shall be canceled.

  (c) Until surrendered as provided in this Section 1.5 hereof, each outstanding certificate which, before the Company Merger Effective Time, represented LBI Common Stock (other than shares canceled at the Company Merger Effective Time pursuant to Section 1.3 (a) (ii) hereof) will be deemed for all corporate purposes to represent the number of whole shares of Alliance Bancorp Common Stock into which the shares of LBI Common Stock formerly represented thereby were converted and the right to receive cash in lieu of fractional shares. However, until such outstanding certificates formerly representing LBI Common Stock are so surrendered, no dividend or distribution payable to holders of record of Alliance Bancorp Common Stock shall be paid to any holder of such outstanding certificates, but upon surrender of such outstanding certificates by such holder there shall be paid to such holder the amount of any dividends or distributions, without interest, theretofore paid with respect to such whole shares of Alliance Bancorp Common Stock, but not paid to such holder, and which dividends or distribution had a record date occurring on or after the Company Merger Effective Time and the amount of any cash, without interest, payable to such holder in lieu of fractional shares pursuant to Section 1.6 hereof. After the Company Merger Effective Time, there shall be no further registration of transfers on the records of LBI of outstanding certificates formerly representing shares of LBI Common Stock and, if a certificate formerly representing such shares is presented to Alliance Bancorp, it shall be forwarded to the Exchange Agent for cancellation and exchange for a certificate representing shares of Alliance Bancorp Common Stock and cash for fractional shares (if any), as herein provided. Following one year after the Company Merger Effective Time, the Exchange Agent shall return to Alliance Bancorp as the surviving corporation any certificates for Alliance Bancorp Common Stock and cash remaining in the possession of the Exchange Agent (together with any dividends in respect thereof) and thereafter shareholders of LBI shall look exclusively to Alliance Bancorp for shares of the Alliance Bancorp Common Stock and cash to which they are entitled hereunder.

  (d) All shares of Alliance Bancorp Common Stock and cash in lieu of any fractional share issued and paid upon the conversion of LBI Common Stock in accordance with the above terms and conditions shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such LBI Common Stock.

  (e) If any new certificate for Alliance Bancorp Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange thereof is registered, it shall be a condition of the issuance therefor that the certificate surrendered in exchange shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of a new certificate representing shares of Alliance Bancorp Common Stock in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

  (f) In the event any certificate representing LBI Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of Alliance Bancorp Common Stock and cash for fractional shares, if any, as may be required pursuant hereto; provided, however, that Alliance Bancorp or the Exchange Agent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against Alliance Bancorp, HFC, LBI, the Exchange Agent or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

  1.6 No Fractional Shares. Notwithstanding any term or provision hereof, no fractional shares of Alliance Bancorp Common Stock, and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued upon the conversion of or in exchange for any shares of LBI Common Stock; no dividend or distribution with respect to Alliance Bancorp Common Stock shall be payable on or with respect to any fractional share interest; and no such fractional share interest shall entitle the owner thereof to vote or to any other rights of a stockholder of Alliance Bancorp as the Surviving Corporation. In lieu of such fractional share interest, any holder of LBI Common Stock who would otherwise be entitled to a fractional share of Alliance Bancorp Common Stock will, upon surrender of his certificate or certificates representing LBI Common Stock outstanding immediately before the Company Merger Effective Time, be paid the applicable cash value of such fractional share interest, which shall be equal to the product of the fraction of the share to which such holder would otherwise have been entitled and the closing price of HFC Common Stock on the trading day immediately prior to the Company Merger Effective Time. For the purposes of determining any such fractional share interests, all shares of LBI Common Stock owned by a LBI stockholder shall be combined so as to calculate the maximum number of whole shares of Alliance Bancorp Common Stock issuable to such LBI stockholder.

  1.7 Stockholders' Meetings.

  (a) HFC shall, at the earliest practicable date, hold a meeting of its stockholders (the "HFC Stockholders' Meeting") to submit for stockholder approval this Agreement and the Merger. The affirmative vote of a majority of the issued and outstanding shares of HFC Common Stock entitled to vote shall be required for such approval. At the HFC Stockholders' Meeting HFC shall also submit for stockholder approval the following amendments to its Certificate of Incorporation as follows:

    (i) an amendment to Article FOURTH, paragraph A, increasing (A) the number of authorized shares of all classes of stock to 12.5 million shares and (B) the number of authorized shares of common stock to 11 million shares.

    (ii) an amendment to the FIRST Article to rename the corporation "Alliance Bancorp" at the Company Merger Effective Time.

  (b) LBI shall, at the earliest practicable date, hold a meeting of its stockholders (the "LBI Stockholders' Meeting") to submit for stockholder approval this Agreement, the Company Merger Agreement and the Merger. The affirmative vote of a majority of the issued and outstanding shares of LBI Common Stock entitled to vote shall be required for such approval.

  1.8 LBI Stock Options.

  (a) At the Company Merger Effective Time, by virtue of the Merger and without any action on the part of any holder of an option, each outstanding option under the stock option plans of LBI (the "LBI Option Plans") shall continue outstanding as an option to purchase, in place of the purchase of each share of LBI Common Stock, the number of shares (rounded up to the nearest whole share) of Alliance Bancorp Common Stock that would have been received by the optionee in the Merger had the option been exercised in full (without regard to any limitations contained therein on exercise) for shares of LBI Common Stock immediately before the Company Merger upon the same terms and conditions under the relevant option as were applicable immediately before the Company Merger Effective Time, except for appropriate pro rata adjustments as to the relevant option price for shares of Alliance Bancorp Common Stock substituted therefor so that the aggregate option exercise price of shares subject to an option immediately following the assumption and substitution shall be the same as the aggregate option exercise price for such shares immediately before such assumption and substitution. Alliance Bancorp shall take such actions as may be required to effectuate the foregoing. It is intended that the foregoing assumption shall be undertaken consistent with and in a manner that will not constitute a "modification" under Section 424 of the Internal Revenue Code as to any stock option which is an "incentive stock option".

  (b) At all times after the Company Merger Effective Time, Alliance Bancorp shall reserve for issuance such number of shares of Alliance Bancorp Common Stock as is necessary so as to permit the exercise of options granted under the LBI Option Plans in the manner contemplated by this Agreement and the instruments pursuant to which such options were granted. Alliance Bancorp shall make all filings required under federal and state securities laws promptly following the Company Merger Effective Time so as to permit the exercise of such options and the sale of the shares received by the optionee upon such exercise at and after the Company Merger Effective Time and Alliance Bancorp shall continue to make such filings thereafter as may be necessary to permit the continued exercise of options and sale of such shares. Alliance Bancorp shall adopt a new stock option plan providing for the grant of options for up to 300,000 shares of Alliance Bancorp Common Stock and shall undertake to have such plan voted on by stockholders.

  (c) Following the Company Merger Effective Time, in case of any reclassification, reorganization, recapitalization, stock dividend or distribution, subdivision, combination or exchange of the outstanding shares of Alliance Bancorp Common Stock or in case of any consolidation or merger of Alliance Bancorp with or into any other corporation, or in the case of any sale or transfer of all or substantially all of Alliance Bancorp assets, then, the rights of the optionees who then hold outstanding options under the LBI Option Plans shall be appropriately adjusted so that the optionees will be in the same position as if their options had been exercised immediately before such corporate action or transaction. The provisions hereof shall similarly apply following the Company Merger Effective Time to successive reclassifications, reorganizations, recapitalizations, stock dividends or distributions, subdivisions, combinations or exchanges, consolidations, mergers, sales or transfers.

  1.9 Registration Statement; Prospectus/Joint Proxy Statement.

  (a) For the purposes (i) of holding the HFC Stockholders' Meeting, (ii) of registering with the Securities and Exchange Commission ("SEC") and with applicable state securities authorities the Alliance Bancorp Common Stock to be issued to holders of LBI Common Stock in connection with the Merger and
(iii) of holding the LBI Stockholders' Meeting, the parties shall cooperate in the preparation of an appropriate registration statement (such registration statement, together with all and any amendments and supplements thereto, is referred to herein as the "Registration Statement"), including the Prospectus/Joint Proxy Statement satisfying all applicable requirements of applicable state laws, and of the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations thereunder (such Prospectus/Joint Proxy Statement, together with any and all amendments or supplements thereto, is referred to herein as the "Prospectus/Joint Proxy Statement").

  (b) HFC shall furnish such information concerning HFC and its Subsidiaries as is necessary in order to cause the Prospectus/Joint Proxy Statement, insofar as it relates to such entities, to comply with Section l.9(a) hereof. HFC agrees promptly to advise LBI if at any time before the LBI or HFC Stockholders' Meeting any information provided by HFC in the Prospectus/Joint Proxy Statement becomes incorrect or incomplete in any material respect and to provide the information needed to correct such inaccuracy or omission. HFC shall furnish LBI with such supplemental information as may be necessary in order to cause such Prospectus/Joint Proxy Statement, insofar as it relates to HFC and its Subsidiaries, to comply with Section l.9(a) hereof.

  (c) LBI shall furnish HFC with such information concerning LBI and its Subsidiaries as is necessary in order to cause the Prospectus/Joint Proxy Statement, insofar as it relates to such entities, to comply with Section l.9(a) hereof. LBI agrees promptly to advise HFC if at any time before the HFC or LBI Stockholders' Meeting any information provided by LBI in the Prospectus/Joint Proxy Statement becomes incorrect or incomplete in any material respect and to provide HFC with the information needed to correct such inaccuracy or omission. LBI shall furnish HFC with such supplemental information as may be necessary in order to cause the Prospectus/Joint Proxy Statement, insofar as it relates to LBI and its Subsidiaries, to comply with
Section 1.9(a).

  (d) HFC shall promptly file the Registration Statement with the SEC and applicable state securities agencies. HFC and LBI shall use all reasonable efforts to cause the Registration Statement to become effective under the Securities Act and applicable state securities laws at the earliest practicable date. LBI authorizes HFC to utilize in the Registration Statement the information concerning LBI and its Subsidiaries provided to HFC for the purpose of inclusion in the Prospectus/Joint Proxy Statement. HFC shall advise LBI promptly when the Registration Statement has become effective and of any supplements or amendments thereto, and HFC shall furnish LBI with copies of all such documents. Before the Company Merger Effective Time or the termination of this Agreement, each party shall consult with the other with respect to any material (other than the Prospectus/Joint Proxy Statement) that might constitute a "prospectus" relating to the Merger within the meaning of the Securities Act.

  (e) HFC and LBI shall consult with each other in order to identify all persons or entities who are or may be deemed to be "affiliates" of either HFC or LBI ("Affiliates") within the meaning of Rule 145 under the Securities Act. Notwithstanding anything contained in this Agreement to the contrary, all shares of Alliance Bancorp Common Stock issued to such HFC and LBI Affiliates shall bear a legend upon the face thereof stating that transfer of the securities is or may be restricted by the provisions of the Securities Act and notice shall be given to Alliance Bancorp's transfer agent of such restriction for all Affiliates; provided that such legend shall be removed by delivery of a substitute certificate without such legend if (i) any such shares of Alliance Bancorp Common Stock shall have been registered under the Securities Act for sale, transfer or other disposition and are sold, transferred or otherwise disposed of thereunder, or (ii) any such shares of stock are sold in accordance with the applicable provisions of Rule 144 promulgated by the SEC under the Securities Act, or (iii) such person is not at the time an affiliate of Alliance Bancorp and has been the beneficial owner of the Alliance Bancorp Common Stock for at least two years (or such period as may be prescribed by the Securities Act and the rules and regulations promulgated thereunder), or
(iv) Alliance Bancorp shall have received a letter from the staff of the SEC, or an opinion of counsel reasonably acceptable to Alliance Bancorp, to the effect that the stock transfer restrictions and the legend are not required for purposes of the Securities Act. So long as shares of such Alliance Bancorp Common Stock are subject to the restrictions set forth in this Section 1.9, no transfer of such Alliance Bancorp Common Stock shall be allowed unless and until the transfer agent is provided with such information as may reasonably be requested by counsel for Alliance Bancorp to ensure that such transfer will not violate applicable provisions of the Securities Act or rules, regulations or policies of the SEC.

  1.10 Cooperation; Regulatory Approvals. The parties shall cooperate, and shall cause each of their respective affiliates and Subsidiaries to cooperate, in the preparation and submission by them, as promptly as reasonably practicable, of such applications, petitions, and other documents and materials as any of them may reasonably deem necessary or desirable to the OTS, Federal Trade Commission ("FTC"), Department of Justice ("DOJ"), SEC, Secretary of State of Delaware, other regulatory authorities, holders of the voting shares of common stock of HFC and LBI, and any other persons for the purpose of obtaining any approvals or consents necessary to consummate the transactions contemplated hereby. Each party will have the right to review and comment on such applications, petitions and other documents and materials in advance and shall furnish to the other copies thereof promptly after filing or submission thereof. Any such materials must be reasonably acceptable to both HFC and LBI prior to filing with any regulatory authority or transmission to stockholders or other third parties, except to the extent that HFC or LBI is legally required to proceed prior to obtaining the acceptance of the other party hereto. The parties agree to use their best efforts to file applications with OTS within 30 days of the date of this Agreement. Each party agrees to consult with the other with respect to obtaining all necessary consents and approvals, and each will keep the other apprised of the status of matters relating to such approvals and consents and the consummation of the transactions contemplated hereby. At the date hereof, no party is aware of any reason that the regulatory approvals required to be obtained by it would not be obtained or would be obtained subject to conditions that would have or result in a material adverse effect on Alliance Bancorp as the surviving corporation or the Surviving Institution in the Bank Merger.

  1.11 Closing. If (i) this Agreement has been duly approved by the stockholders of HFC and LBI, and (ii) all relevant conditions of this Agreement have been satisfied or waived, a closing (the "Closing") shall take place as promptly as practicable thereafter at the principal office of HFC, or at such other place as the parties agree, at which the parties will exchange certificates, opinions, letters and other documents as required hereby and will make the filings described in Section 1.2 hereof. Such Closing will take place within thirty (30) days after the satisfaction or waiver of all conditions and/or obligations precedent to Closing contained in Article IV of this Agreement, or at such other time as the parties agree. The parties shall use their best efforts to cause the Closing to occur on or before June 30, 1997.

  1.12 Closing of Transfer Books. At the Company Merger Effective Time, the transfer books for LBI Common Stock shall be closed, and no transfer of shares of LBI Common Stock shall thereafter be made on such books.

  1.13 Fiscal Year of Alliance Bancorp. At the Company Merger Effective Time, Alliance Bancorp's fiscal year end shall be December 31.

  1.14 Bank Merger.

  (a) At the Bank Merger Effective Time, each share of Liberty Federal common stock issued and outstanding immediately prior thereto shall, by virtue of the Bank Merger, be canceled. No new shares of the capital stock or other securities or obligations of Liberty Federal shall be issued or be deemed issued with respect to or in exchange for such canceled shares, and such canceled shares of common stock of Liberty Federal shall not be converted into any shares or other securities or obligations of any other entity.

  (b) At the Bank Merger Effective Time, the Charter and Bylaws of Hinsdale Federal Bank, as then in effect, shall be amended to conform to the agreements of the parties as reflected in this Section 1.14 and Section 6.5 herein, and such Charter and Bylaws, as so amended, shall be the Charter and Bylaws of the Surviving Institution of the Bank Merger, and may thereafter be amended in accordance with applicable law. At the Bank Merger Effective Time, Hinsdale Federal Bank's Charter shall be amended so that the Surviving Bank shall be named "Liberty Federal Bank".

  (c) The directors and executive officers of the Surviving Institution following the Bank Merger shall be as provided in Section 6.5 hereof until such directors or officers are replaced or additional directors or officers are elected or appointed in accordance with the provisions of this Agreement, the Charter or Bylaws of Liberty Federal Bank.

  (d) The liquidation account established by Liberty Federal pursuant to the plan of conversion adopted in connection with its conversion from mutual to stock form shall continue to be maintained by the Surviving Institution after the Bank Merger Effective Time for the benefit of those persons and entities who had interests in the Liberty Federal liquidation account as of the Bank Merger Effective Time and who continue to have rights therein. If required by the rules and regulations of the OTS, the Surviving Institution shall amend its Charter specifically to provide for the continuation of the liquidation account established by Liberty Federal.

                                  ARTICLE II

                        Representations and Warranties

  HFC represents and warrants to LBI, and LBI represents and warrants to HFC, except as disclosed in the Disclosure Schedules delivered by each party to the other pursuant to Section 2.23 herein, as follows:

  2.1 Organization, Good Standing, Authority, Insurance, Etc. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Section 2.1 of its Disclosure Schedule lists each "subsidiary" of it within the meaning of Section 10(a)(1)(G) of HOLA (individually a "Subsidiary" and collectively the "Subsidiaries"). Each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the respective jurisdiction under which it is organized, as set forth in Section 2.1 of its Disclosure Schedule. It and each of its Subsidiaries have all requisite power and authority and to the extent required by applicable law are licensed to own, lease and operate its respective properties and conduct its respective business as it is now being conducted. It has delivered to the other party a true, complete and correct copy of the articles of incorporation, certificate of incorporation or other organizing document and of the bylaws, as in effect on the date of this Agreement, of it and each of its Subsidiaries. It and each of its Subsidiaries are qualified to do business as foreign corporations and are in good standing in each jurisdiction in which qualification is necessary under applicable law, except to the extent that any failures to so qualify would not, in the aggregate, have a material adverse effect on it and its Subsidiaries, taken as a whole. Each of its Subsidiaries that is a federally insured savings institution ("Bank Subsidiary") is a member in good standing of the Federal Home Loan Bank of Chicago, and all eligible accounts issued by such institution are insured by the Federal Deposit Insurance Corporation ("FDIC") through the Savings Association Insurance Fund ("SAIF") to the maximum extent permitted under applicable law. Each of its Bank Subsidiaries is a "domestic building and loan association" as defined in Section 7701(a)(19) of the Internal Revenue Code and is a "qualified thrift lender" as defined in Section 10(m) of the HOLA and the rules and regulations thereunder. It is duly registered as a savings and loan holding company under the HOLA.

  Its minute books and those of each of its Subsidiaries contain complete and accurate records of all meetings and other corporate actions taken by their respective stockholders and Boards of Directors (including the committees of such Boards).

  2.2 Capitalization. (a) Its authorized capital stock and the number of issued and outstanding shares of its capital stock are accurately set forth in the recitals in this Agreement, subject, in the case of HFC to an increase in the authorized number of shares of its common stock as contemplated in Section
1.7 (a) herein. All outstanding shares of its common stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except (i) as set forth in Section 2.2 of its Disclosure Schedule or
(ii) with respect to the Stock Option Agreement, as of the date of this Agreement, there are no options, convertible securities, warrants or other rights (preemptive or otherwise) to purchase or acquire any of its capital stock from it and no oral or written agreement, contract, arrangement, understanding, plan or instrument of any kind to which it or any of its Subsidiaries is subject with respect to the issuance, voting or sale of issued or unissued shares of its capital stock. A true and complete copy of each plan or agreement pursuant to which such options, convertible securities, warrants or other rights have been granted or issued, as in effect on the date of this Agreement, is included in Section 2.2 of its Disclosure Schedule. Only the holders of its common stock have the right to vote at meetings of its stockholders on matters to be voted thereat (including the Company Merger).

  (b) With respect to the shares of Alliance Bancorp Common Stock to be issued in the Company Merger, HFC represents and warrants that such shares when so issued in accordance with this Agreement will be duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights or other liens.

  2.3 Ownership of Subsidiaries. All outstanding shares of capital stock of its Subsidiaries are validly issued, fully paid, nonassessable and owned beneficially and of record by it or one of its Subsidiaries free and clear of any lien, claim, charge, restriction or encumbrance (collectively, "Encumbrance"), except as set forth in Section 2.3 of its Disclosure Schedule. There are no options, convertible securities, warrants or other rights (preemptive or otherwise) to purchase or acquire any capital stock of any of its Subsidiaries and no contracts to which it or any of its Subsidiaries is subject with respect to the issuance, voting or sale of issued or unissued shares of the capital stock of any of its Subsidiaries. Neither it nor any of its Subsidiaries owns more than 2% of the capital stock or other equity securities (including securities convertible or exchangeable into such securities) of or more than 2% of the aggregate profit participations, in any "company" (as defined in Section 10(a)(1)(C) of the HOLA) other than a Subsidiary or as otherwise set forth in Section 2.3 of its Disclosure Schedule.

  2.4 Financial Statements and Reports. (a) No registration statement, offering circular, proxy statement, schedule or report filed by it or any of its Subsidiaries with the SEC or the OTS under the Securities Act or the Securities Exchange Act ("SEC Reports"), on the date of effectiveness in the case of such registration statements, or on the date of filing in the case of such reports or schedules, or on the date of mailing in the case of such proxy statements, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For the past five years, it and its Subsidiaries have timely filed all reports and documents required to be filed by them with the SEC, the OTS or the FDIC under various securities and financial institution laws and regulations except to the extent that all failures to so file, in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of it and its consolidated Subsidiaries, taken as a whole; and all such documents, as finally amended, complied in all material respects with applicable requirements of law and, as of their respective date or the date as amended, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent stated therein, all financial statements and schedules included in the documents referred to in the preceding sentences (or to be included in similar documents to be filed after the date hereof) (i) are or will be (with respect to financial statements in respect of periods ending after March 31, 1996), in accordance with its books and records and those of any of its consolidated Subsidiaries, and (ii) present (and in the case of financial statements in respect of periods ending after March 31, 1996, will present) fairly the consolidated financial position and the consolidated results of operations or income, changes in stockholders' equity and cash flows of it and its Subsidiaries as of the dates and for the period indicated in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except for the omission of notes to unaudited statements and in the case of interim financial statements to normal recurring year-end adjustments normal in nature and amounts). Its audited consolidated financial statements at September 30, 1995 and for the year then ended in the case of HFC and at December 31, 1995 and for the year then ended in the case of LBI and the consolidated financial statements for all periods thereafter up to the Closing reflect or will reflect, as the case may be, all liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) as of such date of it and its Subsidiaries required to be reflected in such financial statements according to generally accepted accounting principles and contain or will contain (as the case may be) adequate reserves for losses on loans and properties acquired in settlement of loans, taxes and all other material accrued liabilities and for all reasonably anticipated material losses, if any, as of such date in accordance with generally accepted accounting principles. There exists no set of circumstances that could reasonably be expected to result in any liability or obligation material to it or its Subsidiaries, taken as a whole, except as disclosed in such consolidated financial statements at March 31, 1996 or for transactions effected or actions occurring or expected to be taken after March 31, 1996 (i) in the ordinary course of business, (ii) as permitted by this Agreement or (iii) as disclosed in the SEC Reports filed with the SEC since January 1, 1993 and before the date of this Agreement. A true and complete copy of such March 31, 1996 financial statements has been delivered by it to the other party.

  (b) It has delivered to the other party each SEC Report filed, used or circulated by it with respect to periods since January 1, 1993 through the date of this Agreement and will promptly deliver each such SEC Report filed, used or circulated after the date hereof, each in the form (including exhibits and any amendments thereto) filed with the SEC or the OTS (or, if not so filed, in the form used or circulated), including, without limitation, its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

  2.5 Absence of Changes.

  (a) Since March 31, 1996, there has been no material adverse change affecting it and its Subsidiaries, taken as a whole. There is no occurrence, event or development of any nature existing or, to its best knowledge, threatened which may reasonably be expected to have a material adverse effect upon it or any of its Subsidiaries.

  (b) Except as set forth in Section 2.5 of its Disclosure Schedule or in its SEC Reports filed with the SEC since January 1, 1993 and before the date of this Agreement, each of it and its Subsidiaries has owned and operated its respective assets, properties and businesses in the ordinary course of business and consistent with past practice.

  2.6 Prospectus/Joint Proxy Statement. At the time the Prospectus/Joint Proxy Statement is mailed to the stockholders of HFC and LBI for the solicitation of proxies for the approvals referred to in Section 1.7 hereof and at all times after such mailings up to and including the times of such approvals, such Prospectus/Joint Proxy Statement (including any supplements thereto), with respect to all information set forth therein relating to it (including its Subsidiaries) and its stockholders, its common stock, this Agreement, the Merger and the other transactions contemplated hereby, will:

  (a) Comply in all material respects with applicable provisions of the Securities Act, the Securities Exchange Act and the rules and regulations under such Acts; and

  (b) Not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which it is made, not misleading.

  2.7 No Broker's or Finder's Fees. No agent, broker, investment banker, person or firm acting on behalf or under authority of it or any of its Subsidiaries is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the Merger or any other transaction contemplated hereby, except as set forth in
Section 2.7 of its Disclosure Schedule.

  2.8 Litigation and Other Proceedings. Except for matters which would not have a material adverse effect on it and its Subsidiaries taken as a whole, or except as set forth in Section 2.8 of its Disclosure Schedule or its SEC Reports filed with the SEC, as of the date hereof, neither it nor any of its Subsidiaries is a defendant in, nor is any of its property subject to, any pending or, to its best knowledge, threatened claim, action, suit, investigation or proceeding or subject to any judicial order, judgment or decree.

  2.9 Compliance with Law. Except as set forth in Section 2.9 of its Disclosure Schedule or its SEC Reports filed with the SEC since January 1, 1993:

    (a) It and each of its Subsidiaries are in compliance in all material respects with all laws, regulations, ordinances, rules, judgments, orders or decrees applicable to their respective operations or with respect to which compliance is a condition of engaging in their respective business, including without limitation the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Owners' Disclosure Act and all other applicable fair lending laws or other laws relating to discrimination. Neither it nor any of its Subsidiaries has received notice from any federal, state or local government or governmental agency of any material violation of, and does not know of any material violations of, any of the above.

    (b) It and each of its Subsidiaries have all permits, licenses, certificates of authority, orders and approvals of, and have made all filings, applications and registrations with, all federal, state, local and foreign governmental or regulatory bodies that are required in order to permit them to carry on their respective businesses as they are presently conducted.

    (c) It and each of its Subsidiaries have received since January 1, 1993 no notification or communication from any governmental entity (including, but not limited to, the OTS and any other regulatory authority) or the staff thereof (A) asserting that it or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances that such governmental entity administers or enforces; (B) threatening to revoke any license, franchise, permit or governmental authorization; or (c) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, the FDIC deposit insurance of any Bank Subsidiary (nor, to the best knowledge of its executive officers, do any grounds for any of the foregoing exist); and

    (d) It and each of its Subsidiaries are not required to give prior notice to any federal banking or savings institution regulatory agency of the proposed addition of an individual to their respective board of directors or the employment of an individual as a senior executive officer.

  2.10 Corporate Actions.

  (a) Its Board of Directors (or the Board of Directors of its Bank Subsidiary, as applicable) has (i) duly approved the Merger, this Agreement, the Bank Merger Agreement, and each Stock Option Agreement, and authorized its officers to execute and deliver this Agreement, the Bank Merger Agreement, each Stock Option Agreement and the Voting Agreements and to take all action necessary to consummate the Merger and the other transactions contemplated hereby, (ii) authorized and directed the submission for stockholders' approval of this Agreement, the Merger and any related matters requiring such approval including, in the case of HFC, amendments to the Certificate of Incorporation of HFC as contemplated in Section 1.7(a) herein and, (iii) approved the execution of the Stock Option Agreement, and authorized and approved the Company Merger (before the date of execution of the Stock Option Agreement), in accordance with Section 203 of the DGCL.

  (b) Its Board of Directors has taken all necessary action to exempt this Agreement, the Bank Merger Agreement, the Voting Agreements and the Stock Option Agreement and the transactions contemplated hereby and thereby from, and this Agreement, the Bank Merger Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from, (i) any applicable state takeover laws, (ii) any state laws limiting or restricting the voting rights of stockholders, (iii) any state laws requiring a stockholder approval vote in excess of the vote normally required in transactions of similar type not involving a "related person," "interested stockholder" or person or entity of similar type and (iv) any provision in its or any of its Subsidiaries' articles of incorporation, certificate of incorporation, or bylaws, (A) restricting or limiting stock ownership or the voting rights of stockholders or (B) requiring a stockholder approval vote in excess of the vote normally required in transactions of similar type not involving a "related person," interested stockholder" or person or entity of similar type.

  2.11 Authority. Except as set forth in Section 2.11 of its Disclosure Schedule, neither the execution and delivery of and performance of its obligations under this Agreement, the Bank Merger Agreement and the Stock Option Agreement by it or its applicable Bank Subsidiary nor consummation of the Merger will violate any of the provisions of, or constitute a breach or default under or give any person the right to terminate or accelerate payment or performance under, (i) its certificate of incorporation or bylaws, or the articles of incorporation, certificate of incorporation, bylaws of any of its Subsidiaries, (ii) any regulatory restraint on the acquisition of it or control thereof, (iii) any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its Subsidiaries is subject or (iv) any material agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation or instrument ("Contract") to which it or any of its Subsidiaries is a party or is subject or by which any of its or their properties or assets is bound. The parties acknowledge that the consummation of the Merger and the other transactions contemplated hereby is subject to various regulatory approvals. It or its applicable Bank Subsidiary has all requisite corporate power and authority to enter into this Agreement, the Bank Merger Agreement and each Stock Option Agreement and to perform its obligations hereunder and thereunder, except, with respect to this

Agreement and the Company Merger, the approval of its stockholders required under applicable law. Other than the receipt of Governmental Approvals (as defined in Section 4.1(c)), the approval of its stockholders and except as set forth in Section 2.11 of its Disclosure Schedule with respect to any Contract, no consents or approvals are required on its behalf or on behalf of any of its Subsidiaries in connection with the consummation of the transactions contemplated by this Agreement, the Bank Merger Agreement and each Stock Option Agreement. This Agreement and each Stock Option Agreement constitute the valid and binding obligations of it, and each is enforceable in accordance with its terms, except as enforceability may be limited by applicable laws relating to bankruptcy, insolvency or creditors rights generally and general principles of equity.

  2.12 Employment Arrangements. Except as set forth in Section 2.12 of its Disclosure Schedule, there are no agreements, plans or other arrangements with respect to the employment, severance or other benefits with any current or former directors, officers or employees of it or any of its Subsidiaries which may not be terminated without penalty or expense (including any augmentation or acceleration of benefits) on 30 days' or less notice to any such person. Except as set forth in Section 2.12 of its Disclosure Schedule, no payments and benefits (including any augmentation or acceleration of benefits) to current or former directors, officers or employees of it or any of its Subsidiaries resulting from the transactions contemplated hereby or the termination of such person's service or employment within two years following consummation of the Merger will cause the imposition of excise taxes under
Section 4999 of the Internal Revenue Code or the disallowance of a deduction to it, Alliance Bancorp as the surviving corporation, or any of their respective Subsidiaries pursuant to Sections 162, 280G or any other section of the Internal Revenue Code.

  2.13 Employee Benefits. (a) Neither it nor any of its Subsidiaries maintains any funded deferred compensation plans (including profit sharing, pension, retirement savings or stock bonus plans), unfunded deferred compensation arrangements or employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than any plans ("Employee Plans") set forth in Section 2.13 of its Disclosure Schedule (true and correct copies of which it has delivered to the other party). Neither it nor any of its Subsidiaries has incurred or reasonably expects to incur any liability to the Pension Benefit Guaranty Corporation except for required premium payments which, to the extent due and payable, have been paid. The Employee Plans intended to be qualified under Section 401(a) of the Internal Revenue Code are so qualified, and it is not aware of any fact which would adversely affect the qualified status of such plans. Except as set forth in Section 2.13 of its Disclosure Schedule, neither it nor any of its Subsidiaries (a) provides health, medical, disability, death or survivor benefits to any former employee, director or officer or beneficiary thereof or (b) maintains any form of current (exclusive of base salary and base wages) or deferred compensation, bonus, stock option, stock appreciation right, benefit, severance pay, retirement, employee stock ownership, incentive, group or individual health insurance, welfare or similar plan or arrangement for the benefit of any single or class of directors, officers or employees, whether active or retired (collectively "Benefit Arrangements").

  (b) Except as disclosed in Section 2.13 of its Disclosure Schedule, all Employee Plans and Benefit Arrangements which are in effect were in effect for substantially all of calendar year 1995 and there has been no material amendment thereof (other than amendments required to comply with applicable law or as contemplated by Section 3.10 herein) or material increase in the cost thereof or benefits payable thereunder on or after January 1, 1996 except to the extent provided for in Section 3.10 herein.

  (c) To its best knowledge, with respect to all Employee Plans and Benefit Arrangements, it and each of its Subsidiaries are in substantial compliance with the requirements prescribed by any and all statutes, governmental or court orders or rules or regulations currently in effect, including but not limited to ERISA and the Internal Revenue Code, applicable to such Employee Plans or Benefit Arrangements. No condition exists that could constitute grounds for the termination of any Employee Plan under Section 4042 of ERISA; no "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code, has occurred with respect to any Employee Plan, or any other employee benefit plan maintained by it or any of its Subsidiaries which is covered by Title I of ERISA, which could subject any person to liability under Title I of ERISA or to the imposition of any tax under Section 4975 of the Internal Revenue Code which could have an adverse effect on the business, assets, financial condition, results of operations or prospects of it or any of its Subsidiaries; to its best knowledge, no Employee Plan subject to Part III of Subtitle B of Title I of ERISA or Section 412 of the Internal Revenue Code, or both, has incurred any "accumulated funding deficiency," as defined in Section 412 of the Internal Revenue Code, whether or not waived; neither it nor any of its Subsidiaries has failed to make any contribution or pay any amount due and owing as required by the terms of any Employee Plan or Benefit Arrangement. Except as disclosed in Schedule 2.13, neither it nor any of its Subsidiaries has incurred or expects to incur, directly or indirectly, any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA which could constitute a liability of Alliance Bancorp as the surviving corporation or any of its Subsidiaries at or after the Company Merger Effective Time. Except as disclosed in Schedule 2.13, the present value of "benefit liabilities" (within the meaning of 4001(a)(16) of ERISA) under the Defined Benefit Plan (as defined in Section 3.13(a)), as of its latest valuation date and based upon the actuarial assumptions currently prescribed for plan terminations by the Pension Benefit Guaranty Corporation, did not exceed the then current value of the assets of such plan allocable to such accrued benefits, and there have been no reportable events under Section 4043 of ERISA (with respect to which the 30-day notice requirement has not been waived by regulation) with respect to the Defined Benefit Plan.

  2.14 Information Furnished. No statement contained in any schedule, certificate or other document furnished (whether before, on or after the date of this Agreement) or to be furnished in writing by or on behalf of it to the other party pursuant to this Agreement contains or will contain any untrue statement of a material fact or any material omission. To its best knowledge, no information which is material to the Merger and necessary to make the representations and warranties herein not misleading has been withheld from the other party.

  2.15 Property and Assets. (i) It and its Subsidiaries have good and marketable title to all of their real property reflected in the financial statements at March 31, 1996, referred to in Section 2.4 hereof (other than property sold or transferred in the ordinary course of business since the date of such financial statements) or acquired subsequent thereto, free and clear of all Encumbrances, except for (a) such items shown in such financial statements or in the notes thereto, (b) liens for current real estate taxes not yet delinquent, (c) customary easements, restrictions of record and title exceptions that have no material adverse effect upon the value or use of such property, (d) pledges or liens incurred in the ordinary course of business and
(e) as otherwise specifically indicated in its SEC Reports filed with the SEC since January 1, 1993 and before the date of this Agreement or in Section 2.15 of its Disclosure Schedule. (ii) It and its Subsidiaries enjoy peaceful and undisturbed possession under all material leases for the use of real property under which they are the lessee; all of such leases are valid and binding and in full force and effect, and neither it nor any of its Subsidiaries is in default in any material respect under any such lease. No default will arise under any material real property or material personal property lease by reason of consummation of the Merger without the lessor's consent except as set forth in Section 2.15 of its Disclosure Schedule. (iii) There has been no material physical loss, damage or destruction, whether or not covered by insurance, affecting the real properties of it and its Subsidiaries since March 31, 1996. Except as set forth in Section 2.15 of its Disclosure Schedule, all property and assets material to its or any of its Subsidiaries' respective business and currently used by it or any of its Subsidiaries are, in all material respects, in good operating condition and repair.

  2.16 Agreements and Instruments. Except as set forth in its SEC Reports filed with the SEC since January 1, 1993 and before the date of this Agreement or in Section 2.16 of its Disclosure Schedule, neither it nor any of its Subsidiaries is a party to (a) any material agreement, arrangement or commitment not made in the ordinary course of business, (b) any agreement, indenture or other instrument relating to the borrowing of money by it or any of its Subsidiaries or the guarantee by it or of its Subsidiaries of any such obligation (other than Federal Home Loan Bank advances with a maturity of one year or less from the date hereof), (c) any agreements to make loans or for the provision, purchase or sale of goods, services or property between it or any of its Subsidiaries and any director or officer of it or any of its Subsidiaries or any affiliate or member of the immediate family of any of the foregoing, (d) any agreements with or concerning any labor or employee organization to which it or any of its Subsidiaries is a party, (e) any agreements between it or any of its Subsidiaries and any five percent or more stockholder of it and
(f) any agreements, directives, orders or similar arrangements between or involving it or any of its Subsidiaries and any state or federal savings institution regulatory authority.

  2.17 Material Contract Defaults. Neither it or any of its Subsidiaries nor the other party thereto is in default in any respect under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it or any Subsidiary of it is a party or by which its respective assets, business or operations may be bound or affected or under which it or its respective assets, business or operations receives benefits, which default is reasonably expected to have either individually or in the aggregate a material adverse effect on it or any of its Subsidiaries, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

  2.18 Tax Matters. (a) It and each of its Subsidiaries have duly and properly filed all federal, state, local and other tax returns and reports required to be filed by them and have made timely payments of all taxes due and payable, whether disputed or not; the current status of audits of such returns or reports by the Internal Revenue Service ("IRS") and other applicable tax authorities is as set forth in Section 2.18 of its Disclosure Schedule; and, except as set forth in Section 2.18 of its Disclosure Schedule, there is no agreement by it or any of its Subsidiaries for the extension of time or for the assessment or payment of any taxes payable. Except as set forth in Section
2.18 of its Disclosure Schedule, neither the IRS nor any other taxing authority is now asserting or, to its best knowledge, threatening to assert any deficiency or claim for additional taxes (or interest thereon or penalties in connection therewith), nor is it aware of any basis for any such assertion or claim. It and each of its Subsidiaries have complied in all material respects with applicable IRS backup withholding requirements. It and each of its Subsidiaries have complied with all applicable state law tax collection and reporting requirements.

  (b) Adequate provision for any unpaid federal, state, local or foreign taxes due or to become due from it or any of its Subsidiaries for all periods through and including March 31, 1996 has been made and is reflected in its March 31,1996 consolidated financial statements referred to in Section 2.4 and has been or will be made with respect to periods ending after March 31, 1996.

  2.19 Environmental Matters. To its best knowledge, except as set forth in
Section 2.19 of its Disclosure Schedule neither it nor any of its Subsidiaries owns, leases or otherwise controls any property affected by toxic waste, radon gas or other hazardous conditions or constructed in part with the use of asbestos. Neither it nor any of its Subsidiaries is aware of, nor has it or any of its Subsidiaries received written notice from any governmental or regulatory body of, any past, present or future conditions, activities, practices or incidents which may interfere with or prevent compliance or continued compliance with hazardous substance laws or any regulation, order, decree, judgment or injunction, issued, entered, promulgated or approved thereunder or which may give rise to any common law or legal liability or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical or industrial, toxic or hazardous substance or waste. There is no civil, criminal or administrative claim, action, suit, proceeding, hearing or investigation pending or, to its knowledge, threatened against it or any of its Subsidiaries relating in any way to such hazardous substance laws or any regulation, order, decree, judgment or injunction issued, entered, promulgated or approved thereunder.

  2.20 Loan Portfolio; Portfolio Management. (a) All evidences of indebtedness reflected as assets in its financial statements at March 31, 1996, referred to in Section 2.4 herein, or originated or acquired since such date, are (except with respect to those assets which are no longer assets of it or any of its Subsidiaries) binding obligations of the respective obligors named therein except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors rights generally and except as to the availability of equitable remedies, including specific performance, which are subject to the discretion of the court before which a proceeding may be brought, and the payment of no material amount thereof (either individually or in the aggregate with other evidences of indebtedness) is subject to any defenses or offsets which have been threatened or asserted against it or any Subsidiary. All such indebtedness which is secured by an interest in real property is secured by a valid and perfected mortgage lien having the priority specified in the loan documents. All loans originated or purchased by it or any of its Subsidiaries were at the time entered into and at all times owned by it or its Subsidiaries in compliance in all material respects with all applicable laws and regulations (including, without limitation, all consumer protection laws and regulations). It and its Subsidiaries (as applicable) administer their loan and investment portfolios (including, but not limited to, adjustments to the interest rate and payment on adjustable mortgage loans) in accordance with all applicable laws and regulations and the terms of applicable instruments. The records of it and any of its Subsidiaries (as applicable) regarding all loans outstanding on its books are accurate in all material respects. The risk classification system utilized by its Bank Subsidiaries has been established in accordance with the requirements of the OTS.

  (b) Section 2.20 of its Disclosure Schedule sets forth a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit and other assets of it and its Subsidiaries that have been adversely designated, criticized or classified by it as of March 31, 1996, separated by category of classification or criticism (the "Asset Classification"); and no amounts of loans, extensions of credit or other assets that have been adversely designated, classified or criticized as of the date hereof by any representative of any government entity as "Special Mention," "Substandard," "Doubtful," "Loss," or words of similar import, are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by it or any of its Subsidiaries on or before March 31, 1996, as reflected in the financial statements referenced in Section 2.4.

  2.21 Real Estate Loans and Investments. Except for properties acquired in settlement of loans, there are no facts, circumstances or contingencies known to it or any of its Subsidiaries which exist and would require a material reduction under generally accepted accounting principles in the present carrying value of any of the real estate investments, joint ventures, construction loans, other investments or other loans of it or any of its Subsidiaries (either individually or in the aggregate with other loans and investments).

  2.22 Derivatives Contracts. Neither it nor any of its Subsidiaries is a party to or has agreed to enter into swap, forward, future, option, cap, floor or collar financial contract or any other contract not included in its financial statement as of March 31, 1996 filed as part of its SEC Reports or disclosed in its Form 10-Q as filed with the SEC for the quarter ended March 31, 1996 (or in its financial statement included therein) which is a derivatives contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that are identified in Thrift Bulletin No. 65 or otherwise referred to as structured notes (each, a "Structured Note"), except for those Derivatives Contracts and Structured Notes set forth in Section 2.22 of its Disclosure Schedule, including a list, as applicable, of any of its or any of its Subsidiaries' assets pledged as security for a Derivatives Contract.

  2.23 Exceptions to Representations and Warranties. (a) On or before the date hereof, HFC has delivered to LBI and LBI has delivered to HFC its respective Disclosure Schedule setting forth, among other things, exceptions to any and all of its representations and warranties in Article II, provided that each exception set forth in a Disclosure Schedule shall be deemed disclosed for purposes of all representations and warranties if such exception is contained in a section of the Disclosure Schedule corresponding to a Section in Article II and provided further that (i) no such exception is required to be set forth in a Disclosure Schedule if its absence would not result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 2.23(b) and (ii) the mere inclusion of an exception in a Disclosure Schedule shall not be deemed an admission by a party that such exception represents a material fact, event or circumstance or would result in a material adverse effect or material adverse change.

  (b) Except as to the representations contained in Section 2.11, no representation or warranty of HFC or LBI contained in Article II shall be deemed untrue or incorrect, and no party shall be deemed to have breached a representation or warranty contained herein, as a consequence of the existence of any fact, circumstance or event if such fact, circumstance or event, individually or taken together with all similar facts, circumstances or events, would not, or in the case of Section 2.8 is not reasonably likely to, have a material adverse effect or material adverse change.

  As used in this Agreement, the term "material adverse effect" or "material adverse change" means an effect or change which (i) is materially adverse to the business, financial condition, results of operations or prospects of HFC or LBI and its respective Subsidiaries taken as a whole or (ii) enables any person to prevent the consummation of the transactions contemplated hereby; provided however that any effect or change resulting from (A) actions or omissions of HFC or LBI taken with the prior consent of the other or as provided for herein or (B) circumstances affecting the savings institution industry generally (including changes in laws or regulations, accounting principles or general levels of interest rates including, without limitation, the effects of changes in interest rates on earnings, portfolio market value and interest rate risk exposure) shall be deemed not to be or have a material adverse effect or material adverse change.

                                  ARTICLE III

                                   Covenants

  3.1 Investigations; Access and Copies. Between the date of this Agreement and the Company Merger Effective Time, each party agrees to give to the other party and its respective representatives and agents full access (to the extent lawful) to all of the premises, books, records and employees of it and its Subsidiaries at all reasonable times and to furnish and cause its Subsidiaries to furnish to the other party and its respective agents or representatives access to and true and complete copies of such financial and operating data, all documents with respect to matters to which reference is made in Article II of this Agreement or on any list, schedule or certificate delivered or to be delivered in connection herewith and such other documents, records, or information with respect to the business and properties of it and its subsidiaries as the other party or its respective agents or representatives shall from time to time reasonably request; provided however, that any such inspection (a) shall be conducted in such manner as not to interfere unreasonably with the operation of the business of the entity inspected and
(b) shall not affect any of the representations and warranties hereunder. Each party will also give prompt written notice to the other party of any event or development which, (x) had it existed or been known on the date of this Agreement, would have been required to be disclosed under this Agreement, (y) would cause any of its representations and warranties contained herein to be inaccurate or otherwise materially misleading or (z) materially relates to the satisfaction of the conditions set forth in Article IV of this Agreement. Notwithstanding anything to the contrary herein, neither party hereto nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement or, in the event of any litigation or threatened litigation between the parties over the terms of this Agreement, where access to information may be adverse to the interests of such party. Each party shall inform the other when it is unable to provide access, or disclose information, to the other party as a result of the preceding sentence. To the extent reasonably practicable, the parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

  3.2 Conduct of Business. Between the date of this Agreement and the Company Merger Effective Time or the termination of this Agreement (whichever occurs first), each party agrees, on behalf of itself and each of its respective Subsidiaries, except as contemplated herein or insofar as the Chief Executive Officer of HFC or the Chief Executive Officer of LBI shall otherwise consent in writing (which consent shall not be unreasonably withheld):

    (a) That it and its Subsidiaries shall (i) except as contemplated in this Agreement, conduct their business only in the ordinary course consistent with past practices, (ii) maintain their books and records in accordance with past practices and (iii) use all reasonable efforts to preserve intact their business organizations and assets, to maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates and to take no action that would (A) adversely affect the ability of any of them to obtain the Governmental Approvals (as defined in Section 4.1(c) herein) or which would reasonably be expected to hinder or delay receipt of the Governmental Approvals or (B) adversely affect its ability to perform its obligations under this Agreement, the Bank Merger Agreement or the applicable Stock Option Agreement;

    (b) That it and its Subsidiaries shall not: (i) declare, set aside or pay any dividend or make any other distribution with respect to its capital stock, except for (A) the declaration and payment of regular quarterly cash dividends by LBI in an amount not in excess of $.60 (annualized) for each outstanding share of LBI Common Stock, in each case with usual record and payment dates for such dividends consistent with such parties' past dividend practices, or (B) dividends or distributions by a wholly-owned Subsidiary of such party to such party; (ii) reacquire or buy any of its outstanding shares; (iii) issue or sell or buy any shares of capital stock of it or any of its Subsidiaries, except shares of its common stock issued pursuant to the Stock Option Agreement and shares issued pursuant to exercise of stock options previously issued and identified in Section 2.2 of its Disclosure Schedule; (iv) effect any stock split, stock dividend, reverse stock split other reclassification or recapitalization of its common stock; or (v) except with respect to the Stock Option Agreement, grant any options or issue any warrants exercisable for or securities convertible or exchangeable into capital stock of it or any of its Subsidiaries or grant any stock appreciation or other rights with respect to shares of capital stock of it or of any of its Subsidiaries; or (vi) purchase or acquire any of the outstanding shares of capital stock of the other party hereto or any Subsidiary thereof other than as contemplated by the Stock Option Agreement or in connection with the Merger as contemplated herein;

    (c) That, except where the provisions herein are limited to a specific party and/or its Subsidiaries, it and its Subsidiaries shall not: (i) sell, dispose of or pledge any significant assets of it or of any of its Subsidiaries other than in the ordinary course of business consistent with past practices or in connection with the borrowing of funds consistent with the provisions hereinafter contained; (ii) merge or consolidate it or any of its Subsidiaries with or into any other entity or otherwise acquire any other entity or acquire any significant assets; (iii) sell or pledge or agree to sell or pledge or permit any lien to exist on any stock of any of its Subsidiaries owned by it; (iv) change the certificate of incorporation, bylaws or other governing instruments of it or any of its Subsidiaries, except as contemplated in this Agreement; (v) engage in any lending activities other than in the ordinary course of business consistent with past practices but subject to the restrictions contained in Section 3.2(e) hereof and provided HFC and LBI and their respective Subsidiaries collectively shall limit their new loans to a Relationship (as defined herein) to $3.0 million; for purposes of this Agreement, a "Relationship" means common borrowers, guarantors or partners or other relationships considered related or affiliated by management of the lending entity; (vi) form any new subsidiary or cause or permit a material change in the activities presently conducted by any Subsidiary or make additional investments in subsidiaries in excess of $1.0 million; (vii) engage in any off balance sheet interest rate swap, cap or floor agreement; (viii) engage in any activity not contemplated by its written business plan in effect on the date hereof; (ix) purchase any equity securities other than Federal Home Loan Bank stock; (x) make any investment which would cause any Banking Subsidiary not to be a qualified thrift lender under Section 10(m) of the HOLA or a "domestic building and loan association" as defined in Section 7701 (a) (19) of the Internal Revenue Code; (xi) authorize capital expenditures other than in the ordinary and usual course of business; (xii) implement or adopt any change in its accounting principles, practices or methods other than as may be required by generally accepted accounting principles; or (xiii) engage any independent auditors other than such auditors engaged as of the date hereof. The limitations contained in this
  Section 3.2(c) shall also be deemed to constitute limitations as to the making of any commitment with respect to any of the matters set forth in this Section 3.2(c).

    (d) That, except where the provisions herein are limited to a specific party and/or its Subsidiaries, it and its Subsidiaries shall not: (i) incur any debt obligation (excluding deposits) or other obligation for borrowed money with terms in excess of one year other than FHLB advances consistent with past practices; (ii) grant any general increase in compensation or benefits, or pay any bonuses (except normal year-end bonuses consistent with past practices) to its employees or officers; (iii) except as contemplated by this Agreement, extend, renew, modify, amend or otherwise change any employment or severance agreements with any of its directors, officers or employees; (iv) grant any increase in fees or other increases in compensation or other benefits to any of its present or former directors in such capacity; or (v) except as contemplated by Section 3.10 hereof, establish or sponsor any new Employee Plan or Benefit Arrangement or effect any change in its Employee Plans or Benefit Arrangements (unless such change is required by applicable law or, in the opinion of its counsel, is necessary to maintain continued qualification of any tax-qualified plan that provides for retirement benefits).

    (e) That, except where the provisions herein are limited to a specific party and/or its Subsidiaries, it and its Subsidiaries shall not without the prior consultation with the other party: (i) extend, restructure, modify or otherwise amend or alter any of the following types of commercial real estate loans or commitments: (A) any loan secured by real estate (or to be secured) located in the State of Illinois with a loan balance (or commitment amount) of $1.0 million or greater (B) any loan or commitment to a Relationship that has or would have (if the commitment was fully implemented) loans exceeding $3,000,000; (C) any loan secured by (or commitment to be secured by) real estate located outside the State of Illinois with a loan balance of or a commitment amount of $500,000 greater;
  (D) any loan exceeding $500,000 as of the date of this Agreement which is more than 90 days delinquent as to payment, in bankruptcy or foreclosure, or carried as a restructured troubled debt; or (E) any loan with a balance of $250,000 or greater and internally classified as Special Mention, Sub-Standard, Doubtful, or Loss as of the date of this Agreement; for purposes of the dollar amounts set forth in subparts (A)-(E) above any specific reserves or allocated general reserves shall be reversed; (ii) take any individual commercial mortgage or multi-family loan application in an amount greater than $1,000,000 or acquisition and development loan application in an amount greater than $1,000,000; (iii) make any residential loan in an amount greater than $600,000; (iv) enter into or renew any contract for the purchase of consumer loans (as defined by the rules and regulations of OTS), on a whole loan and participation basis; or
  (v) originate mobil home loans (including pipeline loans in process) in an aggregate amount exceeding $100,000.

  3.3 No Solicitation. Each party agrees, on behalf of itself and each of its Subsidiaries, that it will not authorize or permit any officer, director, employee, investment banker, financial consultant, attorney, accountant or other representative of it or any of its Subsidiaries, directly or indirectly, to initiate contact with any person or entity in an effort to solicit, initiate or encourage any "Takeover Proposal" (as such term is defined below). Except as the fiduciary duties of its Board of Directors may otherwise require (as determined in good faith after consultation with legal counsel), each party agrees that it will not authorize or permit any officer, director, employee, investment banker, financial consultant, attorney, accountant or other representative of it or any of its Subsidiaries, directly or indirectly,
(A) to cooperate with, or furnish or cause to be furnished any non-public information concerning its business, properties or assets to, any person or entity in connection with any Takeover Proposal; (B) to negotiate any Takeover Proposal with any person or entity; or (C) to enter into any agreement, letter of intent or agreement in principle as to any Takeover Proposal. Each party agrees that it shall promptly give written notice to the other upon becoming aware of any Takeover Proposal, such notice to contain, at a minimum, the identity of the persons submitting the Takeover Proposal, a copy of any written inquiry or other communication, the terms of any Takeover Proposal, any information requested or discussions sought to be initiated and the status of any requests, negotiations or expressions of interest. As used in this Agreement, "Takeover Proposal" shall mean any proposal, other than as contemplated by this Agreement, for a merger or other business combination involving either party or any of their respective Bank Subsidiaries or for the acquisition of a twenty-five percent (25%) or greater equity interest in either party or any of their respective Bank Subsidiaries, or for the acquisition of a substantial portion of the assets of either party or any of their respective Bank Subsidiaries.

  3.4 Stockholder Approvals. The parties shall call the meetings of their respective stockholders to be held for the purpose of voting upon the Merger and related matters, as referred to in Section 1.7 hereof, as soon as practicable. In connection with the HFC and LBI Stockholders' Meetings, the respective Boards of Directors shall recommend approval of this Agreement, the Merger and any other matters requiring stockholder action (including, in the case of HFC, the amendments to its Certificate of Incorporation as contemplated in Section 1.7(a) herein) relating to the transactions contemplated herein (and such recommendation shall be contained in the Prospectus/Joint Proxy Statement) unless as a result of an unsolicited Takeover Proposal received by a party after the date hereof, the Board of Directors of such party determines in good faith after consultation with legal counsel and an investment banking firm of recognized standing that to do so would constitute a breach of the fiduciary duties of such Board of Directors to the stockholders of such party. Each of the parties shall use its best efforts to solicit from its stockholders proxies in favor of approval and to take all other action necessary or helpful to secure a vote of the holders of the outstanding shares of its common stock in favor of the Merger and, in the case of HFC, the amendments to its Certificate of Incorporation as contemplated in Section 1.7(a) herein, except as the fiduciary duties of its Board of Directors may otherwise require.

  3.5 Accountants' Letters. Each party agrees to use all reasonable efforts to cause to be delivered to the other, and such other party's directors and officers who sign the Registration Statement, a letter of its independent auditors, dated (i) the date on which the Registration Statement shall become effective and (ii) a date on or shortly prior to the date of the Closing, and addressed to such other party, and such directors and officers, in form and substance customary for "comfort" letters delivered by independent accountants in connection with registration statements similar to the Registration Statement.

  3.6 Publicity. Between the date of this Agreement and the Company Merger Effective Time, neither party nor any of its Subsidiaries shall, without the prior approval of the other party, issue or make, or permit any of its directors, employees, officers or agents to issue or make, any press release, disclosure or statement to the press or any third party with respect to the Merger or the other transactions contemplated hereby, except as required by law. The parties shall cooperate when issuing or making any press release, disclosure or statement with respect to the Merger or the other transactions contemplated hereby.

  3.7 Cooperation Generally. Between the date of this Agreement and the Company Merger Effective Time, the parties and their respective Subsidiaries shall in conformance with the provisions of this Agreement use their best efforts, and take all actions necessary or appropriate, to consummate the Merger and the other transactions contemplated hereby at the earliest practicable date.

  3.8 Additional Financial Statements and Reports. As soon as reasonably practicable after they become publicly available, each party shall furnish to the other its statements of financial condition, statements of operations or statements of income, statements of cash flows and statements of changes in stockholders' equity at all dates and for all periods normally prepared before the Closing. Such financial statements will be prepared in conformity with generally accepted accounting principles applied on a consistent basis and will fairly present the financial condition, results of operations and cash flows of the respective parties (subject, in the case of unaudited financial statements, to (a) normal year-end audit adjustments, (b) any other adjustments described therein and (c) the absence of notes which, if presented, would not differ materially from those included with its most recent audited consolidated financial statements), and all of such financial statements will be prepared in conformity with the requirements of Form 10- Q or Form 10-K, as applicable, under the Exchange Act.

  3.9 Stock Exchange Listing. HFC agrees to use all reasonable efforts to cause to be listed on the NASDAQ National Market, subject to official notice of issuance, the shares of Alliance Bancorp Common Stock to be issued in the Merger.

  3.10 Employee Benefits and Agreements. For purposes of this Section 3.10, references to HFC shall include Hinsdale Federal Bank, references to LBI shall include Liberty Federal, and references to Alliance Bancorp shall include Liberty Federal Bank.

    (a) Employees of HFC or LBI, who are enrolled in a group health plan made available by HFC, LBI or Alliance Bancorp, whose employment is terminated in connection with the Company Merger or Bank Merger, shall be eligible for group health coverage, consistent with the requirements of the Consolidated Omnibus Budget Reconciliation Act ("COBRA") requirements of the Internal Revenue Code and ERISA, as in effect on the date of such termination, for the applicable period set forth in the Internal Revenue Code.

    (b) The executives and officers of HFC and LBI who have entered into employment agreements, severance agreements, or special termination agreements (collectively, "Contract Severance Agreements") with HFC and its Subsidiaries and LBI and its Subsidiaries shall enter into a supplemental agreement or waiver with HFC or LBI, as applicable, wherein it is stipulated by said executive or officer that the Company Merger and/or the Bank Merger shall not constitute a change in control for purposes of, nor result in the obligation of HFC or LBI to pay severance or other benefits under, said Contract Severance Agreement.

    (c) Alliance Bancorp agrees to continue to employ Messrs. Edward J. Burns, Fredric G. Novy, Joseph W. Stachnik, and Kenne P. Bristol as of the Company Merger Effective Time pursuant to their existing employment agreements, subject to such adjustments or amendments as are necessary to reflect the provisions of this Agreement.

    (d) Immediately prior to or, upon mutual consent of the parties, after the Merger Effective Time, the pension plan maintained by LBI or its Subsidiary (the "LBI pension plan") shall be terminated. In connection with the termination of the LBI pension plan, the parties hereto have agreed that the LBI pension plan shall be amended in order to maximize the benefit accruals to participants and beneficiaries in a manner consistent with the requirements of the Internal Revenue Code and ERISA, in order to fully utilize the assets of the plan for the payment of benefits to participants and beneficiaries of the LBI pension plan. In connection with the amendment and termination of the LBI pension plan, the LBI pension plan shall seek a favorable determination letter from the Internal Revenue Service with respect to the continued qualification of the LBI pension plan under Internal Revenue Code Section 401(a) upon amendment and termination. At the time of termination of the LBI pension plan, the supplemental executive retirement plan ("SERP") maintained by LBI for the benefit of certain executives shall be frozen and shall accrue no additional benefits. The present value of the accrued benefit payable to a participant under the SERP at the time the SERP is frozen shall be payable, in accordance with the SERP, in the form of a monthly single life annuity with a ten (10) year certain for the duration of the participant's life, commencing within thirty (30) days of the participant's termination of employment with LBI or Alliance Bancorp.

    (e) Immediately prior to or after the Merger Effective Time, the pension plan maintained by HFC (the "HFC pension plan") shall be terminated. The timing of the termination of the HFC pension plan shall be determined after taking into consideration (i) the necessity of making additional contributions to said plan in order that the HFC pension plan shall have assets sufficient to satisfy its liabilities in connection with the termination and (ii) the annual limitations on contributions established under Internal Revenue Code Section 404, provided, however, that such termination shall occur no later than the last day of the transition period set forth under Internal Revenue Code Section 410(b)(6)(C)(ii).

    (f) In connection with the Merger, the employee stock ownership plans ("ESOPs") maintained by HFC and LBI shall be terminated. In connection with said ESOP terminations, a number of the unallocated shares held by each ESOP shall be sold by each ESOP, in a manner which is intended to comply with the Internal Revenue Code and ERISA, in order to provide sufficient proceeds to repay the outstanding ESOP loans (which are exempt loans under Internal Revenue Code Section 4975) and such outstanding ESOP loans shall be repaid in full as soon as reasonably practicable. Also in connection with the termination of each ESOP, each ESOP shall be amended in order to maximize the allocation of unallocated shares to the existing participants in the ESOPs in a manner consistent with the Internal Revenue Code and ERISA. It is contemplated that such amendments shall, among other things, set forth that the assets remaining in the suspense account on termination of the ESOP and repayment of the outstanding ESOP loan shall be allocated among the accounts of participants as earnings of the ESOP based on the ratio of the participant's account balance to that of all participants in the ESOP. Upon repayment of the outstanding loans and amendment and termination of the ESOPs, the HFC ESOP and the LBI ESOP shall seek from the Internal Revenue Service a favorable determination letter with respect to the continued qualification of the ESOP under Internal Revenue Code Section 401(a) on amendment and termination. In the event that the Internal Revenue Service disagrees with the characterization of the assets remaining in the suspense account as earnings of the ESOP, the Board of Directors of Alliance Bancorp may determine to continue with the termination of the ESOPs, or to reinstate the ESOPs and revoke the terminations in order to maximize the allocations to the participants and beneficiaries of each ESOP through continuing contributions to the accounts of participants and beneficiaries consistent with the requirements of the Internal Revenue Code and ERISA, provided, however, that, if necessary to comply with the Internal Revenue Code, the ESOPs' separate existence shall continue no later than the last day of the transition period set forth under Internal Revenue Code Section 410(b)(6)(C)(ii). If all allocations cannot be made under the separate ESOPs to participants and beneficiaries prior to the end of said transition period, Alliance Bancorp shall determine whether to merge the ESOPs and continue the single ESOP in existence until any remaining assets in the ESOP suspense account have been fully allocated, or to merge both ESOPs into the 401(k) Plan of Alliance Bancorp.

    (g) LBI presently maintains a post-employment medical program for the benefit of certain of its employees who have attained age 55 and have 10 years of service with LBI or an LBI Subsidiary. LBI agrees to discontinue the availability of said post-retirement medical program for all employees or former employees who are not currently eligible for or receiving benefits under said program, except for the following: any employee who would satisfy the eligibility requirements if 5 years are added to his age or service or a combination of the two (i.e., 2 years to age and 3 years to service) will continue to be eligible for the post-retirement medical program upon termination of employment with LBI or Alliance Bancorp.

    (h) Notwithstanding anything to the contrary herein, to the extent there remains any shares reserved for issuance under any existing management recognition plans of HFC and LBI, said shares may at the discretion of the Board of Directors of the respective parties, be awarded to employees of the respective parties.

    (i) Subject to the provisions set forth in Section 3.10(a), (b), (c),
  (d), (e), (f), (g) and (h) above, HFC and LBI and its Subsidiaries shall, prior to the Company merger Effective Time, each continue to maintain their employee benefit and welfare plans and programs. From and after the Company Merger Effective Time, Alliance Bancorp and its Subsidiaries shall have the right to continue, amend, terminate or merge any of the employee benefit and welfare plans and programs of LBI and its Subsidiaries. To the extent permitted by applicable law, from and after the Company Merger Effective Time the former employees of LBI and its Subsidiaries who are continuing employees of Alliance Bancorp or its Subsidiaries (the "Continuing Employees") shall be entitled to participate in the Alliance Bancorp employee benefit and welfare plans and programs (except to the extent that coverage is provided under a continuing LBI plan or program, it being agreed and understood that there shall be no duplication of benefits) on the same basis that similarly-situated employees of Alliance Bancorp (formerly, HFC) and its Subsidiaries are entitled to participate in such plans and programs including, but not limited to tax-qualified retirement plans. For purposes of eligibility, participation and vesting in such Alliance Bancorp plans and programs, but not for purposes of benefit accrual, the Continuing Employees shall receive past service credit for their full-time employment with LBI and its Subsidiaries (including service with any entity acquired by LBI or Liberty Federal). The Continuing Employees will not be subject to any exclusion or penalty for pre-existing conditions that were covered under the LBI medical plan immediately prior to the Company Merger Effective Time or any waiting period relating to coverage under the HFC medical plan and they will receive full credit for prior service and payment of current and past premiums, co-payments and deductibles. If, on or after the date hereof, HFC or its Subsidiaries adopts a new "employee benefit plan" within the meaning of ERISA for the benefit of its employees generally, then to the extent participants receive a credit for past service with HFC or its Subsidiaries, equivalent credit shall be given to Continuing Employees for past service with LBI or its Subsidiaries.

    (j) Notwithstanding any other provision of this Agreement, HFC agrees that LBI and its Subsidiaries may take such actions on or before the Company Merger Effective Time as are necessary or appropriate to effectuate the purposes of this Section 3.10, including but not limited to (i) the adoption and execution of agreements and amendments relating to the plans and programs referenced herein, and (ii) the adoption and execution of any amendment required by applicable law.

    (k) Immediately prior to or, upon mutual consent of the parties, after the Merger Effective Time, the executive deferred compensation plan and deferred compensation plan for directors (collectively, the "Deferred Compensation Plans") maintained by LBI shall be frozen and no further contributions shall be made to such Deferred Compensation Plans. The assets of the Deferred Compensation Plans shall continue to earn interest, at the interest rate set forth in the Deferred Compensation Plans, until paid to participants. All employer discretionary contributions under the executive deferred compensation plan shall be and become immediately 100% vested at the time that said plan is frozen. The account balances attributable to the participants in the Deferred Compensation Plans shall be amortized over a period of one hundred twenty (120) months and shall be paid in equal monthly installments over such period, commencing not later than sixty (60) days after the Merger Effective Time.

  3.11 Conforming Adjustments. The parties and their respective Subsidiaries shall cooperate in the establishment of additional accruals and reserves ("Conforming Adjustments"). These Conforming Adjustments enable both parties to conform accounting policies and practices as well as to conform their interest rate risk position. The Conforming Adjustments shall, to the extent determined by the parties, be made immediately prior to the Closing but after the satisfaction or waiver of all conditions and/or obligations precedent to Closing contained in Article IV of this Agreement as confirmed by the parties at such time. Notwithstanding anything to the contrary contained in this Agreement, (a) no Conforming Adjustment shall be taken into account for purposes of determining contributions to qualified or non-qualified employee benefit plans and (b) no Conforming Adjustment, or any litigation or regulatory proceeding relating thereto, or any other effect on any party resulting from its compliance with this Section 3.11, shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred or be deemed to constitute or cause a material adverse effect or material adverse change on either party hereto or their Subsidiaries, taken as a whole.

  3.12 Fairness Opinion. Each of HFC and LBI has received the oral opinion of its financial advisor that the Merger is fair to its stockholders from a financial point of view, and HFC and LBI will request such financial advisor to deliver a written fairness opinion for inclusion in the Prospectus/Joint Proxy Statement.

                                  ARTICLE IV

                           Conditions of the Merger;
                           Termination of Agreement

  4.1 General Conditions. The obligations of each party to effect the Company Merger shall be subject to the satisfaction (or written waiver by such party, to the extent such condition is waivable) of the following conditions before the Company Merger Effective Time:

    (a) Stockholder Approval. The holders of a majority of the outstanding shares of HFC and LBI Common Stock shall have approved this Agreement and the Company Merger as specified in Section 1.7 hereof or as otherwise required by applicable law.

    (b) No Proceedings. No order shall have been entered and remain in force restraining or prohibiting the Merger in any legal, administrative, arbitration, investigatory or other proceedings (collectively, "Proceedings") by any governmental or judicial or other authority.

    (c) Governmental Approvals. To the extent required by applicable law or regulation, all approvals of or filings with any governmental authority (collectively, "Governmental Approvals"), including without limitation those of the OTS, the FDIC, the FTC, the DOJ, the SEC and any state securities authorities, shall have been obtained or made, and any waiting periods shall have expired in connection with the consummation of the Merger, provided however that none of the preceding shall be deemed obtained or made if it shall be conditioned or restricted in a manner that would have or result in a material adverse effect on Alliance Bancorp as the Surviving Corporation as contemplated by the parties. All other statutory or regulatory requirements for the valid consummation of the Merger and related transactions shall have been satisfied.

    (d) Registration Statement. The Registration Statement shall have been declared effective and shall not be subject to a stop order of the SEC (and no proceedings for that purpose shall have been initiated or threatened by the SEC) and, if the offer and sale of the Surviving Corporation Common Stock in the Merger pursuant to this Agreement is subject to the securities laws of any state, shall not be subject to a stop order of any state securities authority.

    (e) Federal Tax Opinion. Each party shall have received an opinion of Luse Lehman Gorman Pomerenk & Schick, P.C. ("LLGP&S"), dated as of the Company Merger Effective Time, to the effect that for federal income tax purposes:

      (i) The Company Merger and the Bank Merger will each qualify as a "reorganization" under Section 368(a) of the Internal Revenue Code.

      (ii) No gain or loss will be recognized by HFC, Hinsdale Federal Bank, LBI or Liberty Federal by reason of the Company Merger or the Bank Merger.

      (iii) No gain or loss will be recognized by any stockholder of LBI upon the exchange of LBI Common Stock solely for Alliance Bancorp Common Stock in the Company Merger.

      (iv) The basis of the Alliance Bancorp Common Stock received by each stockholder of LBI who exchanges LBI Common Stock for Alliance Bancorp Common Stock in the Company Merger will be the same as the basis of the LBI Common Stock surrendered in exchange therefor (subject to any adjustments required as the result of receipt of cash in lieu of a fractional share of Surviving Corporation Common Stock).

      (v) The holding period of the Alliance Bancorp Common Stock received by a stockholder of LBI in the Company Merger will include the holding period of the LBI Common Stock surrendered in exchange therefore, provided that such shares of LBI Common Stock were held as a capital asset by such stockholders at the Company Merger Effective Time.

      (vi) Cash received by a LBI shareholder in lieu of a fractional share interest of Alliance Bancorp Common Stock as part of the Company Merger will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of Alliance Bancorp Common Stock which such stockholder would otherwise be entitled to receive and will qualify as capital gain or loss (assuming the LBI stock was a capital asset in such stockholder's hands at the Company Merger Effective Time).

    (f) Third Party Consents. All consents or approvals of all persons (other than the Governmental Approvals referenced in Section 4.1 (c) herein) required for or in connection with the execution, delivery and performance of this Agreement and the consummation of the Merger shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have, individually or in the aggregate, a material adverse effect on Alliance Bancorp as the Surviving Corporation as the parties hereto shall reasonably and in good faith agree.

    (g) Listing. The shares of Alliance Bancorp Common Stock to be issued in the Company Merger shall have been approved for listing on the National Association of Securities Dealers Automated Quotation National Market ("Nasdaq National Market"), subject to official notice of issuance.

    (h) Employment Arrangements. There shall exist no impediment or restriction upon the ability of Alliance Bancorp and Liberty Federal Bank to implement the arrangements and agreements as to employee benefit matters that are contemplated by Section 3.10 hereof.

  4.2 Conditions to Obligations of HFC. The obligations of HFC to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction or written waiver by HFC of the following additional conditions before the Company Merger Effective Time:

    (a) Opinion of Counsel for LBI. HFC shall have received the opinions of Rock, Fusco, Reynolds, Crowe & Garvey, Ltd., counsel to LBI, dated the date of the Closing, substantially in the form set forth in Exhibit 4.2 hereof.

    (b) Accountants' Letter. HFC shall have received from LBI's independent auditors the letters referred to in Section 3.5 hereof.

    (c) No Material Adverse Effect. Between the date of this Agreement and the Closing, LBI shall not have been affected by any event or change which has had or caused a material adverse effect or material adverse change on LBI and its Subsidiaries, taken as a whole.

    (d) Representations and Warranties to be True, Fulfillment of Covenants and Conditions. (i) The representations and warranties of LBI and its subsidiaries shall be true and correct (subject to Section 2.23 hereof) as of the date hereof and at the Company Merger Effective Time with the same effect as though made at the Company Merger Effective Time (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); (ii) LBI and its Subsidiaries shall have performed all obligations and complied with each covenant, in all material respects, and satisfied all conditions under this Agreement on its part to be satisfied at or before the Company Merger Effective Time; and (iii) LBI shall have delivered to HFC a certificate, dated the Company Merger Effective Time and signed by its chief executive officer and chief financial officer, certifying as to the satisfaction of clauses (i) and
  (ii) hereof.

    (e) No Litigation. Neither LBI nor any LBI Subsidiary shall be subject to any pending litigation which, if determined adversely to LBI or any LBI Subsidiary, would have a material adverse effect on LBI and its Subsidiaries, taken as a whole.

  4.3 Conditions to Obligations of LBI. The obligations of LBI to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction or written waiver by LBI of the following additional conditions before the Company Merger Effective Time:

    (a) Opinion of Counsel for HFC. LBI shall have received the opinions of counsel of Gomberg, Sharfman, Gold & Ostler, P.C., counsel to HFC, dated the date of the Closing, substantially in the form set forth in Exhibit 4.3 hereto.

    (b) Accountant's Letter. LBI shall have received from HFC's independent auditors the letters referred to in Section 3.5 hereof.

    (c) No Material Adverse Effect. Between the date of this Agreement and Closing, HFC shall not have been affected by any event or change which has had or caused a material adverse effect or material adverse change on HFC and its Subsidiaries, taken as a whole.

    (d) Representations and Warranties to be True, Fulfilment of Covenants and Conditions. (i) The representations and warranties of HFC and its Subsidiaries shall be true and correct (subject to Section 2.23 hereof) as of the date hereof and at the Company Merger Effective Time with the same effect as though made at the Company Merger Effective Time (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); (ii) HFC and its Subsidiaries shall have performed all obligations and complied with each covenant, in all material respects, and satisfied all conditions under this Agreement on its part to be satisfied at or before the Company Merger Effective Time; and (iii) HFC shall have delivered to LBI a certificate, dated the Company Merger Effective Time and signed by its chief executive officer and chief financial officer, certifying as to the satisfaction of clauses (i) and
  (ii) hereof.

    (e) Surviving Corporation Common Stock. A certificate for the required number of whole shares of Alliance Bancorp Common Stock, as determined pursuant to Section 1.3 herein, and cash for fractional share interests, as so determined, shall have been delivered to the Exchange Agent.

    (f) No Litigation. Neither HFC nor any HFC Subsidiary shall be subject to any pending litigation which, if determined adversely to HFC or any HFC Subsidiary, would have a material adverse effect on HFC and its HFC Subsidiaries, taken as a whole.

  4.4 Termination of Agreement and Abandonment of Merger. This Agreement, the Company Merger Agreement and the Bank Merger Agreement may be terminated at any time before the Company Merger Effective Time, whether before or after approval thereof by the stockholders of HFC or LBI, as provided below:

    (a) Mutual Consent. By mutual consent of the parties, evidenced by their written agreement.

    (b) Closing Delay. At the election of either party, evidenced by written notice, if (i) the Closing shall not have occurred on or before June 30, 1997, or such later date as shall have been agreed to in writing by the parties, provided however that the right to terminate under this Section 4.4(b) shall not be available to any party whose failure to perform an obligation hereunder has been the cause of, or has resulted in, the failure of the Closing to occur on or before such date; (ii) any approval or authorization of any governmental entity, the lack of which would result in the failure to satisfy the closing condition set forth in Section 4.1(c) hereof, shall have been denied by such governmental entity, or such governmental entity shall have requested the withdrawal of any application therefor or indicated an intention to deny, or impose a condition or a restriction of a type referred to in the proviso to Section 4.1(c) with respect to, such approval or authorization, or (iii) the approval of the stockholders of HFC or LBI referred to in Section 4.1(a) shall not have been obtained at the meeting of stockholders held to approve the Merger, provided that the electing party is not then in breach of its obligations under Section 3.4 hereof.

    (c) Conditions to HFC Performance Not Met. By HFC upon delivery of written notice of termination to LBI if any event occurs which renders impossible of satisfaction in any material respect one or more of the conditions to the obligations of HFC to effect the Merger set forth in Sections 4.1 and 4.2 and noncompliance is not waived in writing by HFC.

    (d) Conditions to LBI Performance Not Met. By LBI upon delivery of written notice of termination to HFC if any event occurs which renders impossible of satisfaction in any material respect one or more of the conditions to the obligations of LBI to effect the Merger set forth in Sections 4.1 and 4.3 and noncompliance is not waived in writing by LBI.

    (e) Breach. By either HFC or LBI if there has been a material breach of the other party's representations and warranties (as contemplated in this Agreement), covenants or agreements set forth in this Agreement of which written notice has been given to such breaching party and which has not been fully cured or cannot be fully cured within the earlier of (i) 30 days of receipt of such notice or (ii) 5 days prior to the Closing and which breach would, in the reasonable opinion of the non-breaching party, individually or in the aggregate, have, or be reasonably likely to have, a material adverse effect on the breaching party and its Subsidiaries, taken as a whole, or upon consummation of the transactions contemplated by this Agreement.

    (f) HFC Election. By HFC if (i) the Board of Directors of LBI shall not have publicly recommended in the Prospectus/Joint Proxy Statement that its stockholders approve and adopt this Agreement or shall have withdrawn, modified or changed in a manner adverse to HFC its approval or recommendation of this Agreement, (ii) the Board of Directors of LBI shall have authorized LBI to enter into any agreement, letter of intent or agreement in principle with the intent to pursue or effect a Takeover Proposal or (iii) the Board of Directors of HFC shall have failed to recommend to its stockholders the adoption of this Agreement or shall have withdrawn, modified or changed such recommendation pursuant to the exercise of its fiduciary obligations under Section 3.4 herein.

    (g) LBI Election. By LBI if (i) the Board of Directors of HFC shall not have publicly recommended in the Prospectus/Joint Proxy Statement that its stockholders approve and adopt this Agreement or withdrawn, modified or changed in a manner adverse to LBI its approval or recommendation of this Agreement, (ii) the Board of Directors of HFC shall have authorized HFC to enter into any agreement, letter of intent or agreement in principle with the intent to pursue or effect a Takeover Proposal or (iii) the Board of Directors of LBI shall have failed to recommend to its stockholders the adoption of this Agreement or shall have withdrawn, modified or changed such recommendation pursuant to the exercise of its fiduciary obligations under Section 3.4 herein.

                                   ARTICLE V

               Termination of Obligations; Payments of Expenses

  5.1 Termination, Lack of Survival of Representations and Warranties. In the event of the termination and abandonment of this Agreement pursuant to Section
4.4 hereof, this Agreement shall become void and have no effect, except (i) the provisions of Sections 2.7 (No Broker's or Finder's Fees), 3.6 (Publicity), 5.2 (Payment of Expenses) and 7.2 (Confidentiality) hereof shall survive any such termination and abandonment, and (ii) a termination pursuant to Section 4.4(c), 4.4(d) or 4.4(e) of this Agreement shall not relieve the breaching party from liability for any uncured intentional and willful breach of a representation, warranty, covenant or agreement giving rise to such termination.

  The representations, warranties and agreements set forth in this Agreement shall not survive the Company Merger Effective Time and shall be terminated and extinguished at the Company Merger Effective Time, and from and after the Company Merger Effective Time no party shall have any liability to the other on account of any breach or failure of any of those representations, warranties and agreements, provided however that the foregoing clause (i) shall not apply to agreements of the parties which by their terms are intended to be performed after the Company Merger Effective Time by Alliance Bancorp or the Surviving Institution in the Bank Merger or otherwise and (ii) shall not relieve any party or person for liability for fraud, deception or intentional misrepresentation.

  5.2 Payment of Expenses. Each party shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereby, except that the costs of printing and mailing the Prospectus/Joint Proxy Statement shall be shared equally by the parties.

                                  ARTICLE VI

                        Certain Post-Merger Agreements

  6.1 Registration of Stock Underlying Stock Options. In order to permit the exercise of options to purchase Alliance Bancorp Common Stock which were originally granted under the LBI Option Plans and are to be substituted and assumed by Alliance Bancorp as the surviving corporation under the provisions of Section 1.8 hereof, at and after the Company Merger Effective Time Alliance Bancorp shall take all such actions as may be necessary or appropriate in order to carry out fully the provisions of Section 1.8 hereof.

  6.2 Reports to the SEC. Alliance Bancorp as the Surviving Corporation shall continue to file all reports and data with the SEC necessary to permit stockholders of HFC and LBI who may be deemed affiliates of HFC or LBI within the meaning of Rule 145 under the Securities Act to sell the Surviving Corporation Common Stock held or received by them in connection with the Merger pursuant to Rules 144 and 145 under such Act if they would otherwise be so entitled. After the Company Merger Effective Time, Alliance Bancorp will file with the SEC all reports, statements and other materials required by the federal securities laws on a timely basis.

  6.3 Indemnification. (a) From and after the Company Merger Effective Time, Alliance Bancorp as the Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Company Merger Effective Time, an officer, director or employee of either HFC or LBI or any of their respective Subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorney's fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Alliance Bancorp as the surviving corporation, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a "Claim"), in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of either HFC or LBI or any of their respective Subsidiaries if such Claim pertains to any matter or fact arising, existing or occurring on or before the Company Merger Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or at or after, the Company Merger Effective Time (the "Indemnified Liabilities"), to the fullest extent permitted under applicable Delaware or federal law in effect as of the date hereof or as amended applicable to a time before the Company Merger Effective Time and under HFC's or LBI's governing corporation documents (as the case may be)(including the right to an advancement of expenses), and Alliance Bancorp shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by applicable Delaware or federal law in effect as of the date hereof or as amended applicable to a time before the Company Merger Effective Time or as set forth in HFC's and LBI's corporate documents upon receipt of any undertaking required by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 6.3(a), upon learning of any Claim, shall notify Alliance Bancorp as the Surviving Corporation (but the failure so to notify Alliance Bancorp as the Surviving Corporation shall not relieve it from any liability which it may have under this Section 6.3(a) except to the extent such failure materially prejudices Alliance Bancorp) and shall deliver to Alliance Bancorp as the Surviving Corporation the undertaking, if any, required by applicable law. Alliance Bancorp as the Surviving Corporation shall insure, to the extent permitted under applicable law, that all limitations of liability existing in favor of the Indemnified Parties as provided in HFC's or LBI's governing corporation documents (as the case may be), as in effect as of the date hereof, or allowed under applicable state or federal law as in effect as of the date hereof or as amended applicable to a time before the Company Merger Effective Time, with respect to claims or liabilities arising from facts or events existing or occurring before the Company Merger Effective Time (including, without limitation, the transactions contemplated hereby), shall survive the Company Merger.

  (b) From and after the Company Merger Effective Time, the directors, officers and employees of HFC and LBI hereto or any of their respective Subsidiaries who become directors, officers or employees of Alliance Bancorp as the Surviving Corporation or any of its Subsidiaries, as set forth in paragraph (a) of this Section 6.3, shall have indemnification rights having prospective application only. The prospective indemnification rights shall consist of such rights to which directors, officers and employees of Alliance Bancorp as the surviving corporation and its Subsidiaries are entitled under the provisions of the governing corporation documents of Alliance Bancorp as the surviving corporation and its Subsidiaries, as in effect from time to time after the Company Merger Effective Time, as applicable, and provisions of applicable Delaware and federal law as in effect from time to time after the Company Merger Effective Time.

  (c) For a period of three years from and after the Company Merger Effective Time, Alliance Bancorp shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by LBI and the LBI Subsidiaries (provided that Alliance Bancorp may substitute therefor policies from financially capable insurers of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous or in the event such coverage is provided through Alliance Bancorp's insurer it may be on terms and conditions (other than coverage and amounts) consistent with Alliance Bancorp's coverage) with respect to claims arising from facts or events which occurred before the Company Merger Effective Time. Following consummation of the Merger, the directors and officers of the Surviving Corporation shall be covered by the directors' and officers' liability insurance maintained by Alliance Bancorp as the surviving corporation.

  (d) The obligations of Alliance Bancorp provided under paragraphs (a) (b) and (c) of this Section 6.3 are intended to be enforceable against Alliance Bancorp directly by the Indemnified Parties and shall be binding on all respective successors and permitted assigns of Alliance Bancorp as the surviving corporation.

  6.4 Directors, Executive Officers and Committees of Surviving Corporation.

  (a) At the Company Merger Effective Time, the Board of Directors of Alliance Bancorp as the surviving corporation shall be fixed at 14 directors (the "Initial Directors"), seven of whom shall be selected by the Board of Directors of HFC and seven of whom shall be selected by the Board of Directors of LBI, in each case prior to the Company Merger Effective Time. The persons who shall be the initial directors of the Surviving Corporation are as follows: Messrs. Fredric G. Novy (Chairman of the Board), Kenne P. Bristol, Edward J. Burns, H. Verne Loeppert, William C. O'Donnell, Whit G. Hughes, Dr. David D. Mill, Vernon B. Thomas, Jr., Howard R. Jones, William R. Rybak, Donald E. Sveen, Russell F. Stephens, Jr., Howard A. Davis, and one additional person to be appointed by HFC. As soon as practicable, HFC and LBI shall agree as to the class and term for each of the persons so selected as a director (it being the intention that to the greatest extent practicable, the HFC and LBI directors shall serve in equal number in each of the three classes of directors). HFC and its Board of Directors shall take all necessary corporate action prior to the Company Merger Effective Time to effectuate this agreement of the parties including the election of the designated persons as directors of Alliance Bancorp as the surviving corporation, effective at the Company Merger Effective Time, for the agreed upon classes and terms.

  (b) It is the intention of the parties that the fees and benefits to be received by the directors of Alliance Bancorp as the surviving corporation shall be as set forth in Schedule 6.4.

  (c) The Executive Officers of Alliance Bancorp following the Company Merger Effective Time shall be: Fredric G. Novy--Chairman of the Board: Kenne P. Bristol--President and Chief Executive Officer, and such other officers as determined by the Board of Directors.

  (d) Initially the Board of Directors of Alliance Bancorp shall have a nine person Executive Committee and such other committees as the Board shall establish in accordance with Section 141 of the DGCL, Alliance Bancorp's Certificate of Incorporation and the Bylaws. The nine members of the Executive Committee shall be Messrs. William R. Rybak (who shall be the Chairman of the Executive Committee), Edward J. Burns (who shall be Vice Chairman of the Executive Committee), Kenne P. Bristol, Donald E. Sveen, Fredric G. Novy, H. Verne Loeppert, William C. O'Donnell, Russell F. Stephens, Jr. and one additional person as determined by HFC. The Executive Committee shall not have such power or authority as is specifically excluded to it pursuant to Section 141 of the DGCL. The Executive Committee shall act by majority vote to carry out the policies, plans, practices and directions previously approved by the Board of Directors (or those approved by the members of the Executive Committee) and to otherwise enable Alliance Bancorp, as the surviving corporation, to conduct its business in the normal and regular course consistent with Alliance Bancorp's then current policies, plans, practices and directions. Prior to the Company Merger Effective Time, HFC and LBI shall reasonably agree as to the initial members of each other committee of the Board of Directors of Alliance Bancorp as the Surviving Corporation.

  (e) Those provisions of this Section 6.4 intended to survive the Company Merger Effective Time shall survive the Company Merger Effective Time and remain in effect until the third anniversary thereof, terminating thereafter.

  6.5 Directors and Executive Officers of Liberty Federal Bank.

  (a) Subject to OTS approval if necessary, at the Bank Merger Effective Time, the Board of Directors of Liberty Federal Bank shall be fixed at nine persons, consisting of nine members who shall initially be Messrs. Fredric G. Novy (Chairman of the Board), Kenne P. Bristol, Edward J. Burns, Joseph W. Stachnik, William R. Rybak, Donald E. Sveen, Vernon B. Thomas, Jr., Dr. David
D. Mill and one additional person designated by Hinsdale Federal Bank. Each such Initial Director shall serve as a director of Liberty Federal Bank subsequent to the Bank Merger Effective Time during the same period each serves as a director of Alliance Bancorp. Hinsdale Federal Bank and its Board of Directors shall take all necessary corporate action prior to the Bank Merger Effective Time to effectuate the election of the designated persons as directors of the Surviving Institution in the Bank Merger, effective at the Bank Merger Effective Time, for the agreed upon classes and terms.

  (b) The fees and benefits to be received by the directors of the Surviving Institution following the Bank Merger Effective Time shall be as set forth in Disclosure Schedule 6.4.

  (c) The Executive Officers of the Surviving Institution following the Bank Merger Effective Time shall be: Fredric G. Novy--Chairman of the Board; Kenne
P. Bristol--President and Chief Executive Officer and such other officers as determined by the Board of Directors of Liberty Federal Bank.

  (d) Those provisions of this Section 6.5 intended to survive the Company Merger Effective Time shall survive the Bank Merger Effective Time and remain in effect until the third anniversary thereof.

                                  ARTICLE VII

                                    General

  7.1 Amendments. Subject to applicable law, this Agreement may be amended, whether before or after any stockholder approval hereof, by an agreement in writing executed in the same manner as this Agreement and authorized or ratified by the Boards of Directors of the parties hereto, provided that after the approval of this Agreement by the stockholders of either party hereto, no such amendment may change the amount or form of the consideration to be delivered hereunder pursuant to Section 1.3 herein without their approval.

  7.2 Confidentiality. All information disclosed by any party to any other party, whether prior or subsequent to the date of this Agreement including, without limitation, any information obtained pursuant to Section 3.1 hereof, shall be kept confidential by such other party and shall not be used by such other party otherwise than as herein contemplated, all in accordance with the terms of the existing confidentiality agreement between the parties (the "Confidentiality Agreement"). In the event of the termination of this Agreement, each party shall use all reasonable efforts to return upon request to the other party all documents (and reproductions thereof) received from such other party (and, in the case of reproductions, all such reproductions) that include information subject to the confidentiality requirement set forth above.

  7.3 Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Delaware without taking into account any provision regarding choice of law, except to the extent certain matters may be governed by federal law by reason of preemption.

  7.4 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered mail or certified mail, postage prepaid, addressed, as follows:

  If to Hinsdale Financial Corporation, to

      One Grant Square
      Hinsdale, Illinois 60522
      Attention:Mr. Kenne P. Bristol
                   President and Chief Executive Officer

  with a copy to:

      Luse Lehman Gorman Pomerenk & Schick, PC
      5335 Wisconsin Avenue, NW
      Washington, D.C. 20015
      Attention:John J. Gorman, Esq.
                   Alan Schick, Esq.

  And

      Gomberg, Sharfman, Gold & Ostler, P.C.
      208 S. LaSalle
      Suite 1200
      Chicago, Illinois 60604
      Attention:Robert J. Sharfman, Esq.

  If to Liberty Bancorp, Inc., to

      Liberty Bancorp, Inc.
      5700 N. Lincoln Avenue
      Chicago, Illinois 60659
      Attention:Mr. Fredric G. Novy
                   President and Chief Executive Officer

  with a copy to:

      Rock, Fusco, Reynolds, Crowe & Garvey, Ltd.
      350 North LaSalle
      Suite 9900
      Chicago, Illinois 60610
      Attention:Daniel R. Fusco, Esq.

or such other address as shall be furnished in writing by either party to the other, and any such notice or communication shall be deemed to have been given three business days after the date of such mailing (except that the notice of change of address shall not be deemed to have been given until received by the addressee). Notices may also be sent by telegram, telex, facsimile transmission or hand delivery and in such event shall be deemed to have been given as of the date received by the addressee.

  7.5 No Assignment. This Agreement may not be assigned by any party hereto, by operation of law or otherwise, except as contemplated hereby.

  7.6 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

  7.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to each other party.

  7.8 Construction and Interpretation. Except as the context otherwise requires, all references herein to any state or federal regulatory agency shall also be deemed to refer to any predecessor or successor agency, and all references to state and federal statutes or regulations shall also be deemed to refer to any successor statute or regulation.

  7.9 Entire Agreement. This Agreement, together with the schedules, lists, exhibits and certificates required to be delivered hereunder, and any amendment hereafter executed and delivered in accordance with Section 7.1, constitutes the entire agreement of the parties and supersedes any prior written or oral agreement or understanding among any parties pertaining to the Merger, except that the Confidentiality Agreement shall remain in full force and effect as contemplated in Section 7.2 herein and except with respect to the applicable Stock Option Agreement.

  7.10 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law then such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Agreement.

  7.11 No Third Party Beneficiaries. Nothing in this Agreement shall entitle any person (other than the parties hereto and their respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind, except for Sections 1.8, 3.10, 6.1, 6.3, 6.4, 6.5 and 6.7.

  7.12 No Employment Solicitation. If this Agreement is terminated, the parties hereto agree that, for a period of two years subsequent to such termination (i) none of the parties shall, without first obtaining the prior written consent of the other, directly or indirectly, actively solicit the employment of any current director, officer or employee of the other party and
(ii) none of the parties will actively solicit business relationships with clients of the other party solely as a result of review of the information contemplated in Section 7.2 herein.

  In Witness Whereof, each party has caused this Agreement to be executed on its behalf by its duly authorized officers as of the date set forth above.

Hinsdale Financial Corporation            Liberty Bancorp, Inc.


By: /s/ Kenne P. Bristol                  By: /s/ Fredric G. Novy
  _________________________________          __________________________________
  Kenne P. Bristol                           Fredric G. Novy
  President and Chief Executive              President and Chief Executive
  Officer                                     Officer

                                                                      EXHIBIT A

                            STOCK OPTION AGREEMENT

  Stock Option Agreement, dated August 2, 1996, between Liberty Bancorp, Inc., a Delaware corporation ("Issuer") and Hinsdale Financial Corporation, a Delaware corporation ("Grantee").

                             W I T N E S S E T H:

  Whereas, Grantee and Issuer have entered into an Agreement and Plan of Merger dated August 2, 1996 (the "Merger Agreement"), which agreement has been executed by the parties hereto prior to this Agreement; and

  Whereas, as a condition to Grantee's entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined):

  Now, Therefore. in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

  1.(a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 492,927 fully paid and nonassessable shares of its common stock, par value $0.01 per share ("Common Stock"), at a price of $24.125 per share (such price, as adjusted if applicable, the "Option Price"); provided, however, that in the event Issuer issues or agrees to issue any shares of Common Stock (other than as permitted under the Merger Agreement) at a price less than $24.125 per share, such Option Price shall be equal to such lesser price. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

  (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, it equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

  2.(a) The holder or holders of the Option (including Grantee or any subsequent transferee(s)) (the "Holder") may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within 180 days following the first such Subsequent Triggering Event. Each of the following shall be an Exercise Termination Event: (i) the Company Merger Effective Time (as defined in the Merger Agreement); (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event; or (iii) the passage of twelve months after termination of the Merger Agreement if such termination follows or occurs at the same time as the occurrence of an Initial Triggering Event.

  (b) The term Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

    (i) Issuer or any of its Subsidiaries (each an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, and the rules and regulations thereunder (the "1934 Act")) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary"). For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Issuer or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the SEC) of Issuer, (y) a purchase, lease or other acquisition of all or substantially all of the assets of Issuer or any Significant Subsidiary of Issuer, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of beneficial ownership of securities representing 25% or more of the voting power of Issuer or any Significant Subsidiary of Issuer, provided that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only Issuer and/or Issuer Subsidiaries;

    (ii)(A) Any person other than Grantee, or any Grantee Subsidiary, or any Issuer Subsidiary acting in a fiduciary capacity (collectively, "Excluded Persons"), alone or together with such person's affiliates and associates (as such terms are defined in Rule 12b-2 under the 1934 Act) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 25% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Option Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder) or (B) any group (as such term is defined in
  Section 13(d)(3) of the 1934 Act), other than a group of which only Excluded Persons are members, shall have been formed that beneficially owns 25% or more of the shares of Common Stock then outstanding;

    (iii) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its shareholders by public announcement or written communication that is or becomes the subject of public disclosure to (A) engage in an Acquisition Transaction or (B) commence a tender or exchange offer the consummation of which would result in such person acquiring beneficial ownership of securities representing 25% or more of Issuer's voting power;

    (iv) The Board of Directors of Issuer shall have failed to recommend to its stockholders the adoption of the Merger Agreement or shall have withdrawn, modified or changed its recommendation in a manner adverse to Grantee;

    (v) After a proposal is made by a third party (other than an Excluded Person) to Issuer to engage in an Acquisition Transaction, Issuer shall have intentionally and knowingly breached any representation, warranty, covenant or agreement contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement pursuant to Section 4.4(e) therein (without regard to any grace period provided for therein) and (y) shall not have been cured prior to the Notice Date (as defined below); or

    (vi) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with the Office of Thrift Supervision ("OTS") or other federal or state bank regulatory authority, for approval to engage in an Acquisition Transaction.

  (c) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

    (i) The acquisition by any person other than an Excluded Person of beneficial ownership of 25% or more of the then outstanding Common Stock; or

    (ii) The occurrence of the Initial Triggering Event described in subparagraph (i) of subsection (b) of this Section 2.

  (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

  (e) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which is herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of the OTS or any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

  (f) At each closing referred to in subsection (e) of this Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, provided that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

  (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.

  (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

    "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor. "

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933 ("1933 Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act;
(ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

  (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

  3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock;
(ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C.

Section 18a and regulations promulgated thereunder and (y) in the event, under the Home Owners' Loan Act, as amended ("HOLA"), or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the OTS, or to any state regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the OTS or such state regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

  4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

  5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, in the event of any change in Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions, or the like, the type and number, and/or the price, of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted, and proper provision shall be made in the agreements governing such transaction so that the Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of the Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

  6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer (including any successor thereto) shall, at the request of the Holder delivered at the time of and together with a written notice of exercise in accordance with Section 2(e) hereof (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the 1933 Act covering any shares issued or issuable pursuant to this Option and shall use its best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by the Holder. Issuer will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. The Holder shall have the right to demand not more than two such registrations under this Agreement and all other agreements, for which this agreement may be exchanged pursuant to Section 4 hereof; provided, however, that Issuer shall be required to bear the expenses related only to the first such registration, and the Holder shall bear such expenses to the extent related to the second. The foregoing notwithstanding, if, at the time of any request by the Holder for registration of Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Holder's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; and provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be issued by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then the Issuer shall file a registration statement for the balance as promptly as practical and no reduction shall thereafter occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for the Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

  7.(a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

  (b) The following terms have the meanings indicated:

    (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or substantially all of Issuer's assets.

    (2) "Substitute Common Stock" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power with respect of the election of directors (or other persons similarly responsible for direction of the business and affairs) of the issuer of the Substitute Option.

    (3) "Assigned Value" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, or (iii) in the event of a sale of all or substantially all of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder.

    (4) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the six months immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of Common Stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

  (c) The Substitute Option shall have the same terms and conditions as the Option, provided, that if any term or condition of the Substitute Option cannot, for legal reasons, be the same as the Option, such term or condition shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the

Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

  (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to (i) the product of (A) the Assigned Value and (B) the number of shares of Common Stock for which the Option is then exercisable, divided by (ii) the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

  (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option.

  (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 7 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

  8. The 180-day period for exercise of certain rights under Sections 2 and 6 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

  9. Repurchase at the Option of Holder. (a) At the request of Holder at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 9(d)) and ending 12 months immediately thereafter, Issuer shall repurchase from Holder (i) the Option and (ii) all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this Section 9 is referred to as the "Request Date". Such repurchase shall be at an aggregate price (the "Section 9 Repurchase Consideration") equal to the sum of:

    (i) the aggregate Option Price paid by Holder for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Holder then has beneficial ownership;

    (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Common Stock over (y) the Option Price (subject to adjustment pursuant to Sections 1 and 5), multiplied by the number of shares of Common Stock with respect to which the Option has not been exercised; and

    (iii) the excess, if any, of the Applicable Price over the Option Price (subject to adjustment pursuant to Sections 1 and 5) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

  (b) If Holder exercises its rights under this Section 8, Issuer shall, within 10 business days after the Request Date, pay the Section 9 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment, Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and Holder shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens. Notwithstanding the foregoing, to the extent that prior notification to or approval of any federal or state regulatory authority is required in connection with the payment of all or any portion of the Section 9 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to
Section 9, in whole or in part, or to require that Issuer deliver from time to time that portion of the Section 9 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If any federal or state regulatory authority disapproves of any part of Issuer's proposed repurchase pursuant to this
Section 9, Issuer shall promptly give notice of such fact to Holder. If any federal or state regulatory authority prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by such regulatory authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to
Section 9(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five (5) business days of receipt of notice of disapproval of the repurchase.

  Notwithstanding anything herein to the contrary, all of Holder's rights under this Section 9 shall terminate on the date of termination of this Option pursuant to Section 2(a).

  (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Common Stock paid for any such share by the person or groups described in Section 9(d)(i), (ii) the price per share of Common Stock received by holders of Common Stock in connection with any merger or other business combination transaction described in Section 7(a)(i), 7(a)(ii) or 7(a)(iii), or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the Nasdaq National Market System (or if Issuer Common Stock is not quoted on the Nasdaq National Market System, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder) during the 40 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Holder, divided by the number of shares of Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

  (d) As used herein, "Repurchase Event" shall occur if (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 7(a)(i), 7(a)(ii) or 7(a)(iii) shall be consummated.

  10. Issuer hereby represents and warrants to Grantee as follows:

  (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer. This Agreement is the valid and legally binding obligation of Issuer.

  (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

  (c) Issuer has taken all necessary action to exempt this Agreement, and the transactions contemplated hereby and thereby from, and this Agreement and the transactions contemplated hereby and thereby are exempt from, (i) any applicable state takeover laws, (ii) any state laws limiting or restricting the voting rights of stockholders and (iii) any provision in its or any of its subsidiaries' articles of incorporation, certificate of incorporation, charter or bylaws restricting or limiting stock ownership or the voting rights of stockholders.

  (d) The execution, delivery and performance of this Agreement does not or will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, its certificate of incorporation or bylaws, or the comparable governing instruments of any of its subsidiaries, or (ii) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or nongovernmental permit or license to which it or any of its subsidiaries is subject, that would, in any case referred to in this clause (ii), give any other person the ability to prevent or enjoin Issuer's performance under this Agreement in any material respect.

  11. Grantee hereby represents and warrants to Issuer that:

  (a) Grantee has full corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

  (b) This Option is not being acquired with a view to the public distribution thereof and neither this Option nor any Option Shares will be transferred or otherwise disposed of except in a transaction registered or exempt from registration under applicable federal and state securities laws and regulations.

  12. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except
(i) to any wholly-owned Subsidiary or (ii) that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder to one or more transferees.

  13. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

  14. Notwithstanding anything to the contrary herein, in the event that the Holder or any Related Person thereof is a person making an offer or proposal to engage in an Acquisition Transaction (other than the transactions contemplated by the Merger Agreement), then in the case of a Holder or any Related Person thereof, the Option held by it shall immediately terminate and be of no further force or effect. A Related Person of a Holder means any Affiliate (as defined in Rule 12b-2 of the rules and regulations under the 1934 Act) of the Holder and any person that is the beneficial owner of 20% or more of the voting power of the Holder.

  15. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

  16. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire the full number of shares of Common Stock provided in

Section 1(a) hereof (as adjusted pursuant to Section 1(b) or Section 5 hereof), it is the express intention of Issuer to allow the Holder to acquire such lesser number of shares as may be permissible, without any amendment or modification hereof.

  17. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

  18. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

  19. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

  20. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel. Notwithstanding anything to the contrary contained herein or in the Merger Agreement, in the event a Subsequent Triggering Event shall occur prior to an Exercise Termination Event, Issuer shall pay to Grantee upon demand the amount of the expenses incurred by Grantee in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

  21. Except as otherwise expressly provided herein, or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and, as permitted herein, assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

  22. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

  In Witness Whereof, each of the parties has caused this Agreement to be executed on its behalf by its officers, all as of the date first above written.

                                          Liberty Bancorp, Inc.

                                                    /s/ Fredric G. Novy
                                          By: _________________________________
                                                      Fredric G. Novy
                                               President and Chief Executive
                                                          Officer

                                          Hinsdale Financial Corporation

                                                   /s/ Kenne P. Bristol
                                          By: _________________________________
                                                     Kenne P. Bristol
                                               President and Chief Executive
                                                          Officer

                                                                      EXHIBIT B

                            STOCK OPTION AGREEMENT

  Stock Option Agreement, dated August 2, 1996, between Hinsdale Financial Corporation, a Delaware corporation ("Issuer") and Liberty Bancorp, Inc., a Delaware corporation ("Grantee").

                             W I T N E S S E T H:

  Whereas, Grantee and Issuer have entered into an Agreement and Plan of Merger dated August 2, 1996 (the "Merger Agreement"), which agreement has been executed by the parties hereto prior to this Agreement; and

  Whereas, as a condition to Grantee's entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined):

  Now, Therefore, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

  1.(a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 535,340 fully paid and nonassessable shares of its common stock, par value $0.01 per share ("Common Stock"), at a price of $23.25 per share (such price, as adjusted if applicable, the "Option Price"); provided, however, that in the event Issuer issues or agrees to issue any shares of Common Stock (other than as permitted under the Merger Agreement) at a price less than $23.25 per share, such Option Price shall be equal to such lesser price. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

  (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, it equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

  2.(a) The holder or holders of the Option (including Grantee or any subsequent transferee(s)) (the "Holder") may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within 180 days following the first such Subsequent Triggering Event. Each of the following shall be an Exercise Termination Event: (i) the Company Merger Effective Time (as defined in the Merger Agreement); (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event; or (iii) the passage of twelve months after termination of the Merger Agreement if such termination follows or occurs at the same time as the occurrence of an Initial Triggering Event.

  (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

    (i) Issuer or any of its Subsidiaries (each an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, and the rules and regulations thereunder (the "1934 Act")) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary"). For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Issuer or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the SEC) of Issuer, (y) a purchase, lease or other acquisition of all or substantially all of the assets of Issuer or any Significant Subsidiary of Issuer, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of beneficial ownership of securities representing 25% or more of the voting power of Issuer or any Significant Subsidiary of Issuer, provided that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only Issuer and/or Issuer Subsidiaries;

    (ii)(A) Any person other than Grantee, or any Grantee Subsidiary, or any Issuer Subsidiary acting in a fiduciary capacity (collectively, "Excluded Persons"), alone or together with such person's affiliates and associates (as such terms are defined in Rule 12b-2 under the 1934 Act) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 25% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Option Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder) or (B) any group (as such term is defined in
  Section 13(d)(3) of the 1934 Act), other than a group of which only Excluded Persons are members, shall have been formed that beneficially owns 25% or more of the shares of Common Stock then outstanding;

    (iii) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its shareholders by public announcement or written communication that is or becomes the subject of public disclosure to (A) engage in an Acquisition Transaction or (B) commence a tender or exchange offer the consummation of which would result in such person acquiring beneficial ownership of securities representing 25% or more of Issuer's voting power;

    (iv) The Board of Directors of Issuer shall have failed to recommend to its stockholders the adoption of the Merger Agreement or shall have withdrawn, modified or changed its recommendation in a manner adverse to Grantee;

    (v) After a proposal is made by a third party (other than an Excluded Person) to Issuer to engage in an Acquisition Transaction, Issuer shall have intentionally and knowingly breached any representation, warranty, covenant or agreement contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement pursuant to Section 4.4(e) therein (without regard to any grace period provided for therein) and (y) shall not have been cured prior to the Notice Date (as defined below); or

    (vi) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with the Office of Thrift Supervision ("OTS") or other federal or state bank regulatory authority, for approval to engage in an Acquisition Transaction.

  (c) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

    (i) The acquisition by any person other than an Excluded Person of beneficial ownership of 25% or more of the then outstanding Common Stock; or

    (ii) The occurrence of the Initial Triggering Event described in subparagraph (i) of subsection (b) of this Section 2.

  (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

  (e) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which is herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of the OTS or any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

  (f) At each closing referred to in subsection (e) of this Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, provided that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

  (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.

  (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

    "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933 ("1933 Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act;
(ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

  (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

  3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock;
(ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event, under the Home Owners' Loan Act, as amended ("HOLA"), or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the OTS, or to any state regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the OTS or such state regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

  4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

  5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, in the event of any change in Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions, or the like, the type and number, and/or the price, of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted, and proper provision shall be made in the agreements governing such transaction so that the Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of the Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

  6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer (including any successor thereto) shall, at the request of the Holder delivered at the time of and together with a written notice of exercise in accordance with Section 2(e) hereof (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the 1933 Act covering any shares issued or issuable pursuant to this Option and shall use its best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by the Holder. Issuer will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. The Holder shall have the right to demand not more than two such registrations under this Agreement and all other agreements, for which this agreement may be exchanged pursuant to Section 4 hereof; provided, however, that Issuer shall be required to bear the expenses related only to the first such registration, and the Holder shall bear such expenses to the extent related to the second. The foregoing notwithstanding, if, at the time of any request by the Holder for registration of Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Holder's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; and provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be issued by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then the Issuer shall file a registration statement for the balance as promptly as practical and no reduction shall thereafter occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for the Issuer. Upon receiving any request under this
Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this
Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

  7.(a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

  (b) The following terms have the meanings indicated:

    (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or substantially all of Issuer's assets.

    (2) "Substitute Common Stock" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power with respect of the election of directors (or other persons similarly responsible for direction of the business and affairs) of the issuer of the Substitute Option.

    (3) "Assigned Value" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, or (iii) in the event of a sale of all or substantially all of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder.

    (4) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the six months immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of Common Stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

  (c) The Substitute Option shall have the same terms and conditions as the Option, provided, that if any term or condition of the Substitute Option cannot, for legal reasons, be the same as the Option, such term or condition shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the

Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

  (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to (i) the product of (A) the Assigned Value and (B) the number of shares of Common Stock for which the Option is then exercisable, divided by (ii) the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

  (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option.

  (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 7 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

  8. The 180-day period for exercise of certain rights under Sections 2 and 6 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

  9. Repurchase at the Option of Holder. (a) At the request of Holder at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 9(d)) and ending 12 months immediately thereafter, Issuer shall repurchase from Holder (i) the Option and (ii) all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this Section 9 is referred to as the "Request Date". Such repurchase shall be at an aggregate price (the "Section 9 Repurchase Consideration") equal to the sum of:

    (i) the aggregate Option Price paid by Holder for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Holder then has beneficial ownership;

    (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Common Stock over (y) the Option Price (subject to adjustment pursuant to Sections 1 and 5), multiplied by the number of shares of Common Stock with respect to which the Option has not been exercised; and

    (iii) the excess, if any, of the Applicable Price over the Option Price (subject to adjustment pursuant to Sections 1 and 5) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

  (b) If Holder exercises its rights under this Section 8, Issuer shall, within 10 business days after the Request Date, pay the Section 9 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment, Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and Holder shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens. Notwithstanding the foregoing, to the extent that prior notification to or approval of any federal or state regulatory authority is required in connection with the payment of all or any portion of the Section 9 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to
Section 9, in whole or in part, or to require that Issuer deliver from time to time that portion of the Section 9 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If any federal or state regulatory authority disapproves of any part of Issuer's proposed repurchase pursuant to this
Section 9, Issuer shall promptly give notice of such fact to Holder. If any federal or state regulatory authority prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by such regulatory authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to
Section 9(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five (5) business days of receipt of notice of disapproval of the repurchase.

  Notwithstanding anything herein to the contrary, all of Holder's rights under this Section 9 shall terminate on the date of termination of this Option pursuant to Section 2(a).

  (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Common Stock paid for any such share by the person or groups described in Section 9(d)(i), (ii) the price per share of Common Stock received by holders of Common Stock in connection with any merger or other business combination transaction described in Section 7(a)(i), 7(a)(ii) or 7(a)(iii), or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the Nasdaq National Market System (or if Issuer Common Stock is not quoted on the Nasdaq National Market System, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder) during the 40 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Holder, divided by the number of shares of Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

  (d) As used herein, "Repurchase Event" shall occur if (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 7(a)(i), 7(a)(ii) or 7(a)(iii) shall be consummated.

  10. Issuer hereby represents and warrants to Grantee as follows:

  (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer. This Agreement is the valid and legally binding obligation of Issuer.

  (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

  (c) Issuer has taken all necessary action to exempt this Agreement, and the transactions contemplated hereby and thereby from, and this Agreement and the transactions contemplated hereby and thereby are exempt from, (i) any applicable state takeover laws, (ii) any state laws limiting or restricting the voting rights of stockholders and (iii) any provision in its or any of its subsidiaries' articles of incorporation, certificate of incorporation, charter or bylaws restricting or limiting stock ownership or the voting rights of stockholders.

  (d) The execution, delivery and performance of this Agreement does not or will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, its certificate of incorporation or bylaws, or the comparable governing instruments of any of its subsidiaries, or (ii) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or nongovernmental permit or license to which it or any of its subsidiaries is subject, that would, in any case referred to in this clause (ii), give any other person the ability to prevent or enjoin Issuer's performance under this Agreement in any material respect.

  11. Grantee hereby represents and warrants to Issuer that:

  (a) Grantee has full corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

  (b) This Option is not being acquired with a view to the public distribution thereof and neither this Option nor any Option Shares will be transferred or otherwise disposed of except in a transaction registered or exempt from registration under applicable federal and state securities laws and regulations.

  12. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except
(i) to any wholly-owned Subsidiary or (ii) that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder to one or more transferees.

  13. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

  14. Notwithstanding anything to the contrary herein, in the event that the Holder or any Related Person thereof is a person making an offer or proposal to engage in an Acquisition Transaction (other than the transactions contemplated by the Merger Agreement), then in the case of a Holder or any Related Person thereof, the Option held by it shall immediately terminate and be of no further force or effect. A Related Person of a Holder means any Affiliate (as defined in Rule 12b-2 of the rules and regulations under the 1934 Act) of the Holder and any person that is the beneficial owner of 20% or more of the voting power of the Holder.

  15. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

  16. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or Section 5 hereof), it is the express intention of Issuer to allow the Holder to acquire such lesser number of shares as may be permissible, without any amendment or modification hereof.

  17. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

  18. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

  19. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

  20. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel. Notwithstanding anything to the contrary contained herein or in the Merger Agreement, in the event a Subsequent Triggering Event shall occur prior to an Exercise Termination Event, Issuer shall pay to Grantee upon demand the amount of the expenses incurred by Grantee in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

  21. Except as otherwise expressly provided herein, or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and, as permitted herein, assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

  22. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

  In Witness Whereof, each of the parties has caused this Agreement to be executed on its behalf by its officers, all as of the date first above written.

                                          Hinsdale Financial Corporation

                                                   /s/ Kenne P. Bristol
                                          BY: _________________________________
                                                     Kenne P. Bristol
                                               President and Chief Executive
                                                          Officer

                                          Liberty Bancorp, Inc.

                                                    /s/ Fredric G. Novy
                                          BY: _________________________________
                                                      Fredric G. Novy
                                               President and Chief Executive
                                                          Officer

                                                                    EXHIBIT 1.1

                                PLAN OF MERGER
                                      OF
                         LIBERTY FEDERAL SAVINGS BANK
                                     INTO
                       HINSDALE FEDERAL BANK FOR SAVINGS

  Plan of Merger, dated as of the 2nd day of August, 1996 by and between Hinsdale Federal Bank for Savings, a savings bank chartered under the laws of the United States of America (the "Bank" or the "Resulting Bank"), and Liberty Federal Savings Bank, a savings association chartered under the laws of the United States of America ("Liberty Federal"), such institutions being sometimes hereinafter called the "Constituent Associations" or, individually, "Constituent Association".

                                  WITNESSETH:

  Whereas, all of the outstanding capital stock of the Bank is owned directly or indirectly by Hinsdale Financial Corporation ("HFC");

  Whereas, HFC, parent corporation of the Bank, and Liberty Bancorp, Inc. ("LBI"), parent corporation of Liberty Federal, have entered into an Agreement and Plan of Merger ("Merger Agreement") pursuant to which, following the merger of LBI with and into HFC, Liberty Federal shall be merged with and into the Bank.

  Whereas, the Boards of Directors of the Bank and Liberty Federal each believe that it is in the best interests of their institutions and their stockholders to merge the Bank and Liberty Federal into a single federally chartered savings bank in order that (i) the merged institution may operate with an improved competitive position and operating efficiency and (ii) the parent company of the Bank, HFC, will retain the advantage of a unitary savings and loan holding company status.

  Now, Therefore, in consideration of the mutual covenants, agreements and provisions hereinafter contained, and for the purpose of prescribing the terms and conditions of said merger and mode of carrying the same into effect, the Bank and Liberty Federal have agreed and do hereby agree and covenant as follows:

  1. Plan of Merger. The merger provided for herein shall be effected as follows:

    (a) The execution and delivery of this Agreement by the Bank and Liberty Federal shall have been duly approved by at least a two-thirds ( 2/3) vote of the Board of Directors of the Bank and Liberty Federal, respectively.

    (b) The Office of Thrift Supervision or any successor thereto ("OTS") shall have approved the merger.

    (c) The merger shall be approved by the shareholder of the Bank and by the shareholder of Liberty Federal.

    (d) Thereupon Liberty Federal shall be merged with and into the Bank.

  2. Effect of Merger. When this Plan of Merger shall become effective in accordance with the laws and regulations of the United States of America:

    (a) The separate existence of Liberty Federal shall cease and Liberty Federal shall be merged into the Bank, which shall be the savings bank resulting from the merger and shall continue its existence under the name "Liberty Federal Bank." The date on which such merger becomes effective is hereinafter called the "Bank Merger Effective Time".

    (b) The Charter and Bylaws of the Bank, as then in effect, shall be amended to conform to the agreements of HFC and LBI as reflected in Section
  6.5 of the Merger Agreement and such Charter and

  Bylaws, as so amended, shall be the Charter and Bylaws of the Resulting Bank and may thereafter be amended in accordance with applicable law.

    (c) The Directors of the Resulting Bank from and after the Bank Merger Effective Time shall be nine (9) in number, to be determined in accordance with Sections 6.4 and 6.5 of the Merger Agreement, and shall be those persons whose name, residence address and terms of office are identified in
  Exhibit 1 hereto. The directors of the Bank following the Bank Merger Effective Time shall be elected in accordance with the procedures set forth in Section 6.5 of the Merger Agreement. Notwithstanding anything to the contrary, none of the persons who serve as directors of Liberty Federal shall be subject to an age restriction relating to service as a director of the Bank and the Bank shall take all necessary corporate action to effectuate this agreement of the parties. Those provisions of this Section 2(c) intended to survive the Bank Merger Effective Time shall survive the Bank Merger Effective Time and remain in effect until the fourth anniversary thereof.

    (d) The executive officers of the Bank following the Bank Merger Effective Time shall be: Fredric G. Novy--Chairman; Kenne P. Bristol-- President and Chief Executive Officer.

    (e) All savings accounts of Liberty Federal shall be and become savings accounts in the Resulting Bank without change in their respective terms, maturity, minimum required balances or withdrawal value. Each savings account of Liberty Federal shall, as of the Bank Merger Effective Time, be considered, for purpose of interest declared by the Resulting Bank thereafter, as if it had been a savings account of the Resulting Bank at the time said savings account was opened in Liberty Federal and at all times thereafter until such account ceases to be a savings account of the Resulting Bank. Appropriate evidence of savings account ownership interest in the Resulting Bank shall be provided, as necessary, after consummation of the merger by the Resulting Bank to each savings account holder of Liberty Federal.

    (f) All savings accounts of the Bank prior to consummation of the merger shall continue to be savings accounts in the Resulting Bank after consummation of the merger without any change whatsoever in any of the provisions of such savings accounts, including, without limitation, their respective terms, maturity, minimum required balances or withdrawal value.

    (g) All of the assets, properties, obligations and liabilities of every kind and character, real, personal and mixed, tangible and intangible, choses in action, rights, and credits then owned by either the Bank or Liberty Federal, or which would inure or be subject to either of them, shall immediately by operation of law and without any conveyance or transfer and without any further act or deed, be vested in and become the property and obligations of the Resulting Bank which shall have, hold and enjoy the same in its own right as fully and to the same extent as the same were possessed, held and enjoyed by the Bank and Liberty Federal immediately prior to the consummation of the merger. The Resulting Bank shall be deemed to be and shall be a continuation of the entity and identity both of the Bank and of Liberty Federal and the rights and obligations of the Bank and of Liberty Federal shall remain unimpaired; and the Resulting Bank, upon the consummation of the merger, shall succeed to all of such rights and obligations and the duties and liabilities connected therewith.

    (h) The main office of the Bank at One Grant Square, Hinsdale, Illinois, shall be the main office of the Resulting Bank and branch offices thereof will be located at the locations set forth in Exhibit 2 hereof.

    (i) The liquidation account of Liberty Federal as in effect as of the Bank Merger Effective Time shall be assumed in full by the Resulting Bank.

  3. Disposition of Shares:

    (a) All of the shares of Liberty Federal capital stock issued and outstanding on the Bank Merger Effective Time, and all rights in respect thereof, shall be cancelled.

    (b) The shares of capital stock of the Bank outstanding immediately prior to consummation of the merger shall constitute the only outstanding shares of capital stock of the Resulting Bank following consummation of the merger.

  4. Effective Time of Merger. The merger provided for herein shall become effective on the date of endorsement of the Articles of Combination by the Secretary of the OTS (the "Bank Merger Effective Time"). The merger shall not be effective unless and until approved by the OTS. The merger shall also not be effective until after the effective time of the merger of LBI with and into HFC as set forth in the Merger Agreement by and between LBI and HFC.

  5. Action by Shareholders: The shareholders of the Bank and Liberty Federal, respectively, shall take appropriate action to vote to approve this Plan of Merger.

  6. Condition of Closing: The obligations of the parties hereto to consummate the transactions contemplated herein shall be subject to approval by the OTS and fulfillment or wavier (as may be applicable) of the conditions set forth in Article IV of the Merger Agreement.

  7 Amendment: This Agreement may be amended or modified at any time by a written instrument signed by the Bank and Liberty Federal.

  8. Paragraph Headings: The paragraph headings in this Plan of Merger are for convenience only; they form no part of this Plan of Merger and shall not affect its interpretation.

  9. Governing Law: This Plan of Merger shall be governed by the laws of the State of Illinois, except to the extent federal law governs.

  10. Termination. This Plan of Merger shall automatically terminate without any further action of the parties hereto upon termination of the Merger Agreement.

  11. Miscellaneous: This Plan of Merger may be executed in counterparts, each of which shall be deemed an original and all of which constitute one and the same instrument.

  In Witness Whereof, the parties hereto have caused this Plan of Merger to be executed on their behalf by their duly authorized representatives as of the day and year first above written.

Liberty Federal Savings Bank              Hinsdale Federal Bank for Savings


          /s/ Fredric G. Novy                      /s/ Kenne P. Bristol
By: _________________________________     By: _________________________________
            Fredric G. Novy                          Kenne P. Bristol
     President and Chief Executive             President and Chief Executive
                Officer                                   Officer

                                                                     APPENDIX II

            PROPOSED AMENDMENTS TO THE CERTIFICATE OF INCORPORATION
                                       OF
                         HINSDALE FINANCIAL CORPORATION

  FIRST: The name of the Corporation is Alliance Bancorp (hereinafter sometimes referred to as the "Corporation").

  FOURTH: A. The total number of shares of all classes of stock which the Corporation Shall have authority to issue is twelve million five hundred thousand (12,500,000) consisting of:

    1. one million five hundred thousand (1,500,000) shares of Preferred Stock, par value one cent ($.01) per share (the "Preferred Stock"); and

    2. eleven million (11,000,000) shares of Common Stock, par value one cent ($.01) per share (the "Common Stock").

                                                                   APPENDIX III

                                                               October 17, 1996

Board of Directors
Hinsdale Financial Corporation
One Grant Square
Hinsdale, IL 60521

Gentlemen:

  Hinsdale Financial Corporation (the "Company") proposes to enter into an Agreement and Plan of Merger (the "Agreement") with Liberty Bancorp, Inc. ("Liberty"), pursuant to which, Liberty will be merged with and into the Company (the "Merger"), with the surviving corporation to be named Alliance Bancorp ("Alliance"). At the Effective Time (as defined in the Agreement) of the Merger, each outstanding share of common stock, par value $0.01 per share ("Liberty Common Stock") of Liberty (other than shares owned by the Company, Liberty or any of their respective subsidiaries other than in a fiduciary capacity) will be converted solely into the right to receive 1,054 shares of common stock, par value $0.01 per share, of Alliance (the "Exchange Ratio"). You have requested our opinion as to the fairness of the Exchange Ratio, from a financial point of view, to the holders of the outstanding shares of Hinsdale Financial Common Stock, par value $0.01 per share (the "Hinsdale Financial Common Stock").

  Robert W. Baird & Co. Incorporated ("Baird"), as part of its investment banking business, is engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes.

  In conducting our investigation and analysis and in arriving at our opinion herein, we have reviewed such information and taken into account such financial and economic factors as we have deemed relevant under the circumstances. In that connection, we have, among other things: (i) reviewed certain internal information, primarily financial in nature, including projections, concerning the business and operations of Liberty furnished to us for purposes of our analysis, as well as publicly available information including but not limited to Liberty's consolidated financial statements for recent years and interim periods and other filings with the Securities and Exchange Commission (the "SEC"); (ii) reviewed certain internal information, primarily financial in nature, concerning the business and operations of the Company furnished to us by or on behalf of the Company for purposes of the analysis, as well as publicly available information including but not limited to the Company's consolidated financial statements for recent years and interim periods and other filings with the SEC; (iii) reviewed the draft of the Agreement in the form presented to the Company's Board of Directors; (iv) compared the historical market prices and trading activity of the common stock, par value $0.01 ("Company Common Stock") of the Company and the Liberty Common Stock with such price and trading histories with those of certain other publicly traded companies including transactions which Baird deemed to be merger of equals; (v) compared the financial position and operating results of the Company and Liberty with those of other publicly traded companies we deemed relevant; (vi) compared the proposed financial terms of the Merger with the financial terms of certain other business combinations we deemed relevant; and (vii) reviewed the potential pro forma effects of the Merger on the Company. We have held discussions with certain members of the Company's and Liberty's senior management concerning the Company's and Liberty's respective historical and current financial condition and operating results, as well as the future prospects of the Company and Liberty, respectively and have consulted with the Company's counsel and special counsel concerning the Company's supervisory goodwill lawsuit. We have also considered such other information, financial studies, analysis and investigations and financial, economic and market criteria which we deemed relevant for the preparation of this opinion.

  In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided us by or on behalf of the Company and Liberty, or publicly available,

                                     III-1
and have not attempted independently to verify any such information. We have also assumed, with your consent, that (i) all material assets and liabilities (contingent or otherwise, known or unknown) of the Company and Liberty are as set forth in the consolidated financial statements of the Company and Liberty, respectively; and (ii) the strategic and operating benefits currently contemplated by senior management of the Company to result from the Merger will be realized. We have assumed that the projections examined by us have been reasonably prepared and represent the best available estimates and good faith judgments of the senior managements of the company and Liberty, respectively, as to future performance of their respective companies. In conducting our review, we have not made nor obtained an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or Liberty nor have we made a physical inspection of the properties or facilities of the Company or Liberty. We express no opinion concerning the merits of, or ultimate recovery from, the Company's supervisory goodwill lawsuit. Our opinion necessarily is based upon economic, monetary and market conditions as they exist and can be evaluated on the date hereof, and does not predict or take into account any changes which may occur, or information which may become available, after the date hereof.

  Our opinion has been prepared solely for the information of the Company's Board of Directors, and shall not be used for any other purpose or disclosed to or relied upon by any other party without the prior written consent of Baird; provided, however, that this letter may be reproduced in full in the Joint Proxy Statement/Prospectus relating to the Merger. This opinion does not address the relative merits of the Merger and any other potential transactions or business strategies considered by the Company's Board of Directors, and does not constitute a recommendation to any shareholder of the Company as to how any such shareholder should vote with respect to the Merger. Baird will receive a fee for rendering this opinion.

  In the ordinary course of our business, we may from time to time trade the securities of the Company or Liberty for our own account or the accounts of our customers and accordingly, may at any time hold long or short positions in such securities.

  Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of the Hinsdale Financial Common Stock.

                                          Very truly yours,

                                          Robert W. Baird & Co. Incorporated

                                     III-2

                                                                    APPENDIX IV

                                                               October 17, 1996

Board of Directors
Liberty Bancorp, Inc.
5700 North Lincoln Avenue
Chicago, Illinois 60659

Gentlemen:

  You have requested our opinion as the fairness, from a financial point of view, to the shareholders of Liberty Bancorp, Inc. ("LBI") of the consideration to be received by such shareholders pursuant to the terms of the Agreement and Plan of Merger dated as of August 2, 1996, between LBI and Hinsdale Financial Corporation ("HFC") providing for the combination of their respective businesses through a "merger-of-equals," by which LBI will be merged with and into HFC with HFC as the surviving corporation, which effective upon consummation of the transactions contemplated hereby, will amend its certificate of incorporation to, among other things, operate under the name "Alliance Bancorp" (the "Agreement").

  Pursuant to the Agreement, at the effective time, each share of LBI common stock outstanding immediately prior to the effective time, will be converted into 1.054 shares of Alliance Bancorp ("Exchange Ratio") and each share of HFC common stock outstanding immediately prior to the effective time, will remain outstanding, representing one share of Alliance Bancorp.

  Chicago Capital, Inc., as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and other transactions. In the ordinary course of our business as a broker-dealer, we may from time to time purchase securities from, and sell securities to, LBI and HFC, and as a market maker in securities we may from time to time have a long or short position in, and buy or sell, equity securities of LBI and HFC for our own account and for the accounts of our customers.

  In arriving at our opinion, we have reviewed, including, among other things, the following: (i) the Agreement and certain related documents; (ii) Annual Reports on Form 10-K for the three years ended December 31, 1995 of LBI and those for the three years ended September 30, 1995 of HFC; (iii) certain Quarterly Reports on Form 10-Q of LBI and HFC; (iv) other financial and operating data concerning LBI and HFC provided by their management, including certain internal financial analyses and forecasts for LBI and HFC prepared by the senior management of or representatives for the companies; (v) certain publicly available information concerning market prices and historical trading activity of LBI and HFC Common Stock; and (vi) certain publicly available information with respect to certain other financial institutions and the nature and terms of certain other transactions that we consider relevant to our inquiry. In addition, we have held discussions with senior management of LBI and HFC regarding factors that might affect each entity's business and conversations with LBI's senior management and its representatives regarding recent developments and management's financial projections for LBI and HFC. We have also conducted such other studies, analyses, and examinations as we deemed appropriate.

  In preparing our opinion, we have relied upon and assumed without independent verification the accuracy and completeness of all information supplied or otherwise made available to us by LBI, HFC and their respective representatives as well as the publicly available information that was reviewed by us. We have relied upon the management of LBI and HFC and their respective representatives as to the reasonableness and achievability of the financial and operating forecasts (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts reflect the best currently available estimates and judgments of such management. We have assumed, without independent verification, that the aggregate allowances for loan losses for LBI and HFC are adequate to cover such losses. We have not conducted a physical inspection of any of the properties or facilities of LBI or HFC, independently undertaken or obtained any independent evaluation or appraisal of the assets, liabilities or prospects of LBI or HFC, and have not examined any loan credit files.

  Our opinion is based solely upon the information available to us and the economic, market, and other circumstances as they exist as of the date hereof. Our opinion as expressed herein is limited to the fairness of the Exchange Ratio, from a financial point of view, to the shareholders of LBI and does not constitute a recommendation to any shareholders as to how such shareholder should vote with respect to the proposed transaction.

  It is further understood that this opinion is not to be quoted or referred to, in whole or part, in a registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without our prior written consent. We hereby consent to the inclusion of this opinion in any registration statement or proxy statement used in connection with the merger so long as the opinion is quoted in full in such registration statement or proxy statement.

  Based on and subject to the foregoing and after considering such other matters as we have deemed relevant, we are of the opinion that the Exchange Ratio is fair, from a financial point of view, to the shareholders of LBI.

                                          Very truly yours,

                                          Chicago Capital, Inc.

                                                                     APPENDIX V

                                                               October 17, 1996

Board of Directors
Liberty Bancorp, Inc.
5700 N. Lincoln Avenue
Chicago, Illinois 60659

Gentlemen:

  You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Liberty Bancorp, Inc. (the "Company") of the Exchange Ratio in connection with its proposed merger with Hinsdale Financial Corporation ("Hinsdale") (the "Transaction") pursuant to and in accordance with the terms of that certain Agreement and Plan of Merger (the "Agreement") entered into by and between Hinsdale and the Company. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

  You have advised us that, pursuant to the Agreement, Hinsdale and Liberty are combining their respective holding companies through a tax-free, stock-for-stock transaction structured as a merger of equals. The Company will be merged with and into Hinsdale, with Hinsdale as the surviving corporation (the "Company Merger"). The surviving corporation will be named Alliance Bancorp. Immediately following consummation of the Company Merger, Liberty Federal Savings Bank ("Liberty Federal") will be merged with and into Hinsdale Federal Bank for Savings ("Hinsdale Federal"), with Hinsdale Federal as the surviving financial institution (the "Bank Merger"). Upon effectiveness of the Bank Merger, the charter of Hinsdale Federal will be amended to, among other things, change the name of the bank to Liberty Federal Bank. The Agreement provides that each share of the Company's Common Stock issued and outstanding at the Company Merger Effective Time will be converted into and represent
1.054 shares of Common Stock of Alliance Bancorp. Each share of Hinsdale's Common Stock issued and outstanding immediately before the Company Merger Effective Time will remain an outstanding share of Common Stock of Alliance Bancorp as the surviving corporation. At the Company Merger Effective Time, all of the Company's outstanding options will continue outstanding as options to purchase the number of shares of Common Stock of Alliance Bancorp that would have been received in the Transaction if the options were exercised in full.

  Morgan Keegan & Company, Inc. ("Morgan Keegan"), as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for various purposes. We have been retained by the Board of Directors of the Company for the purpose of, and will receive a fee for, rendering this opinion. We have not advised any party in connection with the Transaction other than the Company and we make no recommendation to the shareholders of the Company.

  In connection with our opinion, we have (1) reviewed the Agreement; (which, for purposes of our analysis, we have assumed that any further revisions, including the filling in of blank spaces and the attachment of final exhibits and appendices, will not materially alter the terms and provisions of such documents and that such documents will be executed as finalized); (2) held discussions with various members of management and representatives of the Company and Hinsdale concerning each company's historical and current operations, financial condition and prospects; (3) reviewed historical consolidated financial and operating data that was publicly available or furnished to us by the Company and Hinsdale; (4) reviewed internal financial analyses, financial and operating forecasts, reports and other information prepared by officers and representatives of the Company and Hinsdale; (5) reviewed certain publicly available information with respect to certain other companies that we believe to be comparable to the Company and Hinsdale and the trading markets for such other companies' securities; (6) reviewed certain publicly available information concerning the terms of certain other transactions that we deemed relevant to our inquiry; (7) considered the potential pro forma financial implications of the Merger on the Company's stockholders; (8) considered the relative contributions of the Company and Hinsdale to the combined company; and (9) conducted such other financial studies, analyses and investigations as we deemed appropriate for the purposes of this opinion.

  In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided us or publicly available and have assumed and relied upon the representations and warranties of the Company and Hinsdale contained in the Agreement. We have not been engaged to, and have not independently attempted to, verify any of such information. We have also relied upon the managements of the Company and Hinsdale as to the reasonableness and achievability of the financial and operating projections and the assumptions and bases therefor provided to us and, with your consent, we have assumed that such projections reflect the best currently available estimates and judgments of such respective managements of the Company and Hinsdale and that such projections and forecasts will be realized in the amounts and time periods currently estimated by the managements of the Company and Hinsdale. We have not been engaged to assess the achievability of such projections or the assumptions on which they were based and express no view as to such projections or assumptions. In addition, we have not conducted a physical inspection or appraisal of any of the assets, properties or facilities of either the Company or Hinsdale nor have we been furnished with any such evaluation or appraisal. We have also assumed that the conditions to the Transaction as set forth in the Agreement would be satisfied; and that the Transaction would be consummated on a timely basis in the manner contemplated in the Agreement. Our opinion is based upon analyses of the foregoing factors in light of our assessment of general economic, financial and market conditions as they exist and can be evaluated by us as of the date hereof. We express no opinion as to the price or trading range at which shares of the Company's or Hinsdale's Common Stock will trade following the date hereof, or the price or trading range at which Alliance Bancorp's Common Stock will trade upon completion of the Transaction.

  Morgan Keegan has not previously provided investment banking services to the Company.

  It is understood that this opinion is not to be quoted or referred to, in whole or in part (including excerpts or summaries), in any filing, report, document, release or other communication used in connection with the Transaction (unless required to be quoted or referred to by applicable regulatory requirements), nor shall this opinion be used for any other purposes, without our prior written consent, which consent shall not be unreasonably withheld. Furthermore, our opinion is directed to the Board of Directors of the Company and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote at the shareholders' meeting held in connection with the Transaction.

  Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the Company and its shareholders.

                                          Yours very truly,
                                          Morgan Keegan & Company, Inc.

PROXY                                                                      PROXY
                                     PROXY
                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           OF LIBERTY BANCORP, INC.
     FOR A SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 26, 1996.
  The undersigned stockholder of Liberty Bancorp, Inc. ("Liberty Bancorp") hereby appoints Edward J. Burns, H. Verne Loeppert and Fredric G. Novy, or any of them, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to vote such votes as the undersigned may be entitled to vote at the Special Meeting of Stockholders of Liberty Bancorp to be held on Tuesday, November 26, 1996, at the Chicago Marriott O'Hare, 8535 West Higgins Road, Chicago, Illinois, at 2:00 p.m., Chicago time, and at any and all adjournments thereof, as follows:
  (1) The approval of an Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 2, 1996, by and between Liberty Bancorp and Hinsdale Financial Corporation ("Hinsdale Financial") and the transactions contemplated thereby, including the merger of Liberty Bancorp into Hinsdale Financial, pursuant to which each outstanding share of Liberty Bancorp Common Stock would be converted into 1.054 shares of Hinsdale Financial (to be called "Alliance Bancorp" following the Merger) Common Stock (with cash paid in lieu of fractional share interests), and the merger of Liberty Federal Savings Bank into Hinsdale Federal Bank for Savings, to operate under the name "Liberty Federal Bank."
  THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE PROXYHOLDERS IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

                 PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE

                             LIBERTY BANCORP, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  [DARKENED
                                                                       0 APPEARS
                                                                       HERE]

[                                                                              ]



1. Approval of the Agreement and Plan
   of Merger by and between Hinsdale          FOR  AGAINST  ABSTAIN
   Financial and Liberty Bancorp, Inc.         0     0         0



  Votes will be cast in accordance with the Proxy. Should the undersigned be present and elect to vote at the Special Meeting or adjournment thereof and after notification to the Secretary of the Association at said meeting of the stockholder's decision to terminate this Proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.


The undersigned acknowledges receipt of a Notice of Special Meeting of Stock-holders and a Proxy Statement dated October 17, 1996, prior to the execution of this Proxy.

Date: ___________________________________________________________________ , 1996

Signature ______________________________________________________________________
NOTE: ONLY ONE SIGNATURE IS REQUIRED IN THE CASE OF JOINT OWNERSHIP.
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
ENVELOPE.